UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

NCR CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 22, 2022

NCR Stockholders,

Three years ago, we made a commitment to stabilize the business, take care of our customers and shift the revenue mix to more recurring software and services.

I am pleased to tell you that we did all of this and more.

NCR entered 2021 with strong momentum, with the goal of returning NCR to growth. We accomplished this by improving customer satisfaction and investing in our strategic growth platforms. Digital Banking is again a growth engine for NCR, we are seeing strong customer demand for new products such as our cloud-based retail POS software NCR EmeraldTM and seeing increased attach rates for our payment solutions and transactions across our Allpoint Network. We also continue to make significant progress in the integration of acquisitions like LibertyXTM, Terafina, FreshopTM and CardtronicsTM.

Customer satisfaction improved 33% year-over-year, with a 2021 Net Promoter Score of 48. NCR increased recurring revenue 25% year-over-year, and it is now 58% of total consolidated revenue. We expanded software and services revenue to 73% of total consolidated revenue and generated significant gross margin expansion. Today, we are on track to achieve our 80/60/20 targets (80% software/services revenue, 60% recurring revenue, and 20% adjusted EBITDA margins) ahead of schedule.

Heading into 2022, NCR is focused on accelerating our transformation to a platform and payments company. To do this, we have established a five-year growth plan for our business segments: retail, hospitality, digital banking, self-service banking, and our payments & network business. Our strategy is clear, retain our existing customer base, migrate our customers to our software platform, attach payments to point-of-sale transactions, and garner a larger share of wallet.

Our new five-year goals are 80/15/1, which represent driving 80% of our revenues to recurring revenue, 15% annual non-GAAP earnings per share (EPS) growth, and $1 billion in free cash flow by 2026.

I appreciate your confidence in NCR, as well as your continued feedback, and for sharing our vision of NCR’s future.

Michael D. Hayford

Chief Executive Officer

NCR CORPORATION

March 22, 2022

NOTICE OF 2022 ANNUAL MEETING

AND PROXY STATEMENT

Dear Fellow NCR Stockholder:

I am pleased to invite you to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) for NCR Corporation, a Maryland corporation (“NCR” or the “Company”), that will be held on May 2, 2022 at 12:00 p.m. Eastern Time. This year’s Annual Meeting will again be a virtual meeting of stockholders. You will be able to attend the Annual Meeting and vote and submit questions during the Annual Meeting via a live webcast by visiting www.proxydocs.com/NCR to register prior to the deadline of 5:00 p.m. Eastern Time on April 28, 2022. As in the past, prior to the Annual Meeting you will be able to authorize a proxy to vote your shares on the matters submitted for stockholder approval at the Annual Meeting, and we encourage you to do so.

The accompanying notice of the Annual Meeting and proxy statement tell you more about the agenda and procedures for the Annual Meeting. The proxy statement also describes how the Board of Directors of the Company operates and provides information about, among other matters, our director candidates, director and executive officer compensation and certain corporate governance matters. I look forward to sharing more information with you about NCR at the Annual Meeting.

As in prior years, we are offering our stockholders the option to receive NCR’s proxy materials via the Internet. We believe this option allows us to provide our stockholders with the information they need in an environmentally conscious form and at a reduced cost.

Your vote is important. Whether or not you plan to virtually attend the Annual Meeting, I urge you to authorize a proxy to vote your shares as soon as possible. You may authorize a proxy to vote your shares on the Internet or by telephone, or, if you received the proxy materials by mail, you may also authorize a proxy to vote your shares by mail. Your vote will ensure your representation at the Annual Meeting regardless of whether you attend via webcast on May 2, 2022.

Sincerely,

Frank R. Martire

Executive Chairman

NCR CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF NCR CORPORATION

Time:

          12:00 p.m. Eastern Time

Date:

          Monday, May 2, 2022

Place:

          Virtual Meeting via webcast at www.proxydocs.com/NCR

Purpose:

The holders of shares of common stock, par value $0.01 per share (the “common stock”), and shares of Series A Convertible Preferred Stock, par value $0.01 per share, with a liquidation preference $1,000 per share (the “Series A Convertible Preferred Stock”), of NCR Corporation, a Maryland corporation (“NCR” or the “Company”) will, voting together as a single class, be asked to:

1.

Consider and vote upon the election of eleven directors to the Board of Directors (the “Board of Directors”) as described in these proxy materials, each to serve until the next annual meeting of stockholders following his or her election and until his or her respective successor is duly elected and qualifies;

2.	Consider and vote to approve, on a non-binding and advisory basis, the compensation of the named executive officers (Say On Pay), as described in these proxy materials;

3.	Consider and vote upon the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022;

4.	Consider and vote on a stockholder proposal described in these proxy materials, if properly presented at the meeting; and

5.	Transact such other business as may properly come before the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) and any postponement or adjournment of the Annual Meeting.

Other Important Information:

•	Record holders of NCR’s common stock and Series A Convertible Preferred Stock at the close of business on February 28, 2022 may vote at the meeting.

•

Your shares cannot be voted unless you virtually attend the Annual Meeting via webcast or they are represented by proxy. Whether or not you plan to virtually attend the Annual Meeting you are encouraged to read the proxy statement and authorize a proxy to vote your shares as soon as possible to ensure that your shares are represented and voted at the Annual Meeting.

Copies of these proxy materials are available at SEC Filings | NCR Corporation and www.proxydocs.com/NCR. You may also obtain these materials on the SEC website at www.sec.gov or by contacting the Company’s Corporate Secretary at NCR Corporation 864 Spring Street NW, Atlanta, Georgia 30308-1007.

By order of the Board of Directors,

James M. Bedore

Executive Vice President, General Counsel and Secretary

March 22, 2022

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to Be Held on May 2, 2022

This proxy statement and NCR’s 2021 Annual Report are available at www.proxydocs.com/NCR. Except to the extent specifically referenced herein, information contained or referenced on our website is not incorporated by reference into and does not form a part of the proxy statement. The Company’s 2021 Annual Report is not proxy soliciting material.

NCR Corporation

864 Spring Street NW

Atlanta, Georgia 30308-1007

NCR CORPORATION

NCR CORPORATION | 2022 Proxy Statement

NCR CORPORATION

864 Spring Street NW

Atlanta, GA 30308-1007

PROXY STATEMENT

2022 Annual Meeting of Stockholders

Time and Date	Location	Record Date
May 2, 2022 12:00 p.m. Eastern Time	www.proxydocs.com/NCR	Close of Business on February 28, 2022

How to Vote

Proxy Voting Methods
Internet www.proxypush.com/NCR	Telephone 1-866-250-6196	Mail Sign, date and mail your proxy card (record holders) or your voting instruction form (beneficial owners)

Proposals and Voting Recommendations

The holders of shares of common stock and shares of Series A Convertible Preferred Stock, voting together as a single class, are being asked to consider and vote upon the following four proposals:

Proposal No.	Description	Votes Required	Board Recommendation

1	Election of Each Director Nominee	Majority of the total votes cast for each nominee	✓ VOTE FOR EACH NOMINEE

2	Say on Pay: Advisory Vote on the Compensation of the Named Executive Officers as described in these proxy materials	Majority of votes cast	✓ VOTE FOR

3	Ratification of the Appointment of Independent Registered Public Accounting Firm for the year ending December 31, 2022	Majority of votes cast	✓ VOTE FOR

4	Stockholder Proposal Regarding Stockholder Ratification of Termination Pay	Majority of votes cast	× VOTE AGAINST

NCR CORPORATION | 2022 Proxy Statement | 1

Proxy Statement – General Information

What is the purpose of these proxy materials?

We are making this proxy statement, the notice of 2022 annual meeting and our 2021 annual report available to stockholders beginning on or about March 22, 2022 in connection with the solicitation by the Board of Directors (the “Board”) of NCR Corporation, a Maryland corporation (“NCR,” the “Company,” “we” or “us”), of proxies for the 2022 Annual Meeting of Stockholders, and any postponement or adjournment thereof (the “Annual Meeting”), to be held via a live webcast, for the purposes set forth in these proxy materials.

How do I attend the Annual Meeting?

The Annual Meeting will be a virtual meeting of stockholders, which allows stockholders the ability to attend the Annual Meeting without incurring safety risks due to the pandemic, travel costs or other inconveniences. If you are a stockholder as of the close of business on February 28, 2022, the record date for the Annual Meeting (the “Record Date”), a proxy for a record stockholder or a beneficial owner of either (i) NCR’s common stock, par value $0.01 per share (the “common stock”), or (ii) NCR’s Series A Convertible Preferred Stock, par value $0.01 per share, with a liquidation preference $1,000 per share (the “Series A Convertible Preferred Stock”), in either case with evidence of ownership, you will be able to attend the Annual Meeting and vote and submit questions during the Annual Meeting via a live webcast by registering at www.proxydocs.com/NCR prior to the deadline of 5:00 p.m. Eastern Time on April 28, 2022, which provides our stockholders with rights and opportunities to vote and ask questions equivalent to in-person meetings of stockholders. The Annual Meeting will convene at 12:00 p.m. Eastern Time, on May 2, 2022.

If you plan to virtually attend the Annual Meeting, which is the only way to attend the Annual Meeting, we recommend that you also authorize a proxy to vote your shares as described below so that your vote will be counted if you later decide not to virtually attend the Annual Meeting.

How do I access the proxy materials?

We are providing access to our proxy materials (including this proxy statement, the notice of 2022 annual meeting and our 2021 annual report) over the Internet pursuant to rules adopted by the Securities and Exchange Commission (“SEC”). Beginning on or about March 22, 2022, we will send Notices of Internet Availability of Proxy Materials (each, a “Notice”) by mail to stockholders entitled to notice of or a vote at the Annual Meeting. The Notice includes instructions on how to view the electronic proxy materials on the Internet, which will be available to all stockholders beginning on or about March 22, 2022. The Notice also includes instructions on how to elect to receive future proxy materials by email. If you choose to receive future proxy materials by email, next year you will receive an email with a link to the proxy materials and proxy voting site, and you will continue to receive proxy materials in this manner until you terminate your election. We encourage you to take advantage of the availability of our proxy materials on the Internet.

Will I receive a printed copy of the proxy materials?

You will not receive a printed copy of the proxy materials unless you specifically request one. Each Notice includes instructions on how to request a printed copy of the proxy materials, including the proxy card for the Annual Meeting if you are a record holder or the applicable voting instruction form (or forms) if you are a beneficial owner, at no cost to you. In addition, by following the instructions on the Notice, you can elect to receive future proxy materials in printed form by mail. If you choose to receive future proxy materials in printed form by mail, we will continue to send you printed materials pursuant to that election until you notify us otherwise.

Can I access the proxy materials on the Internet?

Yes. The Company’s proxy statement and our Annual Report are available free of charge at SEC Filings | NCR Corporation and www.proxydocs.com/NCR. You may also obtain these materials at the SEC website at www.sec.gov or by contacting the Company’s Corporate Secretary at NCR Corporation 864 Spring

NCR CORPORATION | 2022 Proxy Statement | 2

Street NW, Atlanta, Georgia 30308-1007. The Annual Report is not proxy soliciting material. Except to the extent specifically referenced herein, information contained or referenced on our website is not incorporated by reference into and does not form a part of the proxy statement.

What does it mean if I receive more than one Notice?

We are taking advantage of the householding rules adopted by the SEC that permit us to deliver only one Notice to stockholders who share an address, unless otherwise requested. This allows us to reduce the expense of delivering duplicate Notices to our stockholders who may have more than one stock account or who share an address with another NCR stockholder.

If you have multiple common stock record accounts or multiple Series A Convertible Preferred Stock record accounts and you have received only one Notice with respect to your common stock or Series A Convertible Preferred Stock, and/or if you share an address with another NCR stockholder and you have received only one Notice:

•	you may write us at 864 Spring Street NW, Atlanta, Georgia 30308-1007, Attn: Investor Relations, or call us at 1-800-225-5627, to request separate copies of the proxy materials at no cost to you; or

•	if you no longer wish to participate in the householding program, please call 1-866-540-7095 to “opt-out” or revoke your consent.

If you have multiple NCR common stock record accounts or multiple Series A Convertible Preferred Stock record accounts and you have received multiple copies of the Notice with respect to either your common stock or Series A Convertible Preferred Stock, and/or if you share an address with another NCR stockholder and you have received multiple copies of the Notice, and you wish to participate in the householding program, please call 1-866-540-7095 to “opt-in.”

Please note that if you hold both common stock and Series A Convertible Preferred Stock, you can expect to receive a separate Notice for each class of stock. These notices are separate and will not be combined even if you have opted in or consented to householding. See “What if I hold both common stock and Series A Convertible Preferred Stock” below.

Who is soliciting my vote and who pays the cost of this proxy solicitation?

Your vote is being solicited by our Board. Certain of our officers, directors and employees, none of whom will receive additional compensation therefor, may solicit proxies by telephone or other personal communication. We have hired Innisfree M&A Incorporated to assist in the solicitation of proxies at an estimated cost of $25,000 plus reimbursement of reasonable out-of-pocket expenses. In accordance with SEC and New York Stock Exchange (“NYSE”) rules, NCR also will reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses of sending proxies and proxy materials to the beneficial owners of NCR common stock and Series A Convertible Preferred Stock.

Who will count the vote?

Mediant Communications Inc., an independent third party, will count the votes and act as the inspector of the elections.

Who is entitled to vote at the Annual Meeting?

Record holders of our common stock and/or Series A Convertible Preferred Stock on the Record Date are entitled to notice of and to vote at the Annual Meeting.

How many votes do I have?

Each record holder of common stock will have one vote for each share of common stock held at the close of business on the Record Date on each matter that is properly brought before the Annual Meeting and on which holders of common stock are entitled to vote. There were 136,220,954 shares of common stock outstanding on the Record Date.

NCR CORPORATION | 2022 Proxy Statement | 3

Each record holder of Series A Convertible Preferred Stock will have a number of votes equal to the largest number of whole shares of common stock into which such shares are convertible on the Record Date on each matter that is properly brought before the Annual Meeting and on which holders of Series A Convertible Preferred Stock are entitled to vote together with common stock as a single class. As of the Record Date, there were 275,685 shares of Series A Convertible Preferred Stock outstanding, which as of such date were convertible into 9,188,581 shares of common stock.

Are there any requirements on how the holders of Series A Convertible Preferred Stock must vote?

Each record holder of Series A Convertible Preferred Stock is entitled to vote in his, her or its discretion on all matters described in this proxy statement.

How do I vote my shares?

Your vote is important. Your shares can be voted at the Annual Meeting only if you are present (via attendance at the Annual Meeting by webcast) or if your shares are represented by proxy. Even if you plan to attend the Annual Meeting webcast, we urge you to authorize a proxy to vote your shares in advance.

If you hold both common stock and Series A Convertible Preferred Stock, you will need to vote, or authorize a proxy to vote, each class of stock separately. Please be sure to vote or authorize a proxy to vote for each class of stock separately so that all your votes can be counted. For more information, see “What if I hold both common stock and Series A Convertible Preferred Stock” below.

You can authorize a proxy to vote your shares of common stock or Series A Convertible Preferred Stock electronically by going to www.proxypush.com/NCR, or by calling the toll-free number (for residents of the United States and Canada) listed on the proxy card. Please have your proxy card in hand when going online or calling. If you authorize a proxy to vote your shares electronically, you do not need to return the proxy card. If you received proxy materials by mail and want to authorize your proxy by mail, simply mark the proxy card, and then date, sign and return it in the applicable postage-paid envelope provided so it is received no later than April 29, 2022.

Your shares of common stock or Series A Convertible Preferred Stock will be voted at the Annual Meeting as directed by your electronic proxy or the instructions on your proxy card if: (i) you are entitled to vote those shares; (ii) your proxy for those shares was properly executed or properly authorized electronically; (iii) we received your proxy for those shares prior to the Annual Meeting; and (iv) you did not revoke your proxy for those shares prior to or at the Annual Meeting or provide a later dated proxy. The method by which you vote or authorize a proxy to vote your shares will in no way limit your right to attend and vote at the Annual Meeting webcast if you later decide to do so. However, attendance at the Annual Meeting, by itself, will not cause your previously granted proxy to be revoked unless you specifically make that request or vote in person at the Annual Meeting.

If you properly submit your proxy card, your shares will be voted as you direct or will be voted as specified in the above Board recommendations if you do not direct a particular vote. With respect to director elections, should any nominee be unable to serve, the Board may reduce the size of the Board or designate a substitute nominee. If the Board designates a substitute nominee, shares represented by properly authorized proxies that were voted in favor of the nominee that became unable to serve will be voted FOR the substitute nominee. With respect to any other matter that may be properly brought before the Annual Meeting or any adjournment or postponement thereof, the persons designated as proxies reserve full discretion to vote in accordance with their judgment.

Please note that if you hold any of your shares through a bank, broker or other nominee (i.e., in street name), you may be able to authorize your proxy for those shares by telephone, the Internet or mail. You should follow the instructions you receive from your bank, broker or other nominee to vote these shares. Also, if you hold any of your shares in street name, you must obtain a “legal proxy” executed in your favor from your bank, broker or nominee to be able to vote those shares in person via attendance at the virtual Annual Meeting. Obtaining a legal proxy may take several days.

NCR CORPORATION | 2022 Proxy Statement | 4

What if I hold both common stock and Series A Convertible Preferred Stock?

Some of our stockholders may hold both common stock and Series A Convertible Preferred Stock. If you are a holder of both common stock and Series A Convertible Preferred Stock, you can expect to receive a separate Notice for each class of stock (or a separate set of printed proxy materials if you previously elected to receive proxy materials in printed form).

You will need to vote, or authorize a proxy to vote, each class of stock separately in accordance with the instructions set forth herein and on the proxy card or voting instruction forms. Voting, or authorizing a proxy to vote, only your common stock will not also cause your shares of Series A Convertible Preferred Stock to be voted, and, similarly, voting, or authorizing a proxy to vote, only your Series A Convertible Preferred Stock will not also cause your shares of common stock to be voted.

If you hold both common stock and Series A Convertible Preferred Stock, please be sure to vote or authorize a proxy to vote for each class of stock separately so that all of your votes can be counted.

How do I vote shares held under the NCR Direct Stock Purchase and Sale Plan?

If you are a participant in the Direct Stock Purchase and Sale Plan (the “DSPP”) administered by our transfer agent, Equiniti Trust Company, any proxy you authorize will also have the authority to vote the shares of common stock held in your DSPP account. Equiniti Trust Company, as the DSPP administrator, is the stockholder of record of the plan and will not vote those shares unless you provide it with instructions, which you may do by telephone, the Internet or mail.

If I authorized a proxy, can I revoke it and change my vote?

Yes, you may revoke a proxy at any time before it is exercised at the Annual Meeting by:

•	authorizing a new proxy on the Internet or by telephone;

•

properly executing and delivering another proxy card (dated as of a date later than the date of the original proxy card), which is received no later than 5:00 p.m. Eastern Time on the business day immediately prior to the Annual General Meeting;

•	voting by ballot at the Annual Meeting (attendance at the Annual Meeting without voting will not revoke a previously authorized proxy); or

•

sending a written notice of revocation to the inspector of election in care of the Corporate Secretary of the Company at 864 Spring Street NW, Atlanta, Georgia 30308-1007 that is received no later than April 29, 2022.

Only the most recent, properly authorized proxy will be exercised and all others will be disregarded regardless of the method by which the proxies were authorized.

If shares of NCR’s voting securities are held on your behalf by a broker, bank or other nominee, you must contact it to receive instructions as to how you may revoke your proxy instructions for those shares.

Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically make that request or vote in person at the Annual Meeting.

What constitutes a quorum at the Annual Meeting?

The presence at the Annual Meeting (in person via attendance at the virtual Annual Meeting by proxy) of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting constitutes a quorum.

NCR CORPORATION | 2022 Proxy Statement | 5

What vote is required to approve each proposal?

Proposal	Vote required for approval[1]	Effect of Abstentions[2]	Effect of Broker Non-Votes[3]

1. Election of director nominees	Majority of votes cast for and against each nominee	No effect	No effect

2. Say on Pay: Advisory Vote on the Compensation of the Named Executive Officers as described in these proxy materials	Majority of votes cast	No effect	No effect

3. Ratification of the Appointment of Independent Registered Public Accounting Firm for the year ending December 31, 2022	Majority of votes cast	No effect	No effect

4. Stockholder Proposal Regarding Stockholder Ratification of Termination Pay	Majority of votes cast	No effect	No effect

(1) “Majority of votes cast” means the affirmative vote of a majority of all votes cast by holders of our common stock and Series A Convertible Preferred Stock, voting together as a single class (in person via attendance at the virtual Annual Meeting or by proxy), with the holders of Series A Convertible Preferred Stock voting on an as-converted basis.

(2) Under Maryland law, abstentions and broker “non-votes” will not be counted as votes cast and will have no effect on the results of the votes in the election of directors, the Say on Pay proposal, the proposal to ratify the appointment of our independent registered accounting firm or the stockholder proposal regarding stockholder ratification of termination pay.

(3) A broker “non-vote” occurs when a broker returns a properly executed proxy containing at least one routine matter but does not vote on a particular proposal because the broker does not have the discretionary authority to vote on the proposal and has not received voting instructions from the beneficial owner regarding the proposal. Under the rules of the NYSE, brokers have the discretionary authority to vote on the ratification of our independent registered public accounting firm, but not on the election of our directors, on the Say on Pay proposal or on the stockholder proposal regarding the ratification of termination pay.

May Stockholders ask questions at the Annual Meeting?

Yes. Stockholders who have successfully registered will have the ability to submit questions during the Annual Meeting by visiting our Annual Meeting website at www.proxydocs.com/NCR.

What if I have technical difficulties or trouble accessing the Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. An email address for support is provided during the registration process and a toll-free support number is provided in the email that registrants receive one hour prior to the meeting.

Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Annual Meeting?

No. None of our stockholders of the Company have any dissenters’ or appraisal rights with respect to the matters to be voted on at the Annual Meeting.

When will you publish the results of the Annual Meeting?

We will include the results of the votes taken at the Annual Meeting in a Current Report on Form 8-K filed with the SEC following the Annual Meeting.

NCR CORPORATION | 2022 Proxy Statement | 6

Proposal 1 – Election of Directors

The Board of Directors recommends that you vote FOR each of Mark W. Begor, Gregory Blank, Catherine L. Burke, Deborah A. Farrington, Michael D. Hayford, Georgette D. Kiser, Kirk T. Larsen, Frank R. Martire, Martin Mucci, Laura J. Sen and Glenn W. Welling, each to serve until the next annual meeting of stockholders following his or her election and until his or her respective successor is duly elected and qualifies.

The holders of shares of common stock and Series A Convertible Preferred Stock, voting together as a single class, are being asked to consider and vote on each of the eleven director nominees up for election, each to serve until the next annual meeting of stockholders following his or her election and until his or her respective successor is duly elected and qualifies. Proxies solicited by the Board and properly authorized will be exercised for the election of each of the eleven nominees: Mark W. Begor, Gregory Blank, Catherine L. Burke, Deborah A. Farrington, Michael D. Hayford, Georgette D. Kiser, Kirk T. Larsen, Frank R. Martire, Martin Mucci, Laura J. Sen and Glenn W. Welling, unless you elect to vote against or abstain from voting with regard to any nominee. The Board has no reason to believe that any of these nominees will be unable to serve. However, if one of them should become unable to serve prior to the Annual Meeting, the Board may reduce the size of the Board or designate a substitute nominee. If the Board designates a substitute nominee, shares represented by properly authorized proxies that were voted in favor of the nominee that became unable to serve will be voted FOR the substitute nominee.

How Does the Board Recommend that I Vote on this Proposal?

The Board of Directors recommends that you vote FOR the election of each of Mark W. Begor, Gregory Blank, Catherine L. Burke, Deborah A. Farrington, Michael D. Hayford, Georgette D. Kiser, Kirk T. Larsen, Frank R. Martire, Martin Mucci, Laura J. Sen and Glenn W. Welling as directors, each to serve until the next annual meeting of stockholders following his or her election and until his or her respective successor is duly elected and qualifies. Properly authorized proxies received by the Board will be voted FOR all nominees for which the stockholder may vote unless they specify otherwise.

Vote Required for Approval

The affirmative vote of a majority of the total votes cast for and against each nominee by holders of our common stock and Series A Convertible Preferred Stock, voting together as a single class (in person via attendance at the virtual Annual Meeting or by proxy), with the holders of Series A Convertible Preferred Stock voting on an as-converted basis, is required to elect each nominee. Abstentions and broker “non-votes” will not be counted as votes cast and will have no effect on the vote required to elect each of these director nominees.

NCR CORPORATION | 2022 Proxy Statement | 7

Board of Directors Composition, Diversity and Skills

Our Board of Directors holds a diverse range of backgrounds, viewpoints and skills that enable its effectiveness and proactiveness. As set forth in our NCR Corporation Board of Directors Corporate Governance Guidelines (the “Corporate Governance Guidelines”), our Board considers numerous factors when assessing the qualifications for each director nominee, including diversity of thought and perspective such as on the basis of age, race, gender and ethnicity, or on the basis of geographic knowledge, industry experience, board tenure or culture. Our Board is committed to actively seeking women and minority director candidates for consideration. The diverse representation of our director nominees, as provided by each nominee on a voluntary basis, as well as their qualifications, attributes, skills and experiences are illustrated below.

NCR’s Director Nominees:
82% are independent	18% self-identify as an ethnic minority	36% self-identify as women	2.52 years average tenure (as of the Record Date)	58.09 years average age (as of the Record Date)

NCR’s Board:

75% of Board Committee Chairs self-identify as women

NCR CORPORATION | 2022 Proxy Statement | 8

Qualifications, Attributes, Skills and Experiences Represented by the Director Nominees

Strategic Transformation Leadership experience driving strategic direction and growth of an organization shifting its business strategy	Public Company Board Service Experience as a board member of another publicly traded company

CEO or President Leadership Experience as a chief executive officer or president in a major organization	Technology or Software Experience implementing technology or software strategies for long-term research and development planning and strategy

ESG Experience in environmental, social and governance (ESG), community affairs and/or corporate responsibility including sustainability, diversity and inclusion	ERM & Cybersecurity Experience in enterprise risk management (ERM) and cybersecurity

Payments & Network Background Experience in the payments & network industry	Digital Banking Background Experience in the digital banking industry

Self-Service Banking Background Experience in the self-service banking industry	Retail Background Experience in the retail industry

Hospitality Background Experience in the hospitality industry	Financial Literacy Experience or expertise in financial accounting and reporting or financial management

Global Business & Culture Experience and exposure to markets and cultures outside the United States	M&A or Corporate Finance Experience in mergers and acquisitions, capital structure strategy, corporate debt or capital markets

Communications & Marketing Experience in communications and marketing	Compliance Experience in developing, managing or overseeing an ethics or compliance program

HR, Labor Relations and Talent Experience in human resources and labor relations (including compensation) management, and fostering talent	Government or Regulatory Affairs Experience leading a major organization in government or regulatory affairs

NCR CORPORATION | 2022 Proxy Statement | 9

Skills, experience and background

NCR CORPORATION | 2022 Proxy Statement | 10

Nominees for Election

The name, age, principal occupation, other business affiliations and certain other information regarding each nominee for election as a director are set forth below, along with a description of the qualifications that led the Committee on Directors and Governance to conclude that he or she meets the needs of the Board and supports the advancement of the Company’s long-term strategy. The age reported for each director is as of the filing date of this proxy statement.

Mark W. Begor Independent Lead Director Age: 63 DIRECTOR SINCE: 2020 NCR COMMITTEES: Compensation and Human Resource, Directors and Governance OTHER CURRENT PUBLIC BOARDS: Equifax, Inc.

Mark W. Begor is Chief Executive Officer and a member of the Board of Directors of Equifax, Inc. (“Equifax”), a consumer credit reporting agency, a position he has held since April 2018. Prior to that he served as a Managing Director in the Industrial and Business services group at Warburg Pincus LLC (“Warburg Pincus”), a private equity firm, from 2016 to 2018. Prior to joining Warburg Pincus, Mr. Begor spent 35 years at General Electric Company (“GE”), most recently as President and Chief Executive Officer of GE’s energy management business from 2014 to 2016. Mr. Begor also served as Senior Vice President and a member of GE’s 30-person Corporate Executive Council and the GE Capital Board, and as a GE Officer for 19 years. He also served as a member of the Board of Directors of Fair Isaac Corporation from 2016 to 2018. Mr. Begor became a director of NCR on February 26, 2020 and has served as independent Lead Director of NCR since April 20, 2021.

Qualifications: Mr. Begor’s qualifications include extensive leadership roles; his industry expertise; his current and prior experience as a director and committee member of other public companies; and his independence.

Gregory Blank Age: 41 DIRECTOR SINCE: 2015 NCR COMMITTEES: Audit, Risk

Gregory Blank is a Senior Managing Director of The Blackstone Group, Inc. (“Blackstone”), an American multi-national private equity, alternative asset management and financial services firm based in New York where he focuses on investments in the digital infrastructure sector. Since joining Blackstone in 2009, Mr. Blank has been involved in the execution of many of Blackstone’s investments, including most recently in Kronos, Blue Yonder, Paysafe, Ipreo, Optiv, Signature Aviation, QTS Realty Trust, and Hotwire Communications. He previously served as a director of Kronos, Travelport Worldwide Limited (“Travelport”), Ipreo, Optiv and The Weather Company. Mr. Blank is a member of the Board of Directors of Signature Aviation, Hotwire Communications and QTS Realty Trust. Mr. Blank became a director of NCR on December 4, 2015.

Qualifications: Mr. Blank’s qualifications include his significant private equity and mergers and acquisitions experience with Blackstone; his experience evaluating and managing acquisitions and investments in the technology and telecommunications industries; his experience as a director of other public and private companies; his financial expertise and literacy; his prior service on Travelport’s Audit Committee; and his independence.

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Catherine L. Burke Age: 46 DIRECTOR SINCE: 2019 NCR COMMITTEES: Directors and Governance (Chair), Risk OTHER CURRENT PUBLIC BOARDS: Black Knight, Inc.

Catherine L. Burke is Chief Corporate Strategy Officer and Global President, Practices and Sectors at Daniel J. Edelman (“DJE”) Holdings, Inc. (“Edelman”), a global communications firm. Mrs. Burke is a member of the DJE Holdings Governance Committee and the Edelman Executive Leadership Team (“ELT”). From 2008 to 2015, Mrs. Burke served in a variety of executive roles at Edelman including Global Chairman, Public Affairs. Mrs. Burke previously served as Executive Vice President of Marketing and Communications at Nielsen and founded and managed a communications firm, Katie Burke Communications, until she returned to Edelman in 2018. She currently serves as a director of Black Knight, Inc. Mrs. Burke became a director of NCR on September 23, 2019.

Qualifications: Mrs. Burke’s qualifications include her extensive experience and senior leadership roles in marketing, communications strategy and execution, and operations; her domestic and international experience in those areas; her financial literacy; her current public company board experience; and her independence.

Deborah A. Farrington

Age: 71

DIRECTOR SINCE: 2017

NCR COMMITTEES: Compensation and Human Resource (Chair),

Audit, Directors and Governance

OTHER CURRENT PUBLIC BOARDS:

Ceridian HCM Holding Inc. and Redball Acquisition Corp.

Deborah A. Farrington is a founder and President of StarVest Management, Inc., the management company for StarVest Partners, L.P., and since 1999 has been a general partner of StarVest Partners, L.P. (“StarVest Partners”), a venture capital fund that invests primarily in technology enabled business services and emerging software companies. From 1993 to 1997, Ms. Farrington was President and Chief Executive Officer of Victory Ventures, LLC, a New York-based private equity investment firm (“Victory Ventures”). Also, during that period, she was a founding investor and Chairman of the Board of Staffing Resources, Inc., a diversified staffing company. Prior to 1993, Ms. Farrington held management positions with Asian Oceanic Group in Hong Kong and New York, Merrill Lynch & Co. Inc. in Hong Kong and New York, and the Chase Manhattan Bank. Ms. Farrington was Lead Director and Chairman of the Compensation Committee of NetSuite, Inc. (“NetSuite”), a NYSE-listed company, until its sale to Oracle Corporation in November 2016 for $9.4 billion. She previously served as a member of the Board of Directors of Collectors Universe, Inc. from 2003 to 2020. Ms. Farrington is a member of the Board of Directors of Ceridian HCM Holding Inc., where she is Chairman of the Nominating and Governance Committee and a member of the Audit Committee; and RedBall Acquisition Corp., where she is Chairman of the Audit Committee. Ms. Farrington became a director of NCR on November 27, 2017.

Qualifications: Ms. Farrington’s qualifications include her significant software industry and entrepreneurial experience as a long-time investor in emerging software and business services companies as a founder and general partner of StarVest Partners; her management experience as President of StarVest Partners management, as President and Chief Executive Officer of Victory Ventures, and her prior management roles; her leadership experience, including as Lead Director of NetSuite; her current and prior public company board and board committee experience; her financial literacy and expertise; and her independence.

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Michael D. Hayford Chief Executive Officer Age: 62 DIRECTOR SINCE: 2018

Michael D. Hayford is Chief Executive Officer of NCR, a position he has held since April 2018. Mr. Hayford was most recently Founding Partner of Motive Partners, an investment firm focused on technology-enabled companies that power the financial services industry. From 2009 until his retirement in 2013, Mr. Hayford served as the Executive Vice President and Chief Financial Officer at Fidelity National Information Services, Inc. (“FIS”), a financial services technology company. Prior to joining FIS, Mr. Hayford was with Metavante Technologies, Inc. (“Metavante”), a bank technology processing company, from 1992 to 2009. He served as the Chief Operating Officer at Metavante from 2006 to 2009 and as the President from 2008 to 2009. From 2007 to 2009, Mr. Hayford also served on the Board of Directors of Metavante. Mr. Hayford was a member of the Board of Directors and the Audit Committee of Endurance International Group Holdings, Inc. from 2013 to 2019, and was a member of the Board of Directors and Chairman of the Audit Committee of West Bend Mutual Insurance Company from 2007 to 2018. Mr. Hayford became a director of NCR on April 30, 2018.

Qualifications: Mr. Hayford’s qualifications include his significant leadership and management experience in his previous roles at FIS and Metavante, as well as his current role at NCR; his industry expertise including in the financial services industry and bank technology processing; and his current and prior experience as a director and committee member of other public companies.

Georgette D. Kiser

Age: 54

DIRECTOR SINCE: 2020

NCR COMMITTEES: Risk (Chair), Directors and Governance

OTHER CURRENT PUBLIC BOARDS:

Aflac Incorporated, Adtalem Global Education Inc. and Jacobs Engineering Group Inc.

Georgette D. Kiser is an independent advisor who helps lead due diligence and technical strategies across various private equity and venture capital firms. Since May 2019, she has served as an Operating Executive at The Carlyle Group (“Carlyle”), an American multinational private equity, alternative asset management and financial services corporation. From January 2015 to May 2019, Ms. Kiser served as a Managing Director and the Chief Information Officer for Carlyle. From 1996 to 2015, Ms. Kiser served as Vice President of T. Rowe Price Associates, Inc. (“T. Rowe Price”), an American publicly owned global asset management firm that offers funds, advisory services, account management, and retirement plans and serves for individuals, institutions, and financial intermediaries. Prior to T. Rowe Price, Ms. Kiser worked for General Electric Company (“GE”) within their Aerospace Unit. Ms. Kiser is a member of the Board of Directors of Aflac Incorporated, Adtalem Global Education Inc., and Jacobs Engineering Group Inc. Ms. Kiser became a director of NCR on February 7, 2020.

Qualifications: Ms. Kiser’s qualifications include her extensive senior leadership and management experience in her position at Carlyle and her former positions with T. Rowe Price and GE; her current and prior public company board and committee experience; her technology, data security and digital platform expertise; her risk management expertise; her financial literacy and expertise; and her independence.

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Kirk T. Larsen Age: 50 DIRECTOR SINCE: 2019 NCR COMMITTEES: Audit (Chair), Compensation and Human Resource

Kirk T. Larsen is the Executive Vice President and Chief Financial Officer of Black Knight, Inc. (“Black Knight”), a provider of software, data and analytics to the mortgage and consumer loan, real estate and capital markets verticals, a position he has held since January 2014. From January 2014 to April 2015, Mr. Larsen also served as the Executive Vice President and Chief Financial Officer of ServiceLink, a national provider of loan transaction services to the mortgage industry. From July 2013 to December 2013, Mr. Larsen served as Corporate Executive Vice President, Finance and Treasurer, and from October 2009 to July 2013, served as Senior Vice President and Treasurer of Fidelity National Information Services, Inc. (“FIS”), a financial services technology company. He has also held senior leadership positions in finance, investor relations and financial planning and analysis in the fintech, payments and information technology industries at FIS, as well as with companies like Rockwell Automation, Inc., and Ernst & Young LLP. Mr. Larsen became a director of NCR on September 23, 2019.

Qualifications: Mr. Larsen’s qualifications include his significant experience in leadership roles in publicly held technology companies including Black Knight and FIS; his expertise in mergers and acquisitions, technology and software; his financial literacy and expertise; and his independence.

Frank R. Martire Executive Chairman Age: 74 DIRECTOR SINCE: 2018 OTHER CURRENT PUBLIC BOARDS: Cannae Holdings, Inc.

Frank R. Martire is Executive Chairman of NCR, a position he has held since May 2018. Mr. Martire most recently served as Non-Executive Chairman of Fidelity National Information Services, Inc. (“FIS”), a financial services technology company. From 2015 to 2017, he served as Executive Chairman of FIS and from 2009 to 2015 was President and Chief Executive Officer of FIS after its acquisition of Metavante Technologies, Inc. (“Metavante”), a bank technology processing company. Mr. Martire previously served as Chief Executive Officer of Metavante from 2003 to 2009 and President from 2003 to 2008. Prior to that, he was President and Chief Operating Officer for Call Solutions, Inc. from 2001 to 2003 and President and Chief Operating Officer, Financial Institution Systems and Services Group of Fiserv, Inc. (“Fiserv”) from 1991 to 2001. Mr. Martire was a member of the Board of Directors of J. Alexander’s Holdings, Inc. from 2015 to 2021, where he served as Lead Independent Director from 2019 to 2021. Mr. Martire is a member of the Board of Directors of Cannae Holdings, Inc., where he serves as Lead Independent Director. Mr. Martire became a director of NCR on May 31, 2018.

Qualifications: Mr. Martire’s qualifications include his current and prior experience as a director, including Executive Chairman and non-executive Chairman roles, of other public companies; his significant leadership and management experience in his previous roles at FIS, Metavante and Fiserv; and his broad industry experience including in the financial services industry and bank technology processing.

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Martin Mucci Age: 62 DIRECTOR SINCE: 2021 NCR COMMITTEES: Compensation and Human Resource, Risk OTHER CURRENT PUBLIC BOARDS: Paychex, Inc.

Martin Mucci is Chairman and Chief Executive Officer of Paychex, Inc. (“Paychex”), a provider of integrated human capital management solutions for human resources, payroll, benefits, and insurance services for small-to medium-sized businesses. He was appointed Chairman of Paychex on December 1, 2021 and has also served as Chief Executive Officer since September 2010. He served as President of Paychex from September 2010 to December 2021. Mr. Mucci joined Paychex in 2002 as Senior Vice President, Operations. Prior to joining Paychex, he held senior level positions with Frontier Communications, a telecommunications company, including President of Telephone Operations and Chief Executive Officer of Frontier Telephone of Rochester. Mr. Mucci was a member of the Board of Directors of Cbeyond, Inc. until it was purchased by Birch Communications, Inc. in July 2014. He is a member of an advisory team for Madison Dearborn Partners, LLC, a leading private equity investment firm based in Chicago. Mr. Mucci became a director of NCR on April 20, 2021.

Qualifications: Mr. Mucci’s qualifications include his significant experience in leadership roles in technology and telecommunications companies; his current role as Chairman and Chief Executive Officer of Paychex; his financial literacy and expertise; and his independence.

Laura J. Sen Age: 65 NEW DIRECTOR NOMINEE OTHER CURRENT PUBLIC BOARDS: Burlington Stores, Inc.

Laura J. Sen most recently served as the Non-Executive Chairman of the Board of Directors of BJ’s Wholesale Club, Inc. (“BJ’s”), a membership-only warehouse chain, from January 2016 to April 2018 and was Chief Executive Officer of BJ’s from 2009 to 2016. Ms. Sen served as BJ’s Chief Operating Officer from 2008 to 2009 and served as BJ’s Executive Vice President of Merchandising and Logistics from 2007 to 2008. From 2003 to 2006, Ms. Sen was the Principal of Sen Retail Consulting, advising companies in the retail sector in the areas of merchandising and logistics. Ms. Sen is a member of the Board of Directors of Burlington Stores, Inc., where she serves on the Audit Committee. Ms. Sen is also a member of the Board of Directors of Massachusetts Mutual Life Insurance Company, a privately held company. Ms. Sen previously served as a director of EMC Corporation, rue21, inc., Abington Savings Bank and the Federal Reserve Bank of Boston.

Qualifications: Ms. Sen’s qualifications include her current and prior experience as a director of other public companies; her significant leadership and management experience in leading a growth company and serving on boards of significant companies in the retail industry; her financial expertise; and her independence.

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Glenn W. Welling Age: 51 NEW DIRECTOR NOMINEE OTHER CURRENT PUBLIC BOARDS: The Hain Celestial Group, Inc., BRC Inc.

Glenn W. Welling is the Founder and Chief Investment Officer of Engaged Capital, LLC (“Engaged Capital”), an investment company he founded in 2012. From 2008 to 2012, Mr. Welling was a Principal and Managing Director at Relational Investors (“Relational”), an investment fund, where he was responsible for managing the fund’s consumer, healthcare and utility investments. From 2002 to 2008, Mr. Welling was a Managing Director at Credit Suisse Group, AG, a leading global financial services company, where he was the Global Head of the Investment Banking Department’s Advisory Businesses, which included the Buy-Side Insights (“HOLT”) Group, Financial Strategy Group and Ratings Advisory Group. From 1999 to 2002, Mr. Welling served as Partner and Managing Director of HOLT Value Associates, L.P., a then-leading provider of independent research and valuation services to asset managers. Prior to that, he was the Managing Director of Valuad U.S., a financial software and advisory company, and senior manager at A.T. Kearney, one of the world’s largest global consulting firms. Mr. Welling currently serves as a director of The Hain Celestial Group, Inc. and BRC Inc. He previously served as director of Medifast, Inc., Jamba, Inc., TiVo Corporation and SilverBox Engaged Merger Corp I, and has chaired or served on a variety of public company committees, including Audit, Compensation, Nominating & Governance and Strategy. Mr. Welling was recognized by The National Association of Corporate Directors (NACD) as one of the 100 most influential directors in corporate boardrooms in 2018. From 2017 to 2019 he also served on the Corporate Governance Advisory Council of the Council of Institutional Investors.

Qualifications: Mr. Welling’s qualifications include his current and prior experience as a director of other public companies; his significant finance and investment experience; his broad industry experience; his experience leading companies in operational, financial and strategic matters; and his independence.

More Information About Our Board of Directors

The Board oversees management in directing the overall performance of the Company on behalf of the stockholders of the Company. Members of the Board stay informed of the Company’s business by participating in Board and committee meetings (including regular executive sessions of the Board), by reviewing materials provided to them prior to the meetings and otherwise, and through discussions with the Chief Executive Officer and other members of management and staff.

Corporate Governance

General

The Board is elected by the stockholders of the Company to oversee and direct the management of the Company. The Board acts as an advisor to senior management and monitors its performance. The Board reviews the Company’s strategies, financial objectives, and operating plans. It also plans for management succession of the Chief Executive Officer, as well as other senior management positions, and oversees the Company’s compliance efforts.

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To help discharge its duties and responsibilities, the Board has adopted the Corporate Governance Guidelines that address significant corporate governance issues, including, among other things: the size and composition of the Board; director independence; Board leadership; roles and responsibilities of the Board; risk oversight; director compensation and stock ownership; committee membership and structure, meetings and executive sessions; and director selection, training and retirement. The Corporate Governance Guidelines, as well as the Board’s committee charters, are found under “Corporate Governance” on the “Company” page of NCR’s website at https://www.ncr.com/about/corporate-governance. You also may obtain a written copy of the Corporate Governance Guidelines, or any of the Board’s committee charters, by writing to NCR’s Corporate Secretary at the address listed in the Communications with Directors section of this proxy statement.

Independence

In keeping with the policy contemplated in our Corporate Governance Guidelines, a substantial majority of our Board is independent, which exceeds the NYSE listing standards. Under the standards of independence set forth in Exhibit B to the Corporate Governance Guidelines, which reflect the independence standards provided in the NYSE listing standards, a Board member may not be independent unless the Board affirmatively determines that the Board member has no material relationship with the Company (whether directly or indirectly), taking into account, in addition to those other factors it may deem relevant, whether the director:

•	has not been an employee of the Company or any of its affiliates, or otherwise affiliated with the Company or any of its affiliates, within the past five years;

•

has not been affiliated with or an employee of the Company’s present or former independent auditors or its affiliates for at least five years after the end of such affiliation or auditing relationship;

•

has not for the past five years been a paid advisor, service provider or consultant to the Company or any of its affiliates or to an executive officer of the Company, or an employee or owner of a firm that is such a paid advisor, service provider or consultant;

•

does not directly or indirectly, have a material relationship (such as being an executive officer, director, partner, employee or significant stockholder) with a company that has made payments to or received payments from the Company that exceed, in any of the previous three fiscal years, the greater of $1 million or 2% of the other company’s consolidated gross revenues;

•

is not an executive officer or director of a foundation, university or other non-profit entity receiving significant contributions from the Company, including contributions in the previous three years that, in any single fiscal year, exceeded the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues;

•	has not been employed by another corporation that has (or had) an executive officer of the Company on its board of directors during the past five years;

•

has not received compensation, consulting, advisory or other fees from the Company, other than director compensation and expense reimbursement or compensation for prior service that is not contingent on continued service for the past five years; and

•

is not and has not been for the past five years a member of the immediate family of: (i) an officer of the Company; (ii) an individual who receives or has received during any twelve-month period more than $120,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service that is not contingent on continued service; (iii) an individual who, with respect to the Company’s independent auditors or their affiliates, is a current partner or a current employee personally working on the Company’s audit or was a partner or employee and personally worked on the Company’s audit; (iv) an individual who is an executive officer of another corporation that has (or had) an executive officer of the Company on its board of directors; (v) an executive officer of a company that has made

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payments to, or received payments from, the Company in a fiscal year that exceeded the greater of $1 million or 2% of the other company’s consolidated gross revenues; or (vi) any director who is not considered an independent director.

Consistent with the Corporate Governance Guidelines and the NYSE listing standards, on an annual basis the Board, with input from the Committee on Directors and Governance, determines whether each non-employee Board member is considered independent. In doing so, the Board takes into account the factors listed above and such other factors as it may deem relevant.

The Board has determined that all of the Company’s non-employee directors and nominees, namely Mark W. Begor, Gregory Blank, Catherine L. Burke, Deborah A. Farrington, Georgette D. Kiser, Kirk T. Larsen, Martin Mucci, Laura J. Sen and Glenn W. Welling, are independent in accordance with the NYSE listing standards and the Corporate Governance Guidelines.

Corporate Governance Practices and Developments

NCR continues to demonstrate a strong commitment to corporate governance practices and policies that reinforce the Board’s alignment with, and accountability to, our stockholders. NCR’s Board of Directors continued its focus on expanding the Company’s practices relating to enterprise risk management (ERM), environmental, social, and governance (ESG) strategy, sustainability, and diversity, equity and inclusion, following the creation of the Risk Committee of the Board in 2020 and the related establishment of the Office of Risk Management and the appointments of a Chief Risk Officer and Vice President, Culture and Employee Experience. Details regarding these developments are included in the Board Leadership Structure, Risk Oversight and Our Commitment to ESG sections below.

These efforts complement our historical approach to corporate governance to align with and be accountable to our stockholders, some of which are outlined below.

•	In July 2021, the Board determined that it was advisable and in the best interests of NCR to adopt Amended and Restated Bylaws to:

•

Be consistent with market standard for companies with majority voting in director elections, such as NCR, by providing for a plurality voting standard in director elections where there are more nominees than directorships. Prior to the adoption of the Amended and Restated Bylaws it was possible that (i) the number of director nominees who receive a majority of the votes cast for him or her exceeds the number of directorships, or (ii) that few or no director nominees receive the requisite majority vote, in either case resulting in a failed election. Under the plurality voting standard, the nominees who receive the most votes are elected even if the actual number of votes cast for a nominee do not constitute a majority;

•

Make certain the Bylaws of NCR conform to the current provisions of the Maryland General Corporation Law, including (i) clarifications regarding the conduct and administration of stockholder meetings, and (ii) conforming language and style and incorporating other best practice enhancements.

•

In 2020, the Board included a proposal in its proxy statement to amend and restate the Company charter to eliminate the supermajority voting provisions contemplated thereby and require the affirmative vote of a majority of all votes entitled to be cast to approve each such matter. NCR also received a stockholder proposal on this matter. While a supermajority vote requirement protects against amendments to key provisions of a charter or bylaws, the removal and subsequent replacement of a director, or the entering into of extraordinary transactions without broad stockholder support, the Board determined, following its deliberation and consideration regarding the rationale for such provisions in light of current corporate governance standards and practices and as permitted by Maryland law, that requiring only a majority of all the votes entitled to be cast on the matter to amend all provisions of the Company’s charter and to approve the extraordinary transactions as described in more detail in that proposal were advisable and in the best interests of NCR. Similarly, after deliberation and consideration, the Board determined, also as permitted by Maryland law, that requiring only a majority of all the votes entitled to be cast on the matter to

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amend all provisions of the Bylaws, to remove a director, and to replace a director after removal, was advisable and in the best interests of NCR, and proposed an amendment to the Company’s charter to that effect, though ultimately, our stockholders did not approve the proposal by the vote required under the Company’s charter and Maryland law.

•

In 2019, the Board included a proposal in the Company’s proxy statement that was substantially similar to the 2020 proposal described above, also following the receipt of a stockholder proposal on the matter, except that the 2019 proposal included a proposed amendment to Section 6.2 of the Company charter to provide that, notwithstanding any provision of law requiring any action to be taken or approved by the affirmative vote of stockholders entitled to cast a greater number of votes, and except as may otherwise be specifically provided, any such action shall be effective and valid if declared advisable by the Board and taken or approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter. Approval of the amendment to Section 6.2 of the Company charter required the affirmative vote of a majority of the voting power of shares of outstanding stock of NCR entitled to vote thereon, and this amendment was approved by our stockholders. However, despite twice adjourning our 2019 annual meeting of stockholders to solicit votes, our stockholders did not approve the balance of the proposal by the vote required under the Company’s charter and Maryland law.

•

In 2016, we eliminated the classification of the Board, twice adjourning our annual meeting of stockholders to solicit votes to obtain the requisite stockholder approval. Also in 2016, the Board adopted and implemented a comprehensive proxy access bylaw. We continue to actively engage with our stockholders on a regular basis, our stockholders have the ability to directly nominate director candidates, and we have established processes and procedures for stockholders to communicate with the Board, the independent Lead Director, the Chair of the Board, any other individual director or NCR’s independent directors as a group.

•

For decades, NCR’s stockholders have had the right to call special meetings. We have also reduced the ownership threshold necessary for stockholders to directly call a special meeting, and in furtherance of our continuing commitment to strong corporate governance policies, in 2018, the Board authorized and approved amendments to the Company’s bylaws to reduce the percentage ownership requirement necessary to allow stockholders to call a special meeting of stockholders from a majority of the votes entitled to be cast at the meeting to 25% of the votes entitled to be cast at the meeting; provided, that unless requested by the stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter that is substantially the same as a matter voted on at any special meeting of stockholders held in the preceding twelve months. We believe that the revised special meeting right strikes a reasonable and appropriate balance – meaningfully enhancing the right of stockholders to call a special meeting on the one hand, while on the other hand safeguarding against the risk that substantial administrative and financial burdens could be imposed on our Company, contrary to the interests of our Board and stockholders, by a special meeting being called with regard to a proposal that does not have meaningful stockholder interest behind it.

New Director Orientation

As provided in the Corporate Governance Guidelines, the Company has an orientation process for new directors that includes background material, visits to Company facilities, and meetings with senior management to familiarize the directors with the Company’s strategic and operating plans, key issues, corporate governance, Code of Conduct, and the senior management team. NCR manages an extensive director orientation program designed to meet the objectives above and comprehensively brief new board members. We expect any new director who joins the Board to complete a similar program. The program includes the provision of written materials to the new directors and onsite or virtual meetings and training with members of the Company’s Executive Leadership Team, including, among others, the Chief Executive Officer, President and Chief Operating Officer, Chief Financial Officer, General Counsel and Secretary, Chief Information Officer, Chief Audit Executive and various business leaders, as well as other key senior

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management employees. The program enables the new directors to thoroughly understand the Company’s business and strategic initiatives, as well as overall governance and processes, including, among other things, the Company’s organization, the Company charter, bylaws, Board committee charters, the Company Code of Conduct, and Corporate Governance Guidelines.

Board Leadership Structure, Risk Oversight and Our Commitment to ESG

Leadership Structure

Our Board is committed to independent leadership and acknowledges there are different structures available to achieve that objective. Our Board has the flexibility to determine a leadership structure as it deems best for the Company from time to time. Under our Corporate Governance Guidelines, the Board shall appoint a Chair of the Board and the Board does not have a guideline on whether the role of Chair should be held by a non-employee or independent director. Also under our Corporate Governance Guidelines, the independent directors of the Board will select a Lead Director from the independent directors. Additionally, if the positions of Chair of the Board and Chief Executive Officer are held by the same person or if the Chair is a management employee or a non-independent director, the roles of the Chair and the independent Lead Director will be as set forth in Exhibit C to the Corporate Governance Guidelines.

Currently the roles of Chair and Chief Executive Officer are separated, with Frank R. Martire serving as Executive Chairman and Michael D. Hayford serving as Chief Executive Officer. To provide further independent oversight, Mark W. Begor serves as the Board’s independent Lead Director. Subject to his reelection as director at the 2022 Annual Meeting, Mr. Begor is expected to continue his service as the Board’s independent Lead Director. The Lead Director has a prominent role in the Company’s oversight, with broad purview and responsibilities to counterbalance and complement the roles of Chairman and Chief Executive Officer.

The Board believes that the determination of whether to have an executive or non-executive Chair, and whether to combine or split the roles of Chair and Chief Executive Officer, should be made based on the best interests of the Company in light of the circumstances of the time. Accordingly, the Board will periodically evaluate its leadership structure.

Duties and Responsibilities of the Independent Lead Director

As described above, the independent directors of the Board have appointed current director, Mark W. Begor, to serve as the independent Lead Director. Mr. Begor has extensive knowledge of NCR’s industry and is an experienced board member. The Board believes the independent Lead Director should have a prominent role in the Company’s oversight, with broad purview and responsibilities to counterbalance and complement the roles of Chair and Chief Executive Officer. Mr. Begor’s experience and knowledge will ensure an appropriate distribution of power and responsibilities among directors. Pursuant to the Corporate Governance Guidelines, our independent Lead Director has broad authority and clearly defined responsibilities, as follows:

•	Presides at all Board meetings at which the Chair is not present.
•	Leads executive sessions of the independent directors, normally at every meeting. He or she may ask the Chair and Chief Executive Officer to join portions of the executive sessions.
•	Serves as liaison between the Chair and the independent directors.
•	Frequently communicates with the Chair and Chief Executive Officer.
•	Is authorized to call meetings of the independent directors.
•	Obtains Board member and management input and, with the Chief Executive Officer, sets the agenda for the Board meetings.
•	Approves meeting schedules to assure that there is sufficient time for discussion of all agenda items.
•	Works with the Chief Executive Officer to ensure that Board members receive the right information on a timely basis.

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•	Stays current on major risks and focuses the Board members on such risks.
•	Molds a cohesive Board to support the success of the Chief Executive Officer.
•	Works closely with the Committee on Directors and Governance to evaluate Board and committee performance.
•	Facilitates communications among directors.
•	Assists in the recruiting and retention of new Board members (with the Committee on Directors and Governance, the Chair and the Chief Executive Officer).
•	In conjunction with the Chair, the Chief Executive Officer and the Committee on Directors and Governance, ensures that committee structure and committee assignments are appropriate and effective.
•	Works with the Committee on Directors and Governance to ensure outstanding governance processes.
•	Leads discussions, along with the chair of the Compensation and Human Resource Committee, regarding Chief Executive Officer performance, personal development and compensation.
•	Is the primary point of contact between the Board and stockholders of the Company and is available for consultation and direct communication with such stockholders.

Additionally, further structural balance is provided by the Company’s well-established corporate governance policies and practices, including its Corporate Governance Guidelines:

•

Board Independence: Independent directors currently account for seven out of nine of the Board’s members, and make up all of the members of the Board’s Compensation and Human Resource Committee (the “CHRC”), Audit Committee, Committee on Directors and Governance (“CODG”) and Risk Committee. In addition, independent directors account for nine out of eleven of the Board’s nominees for election as a director.

•

Board Diversity: We believe our eleven director nominees, with four women including two ethnically diverse directors, represent a well-rounded and diverse range of backgrounds, skills and experience. We will continue to incorporate and prioritize diversity on our Board across a range of factors including age, race, gender, ethnicity, geographic knowledge, industry experience, tenure, and culture.

•	Board Accountability: All directors stand for election annually. The Company provides proxy access in line with market best practice.
•

Board Responsiveness: In 2020 and 2021, the Board or members of management on behalf of the Board reached out to investors owning a majority of NCR’s outstanding shares of common stock, and certain members of the Board, along with management, met telephonically with interested investors; engagement topics included executive compensation, sustainability and social strategy, and Board composition.

•

Board Refreshment: In 2020 and 2021, three new independent directors were elected to NCR’s Board. These changes added highly competent members with expertise in strategic areas of focus for the Company, including The Carlyle Group Operating Executive Georgette Kiser, Equifax Chief Executive Officer Mark Begor and Paychex Chief Executive Officer Martin Mucci, who collectively enhanced the Board’s expertise in risk management, including ESG, and ability to further transition NCR to a software- and service-led company. If elected in 2022, former BJ’s Chief Executive Officer Laura Sen and Glenn Welling, both independent, would bring additional expertise in the industries in which we operate.

•

Board Oversight on Executive Compensation: Following the 2021 Annual Meeting, as part of our response to the Say on Pay vote, the Board appointed a new independent director to the Compensation and Human Resource Committee, who, together with the new Chair of this Committee and the other members, are assisting in implementing changes to our executive compensation program to address stakeholder concerns.

Risk Oversight

As a part of its oversight responsibilities, the Board regularly monitors management’s processes for identifying and addressing areas of material risk to the Company, including operational, financial,

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cybersecurity, legal, regulatory, strategic, ESG and reputational risks. In doing so, the Board receives regular assistance and input from its committees, as well as regular reports from members of the Executive Leadership Team and other members of senior management. While the Board and its committees provide oversight, management is responsible for implementing risk management programs, supervising day-to-day risk management and reporting to the Board and its committees on these matters.

Audit Committee: The Audit Committee, with the assistance of the Risk Committee, reviews in a general manner the guidelines and policies governing the process by which the Company conducts risk assessment and risk management. In addition, the Audit Committee reviews and reassesses the adequacy of the Risk Committee charter on an annual basis. The Audit Committee Chair may liaise with the Risk Committee Chair in his or her discretion for matters where the Risk Committee can assist the Audit Committee in its decision-making process for matters for which the Audit Committee is responsible. The Audit Committee also receives periodic updates on compliance and regulatory risk items from the Company’s Chief Ethics & Compliance Officer.

CHRC and CODG: The CHRC regularly considers potential risks related to the Company’s compensation programs, as discussed below, and the CODG considers risks within the context of its responsibilities (as such responsibilities are defined in the committee charter), including legal and regulatory compliance risks. The CODG also receives periodic updates on compliance and regulatory risk items from the Company’s Chief Ethics & Compliance Officer.

Risk Committee: The Risk Committee assists the Board with its oversight of executive management’s responsibilities to design, implement and maintain an effective enterprise risk management (ERM) framework for the Company’s overall operational, information security, strategic, reputational, technology, ESG, and other risks. In addition, the Risk Committee reviews and reassesses the adequacy of the Risk Committee charter on an annual basis. The Risk Committee also assists the Board with its oversight responsibilities for matters relating to diversity, equity and inclusion (DE&I), environment, health and safety (EHS), sustainability, and the security of our personnel and physical assets. See additional details regarding ESG in the Our Commitment to ESG section below. The Risk Committee Chair may liaise with the Chair of any other Board committee in his or her discretion for matters where such committee can assist the Risk Committee in its decision-making process for matters for which the Risk Committee is responsible, and vice versa.

At the management level, NCR also established the Office of Risk Management and appointed a Chief Risk Officer to assist NCR and the Risk Committee in fulfilling its objectives relating to ERM, ESG, third-party risk management (TPRM) and business continuity planning (BCP). The Company’s Chief Risk Officer is responsible for developing and managing formal ERM, ESG, TPRM and BCP programs designed to identify, assess and respond to material and emerging risks and opportunities that may impact the achievement of the Company’s strategic objectives. NCR has also established an Executive Risk Committee that meets routinely to monitor material risks, opportunities and NCR’s response plans thereto. The Risk Committee also regularly receives management reports on information security and enhancements to cybersecurity protections, including benchmarking assessments, which it then shares with the Board. The Risk Committee also approves on an annual basis certain Company information security policies and methodology, scope, metrics and measures to be used in connection with information security reporting relating to the Company’s business lines that service regulated entities. Included among the members of both the Board and the Risk Committee are directors with substantial expertise in cybersecurity matters, and Board members actively engage in dialogue on the Company’s information security plans, and in discussions of improvements to the Company’s cybersecurity defenses. When, in management’s or the Board’s judgment, a threatened cybersecurity incident has the potential for material impacts, management, the Board and applicable committees of the Board will engage to assess and manage the incident.

After each committee meeting, the Audit Committee, CHRC, CODG, and Risk Committee each report at the next meeting of the Board all significant items discussed at each committee meeting, which includes a discussion of items relating to risk oversight where applicable.

We believe the leadership structure of the Board also contributes to the effective facilitation of risk oversight as a result of: (i) the role of the Board committees in risk identification and mitigation; (ii) the direct link between management and the Board achieved by having one or more management directors serve as

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Executive Chair and Chief Executive Officer; and (iii) the role of our active independent Lead Director whose duties include ensuring the Board reviews and evaluates major risks to the Company, as well as measures proposed by management to mitigate such risks.

All of the above elements work together to ensure an appropriate focus on risk oversight.

ESG Highlights

After establishing our ESG priorities in 2020, we expanded further on our commitments in 2021. Some highlights include:

❖	Achievement of an 8.0 on a 10-point scale, relative to the software and services industry average of 6.9, in MSCI Inc.’s assessment of NCR’s privacy and data security programs
❖	An increase in ESG disclosure with the launch of the ESG Hub on the NCR.com website
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A commitment to the first-ever public disclosure of our greenhouse gas emissions (GHG) and implementation of an inventory management plan for Scope 1 and 2 emissions, informed by the GHG Protocol Corporate Accounting and Reporting Standard

❖	Preparation to make a commitment to be net-zero by 2050 (and subsequently made this commitment in 2022 as described below)
❖	A commitment to transition to an Electric Vehicle fleet by 2030
❖	A commitment to align the disclosure of our ESG priorities with the Sustainability Accounting Standards Board (SASB) standards for the Software & IT Services industry
❖	The Cardtronics Acquisition (as defined below), which positively impacts our corporate responsible citizenship journey
❖	A pledge to increase our yearly giving to equal one percent of our adjusted net income

Our Commitment to ESG

At NCR, we remain committed to creating positive change that supports an innovative and sustainable future in a responsible way. Our NCR business strategy directly aligns with the ESG priorities that we established in 2020. NCR’s business strategy to change from a hardware-led to a software-and services-led company offers us a new and different environmental footprint profile. To successfully become a software company, the NCR business strategy is dependent on customer satisfaction and harnessing our culture of innovation. NCR’s focus on customer satisfaction is two-fold: we intend to represent the ESG qualities our customers are looking for; and we intend for our employees to fulfill and answer these expectations.

We believe that the switch to become a software and services-led company is beneficial to our established ESG priorities. On the environmental front, while we expect to continue to provide hardware to our customers, we have an opportunity to capitalize on a reduced direct operational footprint, working with various partners to drive improved sustainability into our manufacturing processes. On the social front, to successfully grow as a software company, we will continue to prioritize ESG initiatives important to our key stakeholders. On the governance front, we are integrating ESG factors as a consideration in our key business decisions, including our latest acquisitions, and in our compensation program. Finally, at our core, NCR is a business that aims to provide easy access to financial services and equal economic opportunities across socio-economic classes.

To highlight the importance of the customer-first culture, each employee participating in our Annual Incentive Plan has a portion of his or her compensation linked to Net Promoter Score (NPS), a measure of customer experience. We have increased our NPS 242 percent since 2018.

Our Annual Incentive Plan historically included an NPS goal, a measure of customer experience, that accounted for 20 percent of the annual payout for our named executive officers and other eligible executives. New for 2021, we added to our Annual Incentive Plan a +/- 20 percent “Stakeholder Metrics” Modifier, consisting of ESG goals (+/- 10%) and NPS goals (+/- 10%). This Stakeholder Metrics Modifier could increase or decrease 2021 bonus payouts by 20 percent based on our ESG performance, our NPS performance, our Employee NPS performance, our DEI initiative results, our Sustainalytics Information

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Security Score, and the publication of our greenhouse gas emissions with forward-looking reduction goals. The performance results for the Stakeholder Metrics Modifier under the 2021 Annual Incentive Plan can be found in the Executive Compensation - Compensation Discussion & Analysis section below. New for our 2022 Annual Incentive Plan, Stakeholder Metrics including ESG goals and NPS goals have been elevated to independent, stand-alone metrics (instead of a modifier) representing 20 percent of the final 2022 annual incentive payout weighted 20% in the aggregate.

Furthermore, to advance our customer first-culture and to align our ESG priorities to those of our key stakeholders, NCR is conducting a comprehensive ESG materiality assessment that will be used to inform our future ESG strategic priorities. In addition, we currently plan to publish our first-ever annual company ESG report in 2022.

ESG Oversight

NCR is committed to a strong oversight mechanism of ESG issues. We believe that ESG considerations should be fully integrated within an organization and start at the top with that philosophy. The Board has direct oversight of ESG activities through its Risk Committee. However, oversight of ESG activities is not confined solely to the Risk Committee. For example, the Committee on Directors and Governance is responsible for the oversight of Ethics and Compliance programs. The Audit Committee may liaise with the Risk Committee on matters relating to compliance, risk management and information security, and also shares a number of additional oversight responsibilities with the Risk Committee with clearly delineated responsibilities. Finally, the Compensation and Human Resource Committee has included ESG metrics in its compensation decisions.

Our Chief Risk Officer has primary oversight for the Company’s Enterprise Risk Management (ERM) programs, including business continuity planning (BCP) and third-party risk management (TPRM), details of which are reported to the Board’s Risk Committee. NCR’s ERM program aims to support NCR’s strategic objectives and corporate governance responsibilities. The ERM program includes the following primary objectives:

•	Establish a standard risk framework and supporting policies and processes to identify, assess, respond to, and report on business risks and opportunities

•	Establish clear roles and responsibilities in support of the Company’s risk management activities

•	Ensure appropriate independent oversight of business risks and opportunities and the impacts of related business decisions on the Company’s risk profiles and tolerances

•	Ensure appropriate communication and reporting of business risks and opportunities including related response strategies and controls to NCR’s executive leadership and Board of Directors

•	Provide relevant training to executives, managers and employees

Our Chief Risk Officer also supports the Executive Leadership Teams’ ESG initiatives and reports on those activities to the Board’s Risk Committee. In addition to the Chief Risk Officer, our Chief Ethics & Compliance Officer has a direct channel to the Board. Further, our Chief Ethics & Compliance Officer oversees investigations pertaining to fraud, conflicts of interest, violations of laws, and other similar matters, and reports on those activities to one or more Committees of the Board. All of these channels to the Board are designed to: prevent ESG risks and initiatives from being siloed into one channel; and provide a clear and accurate picture of ESG developments.

Business Ethics and Integrity

Our Code of Conduct sets forth standards designed to uphold our values and foster integrity in our relationships with one another and our valued stakeholders. Our Code of Conduct is available at https://www.ncr.com/company/corporate-governance/code-of-conduct.

All our employees are required to complete Code of Conduct training during the onboarding period. All employees are required to complete annual refresher Code of Conduct training. The Code of Conduct training is revised annually, taking into account the prior year’s compliance matters and the Company’s compliance risks.

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Our Ethics and Compliance Program is responsible for managing the Company’s adherence to the Code of Conduct. Further, our Chief Ethics & Compliance Officer oversees investigations pertaining to fraud, conflicts of interest, violations of laws, and other similar matters, and reports on those activities to one or more Committees of the Board.

Data Protection, Privacy and Security

At NCR, we are proud of our data protection, cybersecurity, and privacy programs. These initiatives receive oversight from the Risk Committee, as well as several members of our Executive Leadership Team including the Chief Operating Officer, General Counsel, Chief Security Officer, Chief Information Officer, and Chief Technology Officer. NCR’s Chief Information Security Officer and Chief Privacy Officer are responsible for management of these programs. Additional support is provided by our Chief Ethics & Compliance Officer.

In September 2021, in connection with our broader ESG efforts, MSCI Inc., a leading provider of decision support tools for the global investment community, assessed NCR’s privacy and data security programs as an 8.0 on a 10-point scale, relative to the software and services industry average of 6.9.

NCR supports appropriate privacy protections for those with whom we interact. We foster a culture that values the privacy rights of individuals. Under the direction of NCR’s Chief Privacy Officer, the program offers thought leadership, advice and guidance on privacy practices such as: complying with privacy laws and regulations; designing solutions with privacy in mind; implementing contracts governing intracompany activities; minimizing the collection of data; providing meaningful notice and choice; and safeguarding information. The program is supported by privacy attorneys, privacy program managers within the business, and data protection officers in various locations internationally. Many of these privacy professionals have industry recognized privacy certifications from the International Association of Privacy Professionals.

Under the direction of NCR’s Chief Security Officer and Chief Information Security Officer, the Global Information Security organization is responsible for implementing and maintaining an information security program with the goal to protect information technology resources and protect the confidentiality and integrity of data gathered on our people, partners, customers, and business assets. Also, we employ various information technology and protection methods designed to promote data security including firewalls, intrusion prevention systems, denial of service detection, anomaly based detection, anti-virus/anti-malware, endpoint encryption and detection and response software, Security Information and Event Management system, identity management technology, security analytics, multi-factor authentication and encryption.

To further our commitment to data privacy and cybersecurity:

•	NCR maintains the ISO 27001 certification for certain NCR locations throughout the United States, Europe, and India

•	Third-party audits for PCI-DSS, PA-DSS and SSAE-18 SOC2 are conducted for certain service offerings

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NCR maintains a robust information security awareness and training program. Employees and contingent workers are required to complete training within 30 days of hire, as well as an annual refresher course. Additionally, NCR performs regular testing to help ensure employees can identify email “phishing” attacks

•	NCR’s corporate insurance policies include certain information security risk policies that cover network security, privacy and cyber events

•	Our NCR Privacy Policy can be found on the Company website for further viewing at https://www.ncr.com/privacy

Our People

At NCR, we believe that investment in our employees has a positive impact on our employees and our customers. In 2021, our efforts were recognized by the awards we received. For example, The Human Rights Campaign Foundation named NCR one of the best places to work for LGBTQ Equality, for which we scored 100 percent on the corporate equality index.

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Our progress to date includes:

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Appointed a new Chief Human Resources Officer and built a new human resources leadership team and support model, including to establish new HR Centers of Excellence to better support and engage our employees around the world and our workforce of the future

•	Welcomed over 950 University Hires to NCR, including both graduates and interns

•	Launched new NCR.com Careers Pages

•	Launched a new Culture Crew, including 80+ Site Engagement Leaders, ambassadors and volunteers

•	Launched a new HR Central platform making it easier for employees to find information and resources

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Examined and took actions on competitive pay supporting workforce changes and our shift to a software platform and payments company, including a targeted global compensation review to drive attraction and retention of talent

•	Improved certain employee benefit programs

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Conducted annual employee engagement surveys that yield an Employee Net Promoter Score (eNPS), the results of which are reported directly to the Executive Leadership Team and the Board, leveraged to identify areas of improvement

•	Designed our compensation programs such that the results of eNPS drive a portion of our executives’ annual compensation

•	Provided opportunities for continuous education through NCR University, our online education platform for employees

•	Supported external development with our tuition assistance program, which supports college and graduate-level education programs developing business-critical skills

•	Conducted regular employee performance reviews to manage, engage and reward our employees

Our current roadmap for future programs to invest in our people includes:

•	Upskilling talent in software and sales to enable the workforce of the future

•	Developing an employee value proposition and brand strategy

•	Launching a new Leadership Development Program targeted towards top talent

•	Focusing on internal talent mobility to develop and retain recent hires, including university hires

•	Reimagining the onboarding experience to ensure all new hires are set up for success

•	Driving employee engagement and improving eNPS at regional and site levels

Since 1953, we have played a crucial role in nurturing the communities where our employees live through The NCR Foundation. The NCR Foundation supports a range of programs through impact grants to non-profit partners that are aligned with our corporate values. During 2021, The NCR Foundation made a strong commitment to expand its work and increase giving centered around three focus areas: STEM education; economic development; and disaster recovery. In 2021, The NCR Foundation approved 27 grants totaling approximately $3.2 million.

We value the health and safety of our employees and have adopted workplace policies that are designed to protect their health and safety. See the details of our environmental health and safety program in our ESG hub’s Our People’s page Our People (ncr.com).

Diversity, Equity and Inclusion

At NCR we believe diversity is a fact and inclusion is an act. A diverse workforce not only promotes a culture of inclusiveness but ensures that various perspectives are expressed, leading to greater creativity and

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productivity. A diverse workforce will also improve our customer relationships, as the culture of inclusiveness we foster helps our employees understand the nuances of the markets in which we operate. We believe in the power and value of diversity and strive to build a globally inclusive workplace where all people are treated fairly. We seek to include everyone, lead with empathy, and make our communities better. We encourage IDEAS (Inclusion, Diversity, Equity, Allyship, and Storytelling) and inspire each other to be our authentic selves.

We are proud to have three female directors serving on our Board with a fourth nominated for election at the Annual Meeting. Additionally, 75% of the Board’s committees are chaired by women.

We have been hard at work reviewing our Diversity, Equity and Inclusion (DE&I) policies, practices, and programs to identify opportunities for new inclusive initiatives.

Our progress to date includes:

•	Appointed a Vice President, Culture & Employee Experience to further champion an inclusive workplace culture for all

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Improved our supplier diversity program that invests in products and services from small businesses, as well as minority, women and veteran-owned business enterprises, and appointed a dedicated supplier diversity leader

•	Continued to provide corporate funding and oversight of Business Resource Groups to boost engagement and increase opportunities for professional development and networking

•	Completed a Mentorship Program led by our Black Professionals Forum Business Resource Group designed to provide professional guidance and career coaching

Our current roadmap for future programs includes:

•	Investing in the development of diverse talent through sponsorship initiatives and targeted development

•	Publishing NCR’s diversity data

•	Launching a series of courageous conversations and listening sessions to promote inclusion

•	Launching a university diversity network to attract, hire, and grow diverse talent

•	Restructuring and redeploying a council focused on global inclusion with the mission to inspire action that attracts, develops and retains top diverse talent and fosters an inclusive work environment

Diversity by the numbers

We are publishing our global and U.S. diversity data*, which will be reported in alignment with the SASB framework for the Software & IT services industry. Below are a few highlights:

62	24%	40%	26%
countries in which our 35,474 employees reside	of our global workforce self-identify as women	of our U.S. workforce self-identify as ethnically and/or racially diverse	of our U.S. management positions are held by people who self-identify as women

* Based on data as of November 29, 2021. Employees who have joined NCR as a result of the Cardtronics Acquisition (as defined below) are not included, but will be added in the future.

Environmental Management

We have set the ambitious goal to achieve Net-Zero by 2050 by developing science-based plans and targets to help us meet that goal. To help us achieve this goal, we have started working on transitioning our fleet of vehicles to Electric Vehicles (EV) and plan to achieve this EV transition by 2030.

We are committed to managing our environmental footprint and protecting the global communities in which we operate. We strive to minimize the environmental impact of our products and operations while also

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delivering innovative technologies and solutions designed to support businesses and consumers in their efforts to operate responsibly. For example, NCR uses remote sensing technology to solve customer equipment issues, which reduces the number of maintenance visits and reduces our carbon footprint. In 2021, our remote monitoring and diagnostics capabilities and other dispatch avoidance programs resulted in 750,000 eliminated service dispatch trips.

NCR’s strategy to switch from a hardware-led company to a software and services-led company is an opportunity to capitalize on a reduced direct operational footprint, working with various partners to drive improved sustainability into our manufacturing processes. We also recognize the importance of minimizing our environmental footprint through energy and greenhouse gas (GHG) management. That is why we continue to report our Scope 1 and Scope 2 emissions from our global facilities and service operations through the CDP (formerly Carbon Disclosure Project). We complete the annual CDP climate change questionnaire and evaluate our environmental management progress annually to better understand our areas of opportunity to make a true impact.

In 2022, we are proud to publicly disclose for the first time our Scope 1 and Scope 2 greenhouse gas (GHG) emissions data, which has been measured and calculated in alignment with the GHG Protocol Standard. Our baseline emissions for the past three years are as follows:

	Metric tons CO2e
	2019	2020	2021
Scope 1	119,099	119,989	128,016
Scope 2	14,458	10,172	10,717

Note: Emissions associated with our recent Cardtronics acquisition are excluded from the above and will be included in a future update.

Our commitment to environmental management extends into our products and operational footprint. Our Brazil, Hungary, and India facilities maintain the ISO 14001 certification. The NCR Global Headquarters in Midtown Atlanta has been awarded two Leadership in Energy and Environmental Design (LEED) Platinum certifications: 1) Building Design and Construction: Core & Shell and Interior Design; and 2) Construction: Commercial Interiors. Our newest office in Belgrade is also LEED certified. Further, as part of the Cardtronics Acquisition, the offices in Houston, Texas, and a major facility in Frisco, Texas, each use natural light and energy-efficient LED lighting to reduce energy consumption and are also LEED certified.

Product Innovation and Management

Delivering solutions and services that provide value to our customers in an environmentally responsible way is critical to NCR’s ongoing success. As such, we strive to develop and recycle our products in a responsible way. One example of how we are already doing this is that certain of our applications, such as Intelligent Deposit and Self-Service Diagnostic Gateway (SSDG), enable our SelfServ ATM customers to better handle the increasing volume – cutting down on costs, maintenance, fuel and materials associated with them.

Supplier Responsibility

Supplier Conduct

We believe in creating positive change responsibly, and our supplier partners play a critical role in bringing that vision to life.

We not only expect high quality products and services from our suppliers, we also expect them to conduct their businesses consistent with our Supplier Code of Conduct.

Our Supplier Code of Conduct, available at https://www.ncr.com/company/suppliers/manuals-forms-and-templates, sets forth our expectation that our suppliers will meet ethical standards consistent with NCR’s Code of Conduct and policies.

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Workplace Matters, including non-discrimination, freedom of association, workplace harassment, human trafficking, child and forced labor, working hours, living wages, and right to collective bargaining

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•	Protection of Company Information, including proprietary information

•	Conduct in the Marketplace, including anti-bribery, anti-corruption, and gifting

•	Environmental, Occupational Health and Safety, and Product Safety, such as environmental impact, conflict minerals, health and safety regulations, and product safety

Supplier Monitoring

As part of our overall ERM approach, our Third-Party Risk Management (TPRM) program is designed to ensure proper risk identification and oversight of NCR’s vendors and includes the following objectives:

•	Perform risk-based segmentation and prioritization of all existing and new NCR vendors

•	Perform sanctions screenings on all vendors and anti-bribery, anti-corruption (ABAC) screenings on applicable vendors

•	Perform extended due diligence on identified high risk vendors to include responsible sourcing, business continuity, information security, data privacy, and other reviews as applicable

•	Perform Financial Risk Assessment on identified high risk vendors

Additionally, we take a risk-based approach to supply chain due diligence. We engage with the majority of our largest suppliers on a quarterly basis to identify potential risk exposure. As part of our supplier partner onboarding process, supplier partners are required to certify compliance with International Electrotechnical Commission 62474 standards. NCR requires its supplier partners to maintain compliance with the Restriction of Hazardous Substances (RoHS) Directive, Registration, Evaluation, Authorisation and Restriction of Chemicals (REACH) Regulation, and other applicable regulations.

Compensation Risk Assessment

The Company takes a prudent and risk-balanced approach to its incentive compensation programs to ensure that these programs promote the long-term interests of our stockholders and do not contribute to unnecessary risk-taking. The CHRC evaluates the Company’s executive and broad based compensation programs, including the mix of cash and equity, balance of short-term and longer-term performance focus, balance of revenue and profit-based measures, stock ownership guidelines, clawback policies and other risk mitigators. The CHRC directly engages its independent compensation consultant to assist with this evaluation process. Based on this evaluation, the CHRC concluded that none of the Company’s compensation policies and plans are reasonably likely to have a material adverse effect on the Company.

Committees of the Board

The Board has four standing committees: the Audit Committee, the Compensation and Human Resource Committee (also referred to as the CHRC), the Committee on Directors and Governance (also referred to as the CODG), and the Risk Committee. All members of all committees are independent Board members.

The Board has adopted a written charter for each committee that sets forth the committee’s mission, composition and responsibilities. Each charter can be found under “Committee Memberships and Charters” on the “Corporate Governance” page of NCR’s website at https://www.ncr.com/company/corporate-governance/board-of-directors-committee-membership-and-charters.

The Board met fifteen times in 2021 and, with the exception of Matthew A. Thompson, each incumbent member of the Board attended 75% or more of the aggregate of: (i) the total number of meetings of the Board (held during the period for which such person was a director); and (ii) the total number of meetings held by all committees of the Board on which such person served (during the periods that such person served). Matthew A. Thompson faced serious medical issues in 2021 and passed away on September 12, 2021. The Company has no formal policy regarding director attendance at its annual meeting of stockholders. All of the Company’s directors then in office were in attendance at the Company’s 2021 Annual Meeting of Stockholders, which was a virtual, and not an in-person, meeting.

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The current members of each committee, as well as the number of meetings held in fiscal 2021, are below.

Director	Audit Committee	Committee on Directors and Governance	Compensation and Human Resource Committee	Risk Committee

Mark W. Begor		✓	✓

Gregory Blank	✓			✓

Catherine L. Burke		Chair		✓

Deborah A. Farrington	✓	✓	Chair

Georgette D. Kiser		✓		Chair

Kirk T. Larsen	Chair		✓

Martin Mucci			✓	✓

Number of Meetings in 2021	12	5	9	4

Audit Committee

The Audit Committee is the principal agent of the Board in overseeing: (i) the quality and integrity of the Company’s financial statements; (ii) the independence, qualifications, engagement and performance of the Company’s independent registered public account firm; (iii) the performance of the Company’s Internal Audit Department; (iv) the integrity and adequacy of internal controls; and (v) the quality and adequacy of disclosures to stockholders. Among other things, the Audit Committee also:

•	selects, evaluates, sets compensation for and, where appropriate, replaces the Company’s independent registered public accounting firm;

•	pre-approves all audit and non-audit services provided to the Company by its independent registered public accounting firm;

•	reviews and discusses with the Company’s independent registered public accounting firm its services and quality control procedures and the Company’s critical accounting policies and practices;

•	regularly reviews the scope and results of audits performed by the Company’s independent registered public accounting firm and internal auditors;

•	prepares the report required by the SEC to be included in the Company’s annual proxy statement;

•	meets with management to review the adequacy of the Company’s internal control framework and its financial, accounting, reporting and disclosure control processes;

•	reviews the Company’s periodic SEC filings and quarterly earnings releases;

•	discusses with the Company’s Chief Executive Officer and Chief Financial Officer the procedures they follow to complete their certifications in connection with NCR’s periodic filings with the SEC;

•	reviews the Company’s compliance with legal and regulatory requirements; and

•

reviews the effectiveness of the Internal Audit function, including compliance with the Institute of Internal Auditors’ International Professional Practices Framework for Internal Auditing consisting of the Definition of Internal Auditing, Code of Ethics and the Standards.

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All members of the Audit Committee during 2021 were, and the current members are, independent and financially literate as determined by the Board under applicable SEC rules and NYSE listing standards. In addition, the Board has determined that the current members of the Audit Committee, Mr. Blank, Ms. Farrington and Mr. Larsen, are each an “audit committee financial expert,” as defined under SEC regulations. The Board has also determined that each member of the Audit Committee is independent based on independence standards set forth in the Corporate Governance Guidelines, which reflect the listing standards of the NYSE and the applicable rules of the SEC. No member of the Audit Committee may receive any compensation, consulting, advisory or other fees from the Company, other than the Board compensation described below under the Director Compensation section in this proxy statement, as determined in accordance with applicable SEC rules and NYSE listing standards. Members serving on the Audit Committee are limited to serving on no more than two other audit committees of public company boards of directors, unless the Board evaluates and determines that these other commitments would not impair the member’s effective service to the Company.

Compensation and Human Resource Committee

The Compensation and Human Resource Committee (“CHRC”) provides general oversight of the Company’s management compensation philosophy and practices, benefit programs and strategic workforce initiatives, and leadership development plans. In doing so, the CHRC reviews and approves executive officer total compensation goals, objectives and programs, and the competitiveness of total compensation practices. Among other things, the CHRC also:

•	evaluates executive officer performance levels and determines their base salaries, incentive awards and other compensation;

•	discusses its evaluation and compensation determinations for the Chief Executive Officer at Board executive sessions;

•	reviews executive compensation plans and recommends them for Board approval;

•	oversees our compliance with SEC and NYSE compensation-related rules;

•	reviews and approves executive officer employment, severance, change in control and similar agreements/plans;

•	reviews management proposals for significant organizational changes;

•	annually assesses compensation program risks; and

•	oversees management succession and development.

The CHRC may delegate its authority to the Company’s Chief Executive Officer and/or other appropriate delegates to make equity awards to individuals (other than executive officers) in limited instances.

To assist in review and oversight of our executive compensation programs, the Committee currently retains and is advised by Farient Advisors LLC (“Farient”) (beginning in September 2021), and previously retained and was advised by Frederic W. Cook & Co., Inc. (“FWC”) (through August 2021). Both Farient and FWC are independent national executive compensation consulting firms. The CHRC directly engaged Farient and FWC (as applicable) to review the Company’s long-term incentive program, the NCR Corporation 2017 Stock Incentive Plan, as amended (the “Stock Plan”), the Annual Incentive Plan pursuant to the Second Amended and Restated NCR Management Incentive Plan, and other key programs related to the compensation of executive officers. As directed by the CHRC, currently Farient (and during 2021 Farient and/or FWC), provides a competitive assessment of our executive compensation programs relative to our compensation philosophy; reviews our compensation peer group companies; provides expert advice and competitive market rate information relating to executive officer compensation; assists in designing variable incentive, perquisite and other compensation programs, including advice regarding performance goals; assists with compliance with applicable tax laws, disclosure matters and other technical matters; conducts an annual risk assessment of our compensation programs; and regularly consults with the CHRC regarding

NCR CORPORATION | 2022 Proxy Statement | 31

such matters. Farient and FWC did not perform any additional work for the Company or its management in 2021. The CHRC retained Farient and FWC after reviewing all factors relevant to the independence of each from management under applicable SEC rules and NYSE listing standards, and concluding that each was independent and its work for the CHRC did not raise any conflict of interest.

The Board has determined that each member of the CHRC is independent based on independence standards set forth in the Corporate Governance Guidelines which reflect NYSE listing standards and satisfy the additional provisions specific to compensation committee membership set forth in the NYSE listing standards.

Committee on Directors and Governance

The Committee on Directors and Governance (the “CODG”) is responsible for reviewing the Board’s corporate governance practices and procedures, including the review and approval of each related party transaction under the Company’s Related Person Transaction Policy (unless the CODG determines that the approval or ratification of such transaction should be considered by all of the disinterested members of the Board), and the Company’s ethics and compliance program. Among other things, the CODG also:

•	recommends to the Board the principles of director compensation and compensation to be paid to directors, and reviews and makes recommendations to the Board concerning director compensation;

•

reviews the composition of the Board and the qualifications of persons identified as prospective directors, recommends the candidates to be nominated for election as directors, and, in the event of a vacancy on the Board, recommends any successors;

•	recommends to the Board the assignment of directors to various committees of the Board;

•	recommends criteria and process to assess the Board’s performance, and conducts an evaluation of the Board based on such criteria;

•

reviews the Company’s charter, bylaws and Corporate Governance Guidelines, including the Director Qualification Guidelines and independence standards, and makes any recommendations for changes, as appropriate; and

•	monitors compliance with independence standards established by the Board.

The CODG is authorized to engage consultants to review the Company’s director compensation program.

The Board has determined that each member of the CODG is independent based on independence standards set forth in the Corporate Governance Guidelines, which reflect the listing standards of the NYSE.

Risk Committee

The Risk Committee assists the Board with its oversight of executive management’s responsibilities to design, implement and maintain an effective ERM framework for the Company’s overall operational, information security, strategic, reputational, technology, ESG, and other risks. In addition, the Risk Committee assists the Board in fulfilling its oversight responsibilities for matters relating to diversity, equity and inclusion, as well as matters relating to the health, environment, safety, sustainability, and the security of personnel and physical assets. Among other things, the Risk Committee also:

•

monitors all enterprise risks and reviews and discusses with management the Company’s policies, procedures, and standards for identifying and managing enterprise risk, and the Company’s compliance with and performance against those policies, procedures and standards;

•	reviews and discusses with executive management the Company’s ERM strategy and ERM controls, including the Company’s business continuity plans;

NCR CORPORATION | 2022 Proxy Statement | 32

•

oversees the Company’s technology planning and strategy, including integration, investments, expenditures, innovation, modernization and response to client, competitor, market and industry trends and disruptions;

•	reviews and discusses with executive management and oversees the Company’s data security risk strategy and data security risk policies and controls;

•	conducts periodic assessments of the state of the Company’s management culture;

•	reviews and discusses with executive management the Company’s major risk exposures and the steps taken to monitor and control such exposures;

•	considers the Company’s risk capacity and strategic risks; and

•

oversees emerging risks presented by economic, societal, environmental, regulatory, geo-political, competitive landscape or other conditions, and the business opportunities arising from such emerging risks.

Selection of Nominees for Directors

The CODG and our other directors are responsible for recommending nominees for membership to the Board. The director selection process is described in detail in the Corporate Governance Guidelines. In determining candidates for nomination, the CODG will seek the input of the Chair of the Board and the Chief Executive Officer, and, in the event the positions of Chair of the Board and Chief Executive Officer are held by the same person, the independent Lead Director, and will consider individuals recommended for Board membership by the Company’s stockholders. In addition, periodically the Board engages a third-party search firm, including most recently Ridgeway Partners, to assist to identify candidates who have desired experience and expertise, and meet the qualification guidelines described below.

Exhibit A to the Corporate Governance Guidelines includes qualification guidelines for directors standing for re-election and new candidates for membership on the Board. All candidates are evaluated by the CODG using these qualification guidelines. In accordance with the guidelines, as part of the selection process, in addition to such other factors as it may deem relevant, the CODG will consider, among other things, a candidate’s:

•	management experience (including with major public companies with multinational operations);

•

other areas of expertise or experience that are desirable given the Company’s business and the current make-up of the Board (such as expertise or experience in information technology businesses, manufacturing, international, financial or investment banking or scientific research and development, senior level government experience, and academic administration or teaching);

•	desirability of range in age so that retirements are staggered to permit replacement of directors of desired skills and experience in a way that will permit appropriate continuity of Board members;

•

independence, as defined by the Board (and under the standards of independence set forth in the Corporate Governance Guidelines, which reflect the independence standards provided in the NYSE listing standards);

•	diversity of thought and perspectives, such as on the basis of age, race, gender, and ethnicity, or on the basis of geographic knowledge, industry experience, board tenure, or culture;

•

knowledge and skills in accounting and finance, business judgment, general management practices, crisis response and management, industry knowledge, international markets, leadership, and strategic planning;

NCR CORPORATION | 2022 Proxy Statement | 33

•	personal characteristics matching the Company’s values such as integrity, accountability, financial literacy and high performance standards;

•	willingness to commit the time required to fully discharge responsibilities to the Board; and

•	the number of commitments to other entities, with one of the more important factors being the number of other public-company boards on which the individual serves.

The Board and the CODG are committed to finding proven leaders who are qualified to serve as NCR directors and may from time to time engage outside search firms to assist in identifying and contacting qualified candidates.

All of the nominees for election are currently serving as directors of the Company, other than our two new director nominees, Laura J. Sen and and Glenn W. Welling.

Other than Frank R. Martire, NCR’s Executive Chairman, and Michael D. Hayford, NCR’s Chief Executive Officer, all of the candidates for election have been determined by the Board to be independent under the standards of independence set forth in the Corporate Governance Guidelines, which reflect the independence standards provided in the NYSE listing standards.

Stockholders wishing to recommend individuals for consideration as directors should contact the CODG by writing to the Company’s Corporate Secretary at NCR Corporation 864 Spring Street NW, Atlanta, Georgia 30308-1007. Recommendations by stockholders that are made in this manner will be evaluated in the same manner as other candidates.

Stockholders who wish to nominate directors for inclusion in NCR’s proxy statement pursuant to the proxy access provisions in the Company’s bylaws, or to otherwise nominate directors for election at NCR’s next annual meeting of stockholders, must follow the procedures described in the Company’s bylaws, the current form of which is available under “Corporate Governance” on the “Company” page of NCR’s website at https://www.ncr.com/about/corporate-governance. See Procedures for Nominations Using Proxy Access, Procedures for Stockholder Proposals and Nominations for 2023 Annual Meeting Outside of SEC Rule 14a-8 and Procedures for Stockholder Proposals and Nominations for 2023 Annual Meeting Pursuant to SEC Rule 14a-8 in this proxy statement for further details regarding how to nominate directors.

Communications with Directors

Stockholders or interested parties wishing to communicate directly with the Board, the independent Lead Director or any other individual director, the Chair of the Board, or NCR’s independent directors as a group are welcome to do so by writing to the Company’s Corporate Secretary at NCR Corporation, 864 Spring Street NW, Atlanta, Georgia 30308-1007. The Corporate Secretary will forward appropriate communications. Any matters reported by stockholders relating to NCR’s accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee as appropriate. Anonymous and/or confidential communications with the Board may also be made by writing to this address. For more information on how to contact the Board, please see the Company’s Corporate Governance website at https://www.ncr.com/about/corporate-governance.

Code of Conduct

The Company has a Code of Conduct that sets forth the standard for ethics and compliance for all of its directors and employees. The Code of Conduct is available on the Company’s Corporate Governance website at
https://www.ncr.com/company/corporate-governance/code-of-conduct. To receive a copy of the Code of Conduct, please send a written request to the Corporate Secretary at the address provided above.

NCR CORPORATION | 2022 Proxy Statement | 34

Director Compensation

Director Compensation Program

The Committee on Directors and Governance (CODG) maintains our NCR Director Compensation Program (the “Program”). In recommending compensation under the Program, the CODG considered peer group director pay practices and other relevant data and considerations, including material provided by Frederick W. Cook & Co., Inc. (“FWC”), the independent compensation consultant at that time for the Compensation and Human Resource Committee. The Program provides for the payment of annual retainers and annual equity grants to non-employee Board members in accordance with our Stock Plan. Our Stock Plan generally caps non-employee director pay at $1 million per calendar year (including cash and grant date fair value of equity).

Mr. Martire and Mr. Hayford, our employee directors, do not receive compensation under the Program for their service on the Board. Mr. Hayford’s 2021 compensation is disclosed in the Summary Compensation Table in the Executive Compensation Tables section below. Because he is not a named executive officer for 2021, the director compensation tables below include Mr. Martire’s 2021 compensation under our executive compensation program, which was paid to him for his services as our Executive Chairman of the Board.

Mr. Chu retired from NCR Board service on the date of our 2021 Annual Meeting of Stockholders (“2021 Annual Meeting”) and received no further compensation under the Program thereafter. Mr. Thompson, who passed away on September 12, 2021, received compensation under the Program to the extent noted herein.

Annual Retainer

In 2021, the CODG recommended, and the Board approved, that the annual retainer for each non-employee director under the Program for the 2021-2022 Board Year would remain unchanged at $80,000, and that the additional annual retainer for independent Lead Director service would be increased to $75,000 (up from $40,000). Also remaining unchanged for such Board Year were all additional annual retainers for committee Chair and committee member services except those for the CODG and Risk Committee Chairs, each of which were increased to $20,000 (up from $18,000), and those for the following committee members: Compensation and Human Resource Committee members - increased to $12,500 (up from $11,000), CODG and Risk Committee members – each increased to $10,000 (each up from $8,000). The CODG and the Board determined that the foregoing increases were appropriate based on the findings of its review of, among other things, materials relating to competitive pay practices and related matters provided by FWC, and the desire to ensure that NCR non-employee director compensation remains competitive and generally aligned at approximately the median of its peer group.

Additional Annual Retainers for Board Committee Service ($)

Committee	Committee Chair	Committee Members

Audit Committee	34,000	15,000

Compensation and Human Resource Committee	27,000	12,500

Committee on Directors and Governance	20,000	10,000

Risk Committee	20,000	10,000

NCR CORPORATION | 2022 Proxy Statement | 35

The Program provides for grants of prorated annual cash retainers for Board service to directors who join the Board mid-year. Cash retainers for Committee service are prorated in the event a director commences or ceases service on a particular Committee of the Board mid-year. In each case, proration is based on the number of days served on the Board or the applicable Committee during the applicable payment period.

The annual retainers for Board and committee service are generally paid in four equal installments on approximately June 30, September 30, December 31 and March 31. They may be received at the director’s election in: (i) cash; (ii) shares of NCR common stock; (iii) one-half cash and one-half shares of NCR common stock; or (iv) deferred NCR restricted stock units (RSUs) distributable in shares of NCR common stock after director service ends. For annual retainers earned in 2021: Mr. Blank, Mrs. Burke, Ms. Farrington, Ms. Kiser, Mr. Kuehn, Mr. Mucci, Mr. Larsen and Mr. Thompson elected to receive cash retainers; Mr. Chu elected to receive one-half of his retainers in cash and one-half in shares of NCR common stock; and Mr. Begor elected to receive his retainers in deferred shares of NCR common stock.

Given his retirement from Board service on our 2021 Annual Meeting date, Mr. Chu received no further annual retainer amounts after such date. Following payment of his September 30, 2021 annual retainer installment, Mr. Thompson received no further annual retainer amounts.

Annual Equity Grant

Under the Program, the CODG and the Board determine the value of the annual equity grant made to non-employee directors elected at the annual meeting of NCR stockholders. For the 2021-2022 Board Year, based on an evaluation of peer group pay data and other material provided by FWC, the CODG recommended, and the Board agreed, that the annual equity grant value under the Program should remain unchanged at $225,000 for the same reasons noted above for continuing the annual retainer unchanged. Accordingly, on the 2021 Annual Meeting date, each then serving non-employee director received an annual equity grant of RSUs valued at $225,000, excluding Mr. Chu who retired from Board service on that date. The Program also permits prorated mid-year equity grants for non-employee directors who join our Board mid-year and in other appropriate circumstances.

Annual equity grants made to directors on our 2021 Annual Meeting date generally vest in four equal quarterly installments beginning three months after the grant date, except that pursuant the terms of his grant agreement, Mr. Thompson’s annual equity grant vested in full effective on his date of death. Annual equity grants may be deferred at the director’s election. Mr. Begor, Ms. Kiser and Mr. Larsen elected to defer receipt of their 2021 annual equity grant shares until director service ends. Mid-year equity grants generally vest on the same quarterly vesting dates that apply to full year directors.

Director Stock Ownership Guidelines

Our Corporate Governance Guidelines (Guidelines) include stock ownership guidelines promoting commonality of interest with our stockholders by encouraging non-employee directors to accumulate a substantial stake in NCR common stock. Under the Guidelines, non-employee directors are encouraged to accumulate NCR stock ownership equal to five times the annual retainer amount. Newly elected directors have five years to attain this ownership level. Ownership includes shares owned outright, restricted stock, and interests in RSUs or deferred shares, and excludes stock options. As of December 31, 2021, all of our non-employee directors exceeded the Guidelines or were within the five-year compliance period.

NCR CORPORATION | 2022 Proxy Statement | 36

Director Compensation Tables

Compensation for 2021 ($)

Director Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation(3)	Total

Mark W. Begor	-	382,945	-	382,945

Gregory Blank	104,500	225,024	-	329,524

Catherine L. Burke	102,725	225,024	-	327,749

Chinh E. Chu	17,375	17,381	-	34,756

Deborah A. Farrington	116,108	225,024	-	341,132

Georgette D. Kiser	109,000	225,024	-	334,024

Kirk T. Larsen	126,125	225,024	-	351,149

Martin Mucci	75,138	225,024	-	300,162

Matthew A. Thompson	91,500	225,024	-	316,524

Frank R. Martire	-	-	1,580,763	1,580,763

(1) For non-employee directors, this column shows annual retainers earned in cash in 2021.

(2) For non-employee directors, this column shows the aggregate grant date fair value, as determined in accordance with FASB ASC Topic 718, of annual equity grants (including deferred grants), and annual cash retainers received as current or deferred shares (also referred to as “phantom stock units”). See Note 8 of the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, where we explain assumptions made in valuing equity awards.

(3) For Mr. Martire, the amount shown in this column consists of amounts provided under our executive compensation program. The total amount includes salary paid in 2021 ($738,462), the value of Company-paid premiums for life insurance ($52), Company matching contributions to our broad-based qualified 401(k) plan ($9,750), Company-paid amounts for medical diagnostic services under our Executive Medical Exam Program and for financial planning assistance under our Executive Financial Planning Program ($10,000 and $12,000 respectively), the Company’s incremental cost for personal use of the corporate aircraft for the reasons set forth in footnote (1) to our Perquisites – 2021 Table below ($413,889), a 2021 performance share RSU award ($186,629; aggregate grant date fair value determined as noted in the preceding footnote (2)), and a 2021 performance-based RSU award ($209,981; aggregate grant date fair value determined as noted in the preceding footnote (2)). For general details, see the disclosures with respect to our Executive Compensation – Compensation Discussion & Analysis section and our Perquisites – 2021 Table.

NCR CORPORATION | 2022 Proxy Statement | 37

This Table shows the grant date fair value of non-employee director annual equity grants and other equity granted in 2021 under the Program.

Grant Date Fair Value(1) of Director(2) 2021 Retainers and Equity Grant Shares ($)

Director Name	Annual Equity RSU Grant	Current Stock in lieu of cash	Deferred Stock in lieu of cash

Mark W. Begor	225,024	-	157,921

Gregory Blank	225,024	-	-

Catherine L. Burke	225,024	-	-

Chinh E. Chu	-	17,381	-

Deborah A. Farrington	225,024	-	-

Georgette D. Kiser	225,024	-	-

Kirk T. Larsen	225,024	-	-

Martin Mucci	225,024	-	-

Matthew A. Thompson	225,024	-	-

(1) Grant date fair value, as determined in accordance with FASB ASC Topic 718, of annual equity grants (including deferred grants), and annual cash retainers received in the form of current shares or deferred shares (also referred to as “phantom stock units”). See Note 8 of the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 for an explanation of the assumptions we make in the valuation of our equity awards.

(2) For Mr. Martire, 2021 equity grants under our executive compensation program included these awards with associated grant date fair values determined as provided in the preceding footnote (1): (i) performance share RSUs – $186,629; and (ii) performance-based RSUs – $209,981.

NCR CORPORATION | 2022 Proxy Statement | 38

This Table shows the shares of NCR common stock underlying director equity awards as of December 31, 2021.

Shares of NCR Common Stock

Underlying Director(1) Equity Awards as of December 31, 2021 (#)

Director Name	Outstanding Options	RSUs Outstanding	Deferred Shares Outstanding

Mark W. Begor	-	-	26,589

Gregory Blank	-	2,800	-

Catherine L. Burke	-	2,800	-

Chinh E. Chu	-	-	-

Deborah A. Farrington	-	2,800	-

Georgette D. Kiser	-	-	5,599

Kirk T. Larsen	-	-	18,457

Martin Mucci	-	2,800	-

Matthew A. Thompson	-	-	-

(1) For Mr. Martire, equity awards under our executive compensation program outstanding as of December 31, 2021 included 774,504 nonqualified stock options and 99,640 RSUs.

NCR CORPORATION | 2022 Proxy Statement | 39

Proposal 2 – Say On Pay: Advisory Vote on the Compensation of the Named Executive Officers

The Board of Directors recommends that you vote FOR the proposal to approve, on a non-binding and advisory basis, the compensation of the named executive officers as disclosed in these proxy materials.

•	At our 2021 Annual Meeting, 15.8% of our stockholders voted in support of our 2020 executive compensation program.

•

The Board and our Compensation and Human Resource Committee recognized the dissatisfaction expressed by our stockholders. As a result, we conducted an extensive Board-led stockholder outreach, following which multiple enhancements requested by stockholders were made by our Compensation and Human Resource Committee to our 2021 and 2022 executive compensation programs, in direct response to stockholder concerns and in order to strengthen the link between management and stockholder interests.

•

The Board and our Committee highly value investor engagement and consider the feedback received from our stockholders during outreach meetings as essential to developing and improving our executive compensation programs. We are committed to continuing our stockholder outreach at least annually in order to elicit critical investor feedback to guide the evolving parameters of these programs.

•	The 2021 and 2022 incentive plans adopted by the Committee directly respond to stockholder feedback and tighten the link between executive pay and Company performance with:

•	Short-term Annual Incentive Plan (AIP):

¡	For 2021 – ESG and Customer Satisfaction (NPS) as +/- 20% modifier against AIP EBITDA results (100% weight)

¡	For 2022 – Added new AIP Revenue metric (25% weight), independent stand-alone ESG and NPS metrics (20% weight), together with AIP EBITDA (55% weight)

•	Long-term Incentive Plan:

¡	For 2021 and 2022 – performance-based restricted stock units subject to 3-year performance periods and 3-year cliff-vesting, increased to represent 60% of award value for 2021

¡

For 2022 – 100% performance-based restricted stock unit awards, new relative Total Shareholder Return metric (rTSR) for 40% of award value, with aggressive rTSR goals, absolute rTSR governor, and remaining 60% of award value subject to LTI Recurring Revenue and LTI EBITDA goals

•

No special one-time incentive plans for 2021 or 2022 and the Committee clarified that it does not expect to adopt any non-routine, special incentive plans for our named executives in the future absent extraordinary circumstances

•	No 2022 increases in salary, bonus target or long-term incentive grant values – Total Direct Executive Compensation for all named executives generally held flat in total and by component for 2022

•	Confirmation as noted in our 2020 Proxy Statement that the separation of our former Chief Financial Officer qualified for severance under the terms of our Executive Severance Plan

•	Affirmed that severance under our Executive Severance Plan will not be paid to named executives who voluntarily resign from Company service and no additional amounts

NCR CORPORATION | 2022 Proxy Statement | 40

will be paid under this Plan unless required to obtain additional covenants, transition services or similar additional consideration determined to be proportionate and necessary and appropriate to protect the interests of our stockholders and the Company

•

Robust, responsive action by our Board and Committee with executive compensation program changes and clarifications that further the interests our stockholders – see Our Responses to Stockholder Feedback – 2021 & 2022 Program Changes section below

Proposal Details

We conduct a Say On Pay vote at our annual meeting of stockholders as required by Section 14A of the Securities Exchange Act of 1934, as amended. We currently conduct the Say On Pay vote every year. Unless our Board changes its policy, our next Say On Pay vote following the 2022 Annual Meeting of Stockholders will be held at our 2023 Annual Meeting of Stockholders. While this vote is non-binding, the Board and the Compensation and Human Resource Committee (the “Committee” as referenced throughout the various sections of this Proposal 2, including the Executive Compensation – Compensation Discussion & Analysis section) highly value the opinions of our stockholders. The Committee will consider the outcome of the Say On Pay vote as part of its annual evaluation of our executive compensation program.

Please read the following Executive Compensation – Compensation Discussion & Analysis section and our Executive Compensation Tables for information necessary to inform your vote on this proposal.

How Does the Board Recommend that I Vote on this Proposal?

The Board of Directors recommends that you vote to approve, on a non-binding and advisory basis, the compensation of the named executive officers as disclosed in these proxy materials. Properly authorized proxies received by the Board will be voted FOR this proposal unless they specify otherwise.

Vote Required for Approval

Under applicable Maryland law and the Company’s Charter and Bylaws, a majority of all the votes cast by holders of our common stock and Series A Convertible Preferred Stock voting together as a single class (in person via attendance at the virtual meeting or by proxy), with the Series A Convertible Preferred Stock voting on an as-converted basis, is required to approve, on a non-binding and advisory basis, the compensation of the named executive officers as disclosed in these proxy materials. Under Maryland law, abstentions and broker “non-votes” will not be counted as votes cast and will have no effect on the approval of this proposal. Properly authorized proxies received by the Board will be voted FOR this proposal unless they specify otherwise.

NCR CORPORATION | 2022 Proxy Statement | 41

Letter from the Chair of Our Compensation and Human Resource Committee

March 22, 2022

NCR Stockholders,

As the new Chair of our Compensation and Human Resource Committee, I am pleased to present to you our 2022 Report on Executive Compensation. Before recapping the Company’s performance, I’d like to address our Say On Pay vote in 2021.

The result of our Say On Pay vote at last year’s Annual Meeting of Stockholders was an unmistakable message to the entire Board of Directors and NCR executive team. It demanded that we better understand our stockholders’ concerns, take an unvarnished review of our compensation framework, and make changes, as appropriate. With that process now largely complete, I would like to share some highlights of our activities and the changes we implemented.

Our discussions with stockholders were critical to obtaining a clearer understanding of their specific concerns. Several directors spoke with stockholders owning more than one-third of our outstanding shares, and their feedback informed the actions we took. In addition, a new independent member was added to the Committee along with my new role as Chair, and the Committee engaged a new independent compensation consultant, Farient Advisors LLC, to provide insight on how we could address stockholder concerns. A chief concern expressed by many stockholders was the viewpoint that the executive compensation program was not properly aligned with stockholders’ interests and the Company’s performance. As a result, our top priority was to identify and make changes that would strengthen pay-for-performance alignment, which is a core tenet of our compensation philosophy.

The Committee made a number of immediate changes to the 2021 compensation, and based on further review, made additional changes and affirmations for 2022. Highlights include:

1.

Discontinued the use of non-routine, special incentive plans for our named executive officers, and clarified that the Committee does not expect to adopt any such plans for named executives in the future absent extraordinary circumstances

2.	Amended the outstanding 2020 performance share RSU awards for our CEO, COO, and other named executives who received such awards:
•

extended the performance requirements on the RSUs from 18 to 30 months, so any share gains must be sustained until then (performance had been achieved at maximum at the time of the amendment and at the original performance measurement date, thus this retroactive amendment created meaningful downside risk and no additional upside opportunity); and

•	extended the vesting period for the first tranche of the RSUs by approximately 12 months, thus extending the period during which these RSUs remain subject to a risk of forfeiture
3.	Held ongoing total direct executive compensation of our named executives generally flat in 2022
4.

Diversified our 2021 Annual Incentive Plan (AIP) metrics by incorporating Stakeholder Metrics, including ESG and customer satisfaction (NPS), as a +/- 20% modifier to AIP EBITDA results (weighted 100%)

5.

Further diversified our Annual Incentive Plan metrics in 2022 by elevating our Stakeholder Metrics to independent, stand-alone metrics (weighted 20%), adding a new financial metric – AIP Revenue (weighted 25%), and retaining the AIP EBITDA metric with a reduced weighting (55%)

6.	Designed our 2022 Long-term Incentive Plan (LTI) to be 100% performance-based
7.	Incorporated a Relative Total Shareholder Return measure to supplement our LTI EBITDA growth and LTI Recurring Revenue growth measures
8.	Revisited goal rigor, requiring NCR to meet aggressive performance conditions in order to earn awards
9.	Confirmed as noted in our 2020 Proxy Statement that the separation of our former Chief Financial Officer qualified for severance under the terms of our Executive Severance Plan
10.

Affirmed our expectation that severance under the NCR Executive Severance Plan will not be paid to named executives who voluntarily resign from Company service and no additional amounts will be paid under this Plan unless required to obtain additional covenants, transition services, or similar additional consideration determined to be proportionate and necessary and appropriate to protect the interests of the Company and our stockholders

Our stockholders spoke, and we listened.

Sincerely,

Deborah A. Farrington

Chair, Compensation and Human Resource Committee

NCR CORPORATION | 2022 Proxy Statement | 42

Executive Compensation

Board and Compensation and Human Resource Committee Report on Executive Compensation

The Compensation and Human Resource Committee of our Board of Directors, comprised of all independent directors, reviewed and discussed the below Executive Compensation – Compensation Discussion & Analysis (“CD&A”) with management. Based on that review and those discussions, the Committee recommended to our Board of Directors that the CD&A be included in these proxy materials.

The Compensation and Human Resource Committee

Deborah A. Farrington (Chair)
Mark W. Begor
Kirk T. Larsen
Martin Mucci

Executive Compensation – Compensation Discussion & Analysis

Introduction

This CD&A provides an overview of the Company’s strategy and performance, stockholder engagement process, 2021 executive compensation programs and decisions, and highlights of our executive compensation program for 2022. This CD&A focuses on the compensation of our Named Executive Officers (the “named executives”) shown below for the fiscal year 2021. The Committee has the authority to establish the Company’s executive compensation programs and make compensation decisions for these named executives.

Our Named Executive Officers

Michael Hayford – Chief Executive Officer (CEO) (and President through August 15, 2021)

Owen Sullivan – President and Chief Operating Officer (COO) (President beginning August 16, 2021)

Timothy Oliver – Senior Executive Vice President and Chief Financial Officer (CFO)

Adrian Button – Executive Vice President, Product and Service Operations Don Layden – Executive Vice President, President, Payments & Network, Head of Strategy and M&A (effective October 1, 2021)

Additional Information and Definitions

This CD&A uses capitalized terms, certain of which are defined in the Glossary of Key Terms Used In Our CD&A and Executive Compensation Tables section below, including certain terms used with respect to the metrics established by our Committee for the Company’s executive incentive plans.

NCR CORPORATION | 2022 Proxy Statement | 43

CD&A Quick Reference Guide

Key Topics	Core Sections	Page
Stockholder Engagement, Our Responses to Stockholder Feedback, and Business Overview	Stockholder Engagement and 2021 Say On Pay Vote Our Responses to Stockholder Feedback – 2021 & 2022 Program Changes Business Overview	44 45 47

Governance of Our Compensation Programs

Compensation Philosophy and Committee Role

Best Practices in Executive Compensation - What We Do and Don’t Do

Role of Our Independent Compensation Consultant

Our Process for Establishing 2021 Compensation

48 49 50 50

Our Executive Compensation Program Elements, Pay Mix and Payouts	Compensation Mix for 2021 2021 Compensation Program Elements and Payouts 2021 Salaries 2021 Annual Incentive Plan 2021 Long-Term Incentive Program 2022 Compensation Program Highlights	52 52 53 53 58 60

Our Other Compensation Policies and Practices

Other Benefits and Perquisites

Severance Benefits – Standard Severance and Change in Control (CIC) Severance

Stock Ownership Requirements

Compensation Clawback Policy

Hedging and Pledging Policy

Tax Considerations in Setting Executive Compensation

62 62 63 63 64 64

Glossary of Key Terms	Glossary of Key Terms Used In Our CD&A and Executive Compensation Tables	64

Stockholder Engagement and 2021 Say On Pay Vote

We regularly engage with our stockholders to understand their perspectives and views on our Company, including our executive compensation program, corporate governance and other strategic initiatives. Our annual Say On Pay vote is one avenue for the Board to receive feedback from stockholders regarding our executive compensation program. The support for our 2021 Say on Pay proposal was clearly unsatisfactory to the Board. As a result, we engaged in an extensive stockholder outreach program throughout 2021 to obtain feedback on our executive compensation program and other matters relating to NCR, including ESG issues. We proactively reached out to 31 stockholders owning approximately 57% of our outstanding shares and spoke with 12 stockholders owning approximately 36% of our outstanding shares(1). Stockholder engagement was conducted to determine specific investor concerns, discuss remediation measures, and ensure the incorporation of valuable inputs in executive compensation structure and oversight. All such meetings were attended by one or more of the following independent directors: Chair of the Committee Matthew Thompson, Committee member Kirk Larsen and Lead Independent Director Mark Begor. All feedback from this

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engagement initiative was shared with the full Board and helped to inform the changes approved by the Committee for our executive compensation programs.

(1)

The calculation of the above percentages represents stockholder outreach throughout 2021 but is based on the number of outstanding Company shares as of December 31, 2021 and stock ownership reported in publicly available filings as of December 31, 2021 and so these percentages may include stockholder outreach to persons who held stock at the time of the outreach, but no longer held stock as of December 31, 2021.

Our Responses to Stockholder Feedback – 2021 & 2022 Program Changes

Following our extensive Board-led investor outreach noted above, to address stockholder concerns and further improve our executive compensation program, the Committee adopted revised executive compensation program designs for both 2021 and 2022, including multiple changes that were directly responsive to stockholder feedback (including our 2021 Say On Pay vote) and aligned with our strategic priorities. The primary changes resulting from stockholder feedback shared at these meetings are summarized in the Table below. A new round of investor outreach to inform our executive compensation programs will begin in early 2022.

Action / Stockholder Feedback	What We Did / What We Are Doing
	Changes Made in 2021	Changes Made for 2022
Significantly Improved Pay and Performance Alignment

◾  Discontinued the use of special one-time and off-cycle incentive plans and awards – the Committee clarified that it does not expect to adopt any non-routine, special incentive plans for our named executives in the future absent extraordinary circumstances

◾  Retroactively took the unusual step of amending outstanding 2020 Performance share RSU grants for our CEO, COO, and other named executives who received such awards by subjecting the RSUs to greater downside risk and extending by 12 months the vesting period during which the first tranche of these RSUs are subject to a risk of forfeiture

–  Extended the period over which stock price performance will be measured from 18 to 30 months, so any share gains must be sustained until then

–  Performance had been achieved at maximum at the time of the amendment and at the original performance measurement date, so the retroactive amendment created meaningful downside risk and no additional upside opportunity

◾  Ongoing Total Direct Executive Compensation for all named executives generally held flat in total and by component (i.e., salary, bonus target, and long-term incentive grant values)

◾  Diversified the Annual Incentive Plan (AIP) metrics to include top and bottom-line growth and ESG & NPS

–  Added an AIP Revenue metric, weighted 25%, to further drive the Company’s growth strategy

–  Reduced the weighting of AIP EBITDA from 80% to 55%, with target set at 10% over 2021 results

–  Changed Stakeholder Metrics (ESG & NPS) from a modifier to 20% independently weighted measures, in aggregate

◾  Re-designed the Long-Term Incentive Plan

–  Increased the weighting of performance-based RSUs for named executives from 60% to 100% of total 2022 LTI awards

–  Added a Relative Total Shareholder Return (rTSR) metric, weighted 40% (replacing performance share RSUs), with rigorous performance conditions

➢Required above market performance for target and maximum awards, as shown below

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Action / Stockholder Feedback	What We Did / What We Are Doing
	Changes Made in 2021	Changes Made for 2022

– Extended the vesting period for
the first tranche by approximately
12 months, so any earned shares
will vest in a single installment
after 30 months, which
meaningfully extends the period
during which these RSUs remain
	subject to a risk of forfeiture		TSR %ile Achieved Relative to S&P MidCap 400 Value Index	RSUs Earned % of Target(1)
		Maximum	≥ 80th	200%
		Target	55th	100%
		Threshold	25th	50%
		< Threshold	< 25th	0%

◾  Increased the weight of performance-based RSUs for our named executives from 35% to 60% of total 2021 LTI Plan awards

◾  For 2021 Annual Incentive Plan (AIP), required competitive financial performance and growth over 2020 performance

–  AIP EBITDA target (100% weight) set at 13% over 2020 results disclosed in our 2021 Proxy Statement

(1)Interpolate for performance between discrete points

➢Absolute governor: Capped awards at target unless absolute TSR ≥ 0%

–  Maintained the LTI EBITDA growth and LTI Recurring Revenue growth measures, each weighted 30%

–  Required competitive performance and growth over 2021 performance

➢LTI EBITDA target for 2022 set at 10% over 2021 results

➢ LTI Recurring Revenue target for 2022 set at 8% over 2021 results

Incorporated ESG and NPS Stakeholder Metrics into 2021 & 2022 Annual Incentive Plan Designs

◾  Added Stakeholder Metrics that are important to NCR as a modifier, which could increase or decrease the earned payout under the Annual Incentive Plan by +/- 20%

–  Used Net Promoter Score (NPS) as a measure of customer satisfaction to modify award by up to +/- 10%

–  Used ESG measures to modify award by up to +/- 10%, including among other initiatives:

➢ establishing of a diverse supplier program

➢ launching a key talent initiative and implementing a leadership development program

➢  conducting numerous employee surveys to inform our ESG strategy

➢ developing a baseline for measuring eNPS

◾  Elevated Stakeholder Metrics to independent, stand-alone metrics with an aggregate 20% weighting, instead of a modifier

–  Used improvement in NPS with a 10% weighting

–  Used ESG measures with a 10% weighting, consisting of four qualitative and specific objective ESG goals covering DEI, Workforce & Talent, Information Security, and Environmental Sustainability:

➢  Social – Sustainability Accounting Standards Board (SASB) disclosure

➢ Social Workforce: eNPS

➢  Data Privacy / Security – BitSight Score

➢ Environmental – Disclosure and targeted reduction of our Greenhouse Gas Emissions

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Action / Stockholder Feedback	What We Did / What We Are Doing
	Changes Made in 2021	Changes Made for 2022

Severance for Named Executives who Separate from Company Service

◾  The Committee affirmed its expectation that severance under our Executive Severance Plan will not be paid to named executives who voluntarily resign from Company service and no additional amounts will be paid under this Plan unless required to obtain additional covenants, transition services, or similar additional consideration determined to be proportionate and necessary and appropriate to protect the interests of the Company and our stockholders

◾  The Committee confirmed as noted in our 2020 Proxy Statement that the separation of our former Chief Financial Officer qualified for severance under the terms of our Executive Severance Plan

◾ Continued in 2022
Committee Membership and Independent Compensation Consultant

◾  Our Board appointed a new independent director to the Compensation and Human Resource Committee, who, together with the new Chair of this Committee and the continuing members, will assist in implementing the changes to our executive compensation program made by the Company to address stockholder concerns

◾   Engaged a new compensation consultant, Farient Advisors LLC, an independent, nationally recognized executive compensation consulting firm, to serve as its independent compensation consultant beginning in September 2021 (as successor to its prior independent compensation consultant which was engaged by the Committee through August 2021)

◾ Maintaining new Committee membership and consulting resource for continued work in 2022

Business Overview

NCR is a software- and services-led enterprise technology provider that runs stores, restaurants and self-directed banking for our customers. Our software platform, which runs in the cloud and includes microservices and APIs that integrate with our customers systems, and our NCR-as-a-Service solutions bring together all of the capabilities and competencies of NCR to power the technology to run our customers’

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operations. We serve customers in the financial, retail, hospitality, and telecommunications and technology industries. Our portfolio includes digital first software and services offerings for banking, retailers and restaurants, as well as payments processing and networks, multi-vendor connected device services, automated teller machines (ATMs), point of sale (POS) terminals and self-service technologies. We also resell third-party networking products and provide related service offerings in the telecommunications and technology sectors. Our solutions are designed to support our transition to becoming a software platform and payments company. NCR is a global company that is headquartered in Atlanta, Georgia.

Company 2021 Financial Performance

2021 Financial Highlights

Our full year cash flow from operations was $1.08 billion and full year free cash flow(1) was $460 million

Our recurring revenue increased 25% from the prior year and comprised 58% of total consolidated revenue

Our revenue increased 15% from the prior year and software and services revenue represented 73% of total consolidated revenue

Our full year GAAP diluted EPS increased to $0.58 in 2021 from $(0.30) in 2020 and our full year non-GAAP diluted EPS increased to $2.56 in 2021 from $1.69 in 2020

Completed redemption of notes due in 2025 for $400 million and sold $300 million of trade receivables

Completed the transaction with Cardtronics plc and we are on track with the integration process

(1) Free cash flow is a non-GAAP measure. Net cash provided by operating activities is the most directly comparable GAAP measure. Refer to the Supplementary Non-GAAP Information section of this proxy statement for the reconciliation of free cash flow.

(2) Non-GAAP diluted EPS is a non-GAAP measure. Diluted EPS is the most directly comparable GAAP measure. Refer to the Supplementary Non-GAAP Information section of this proxy statement for the reconciliation of Non-GAAP diluted EPS.

As demonstrated by the financial highlights above, even in a challenging economic environment where material, labor and freight costs escalated due to supply chain challenges brought on by a global pandemic, NCR continued to successfully implement its strategic business transformation strategy. NCR’s executive leadership team adapted to drive strong growth, higher profitability and increased cash flow, while also improving customer satisfaction.

Compensation Philosophy and Committee Role

Our executive compensation program rewards executives for achieving and exceeding the Company’s strategic business and financial goals in furtherance of stockholder interests. The Committee accomplishes this by generally linking executive compensation to Company-wide metrics and operational results for areas that each member of our executive team directly controls. The Committee regularly evaluates the elements of our program to ensure that they appropriately align executive pay with Company performance, reflect the feedback shared by our stockholders, and are consistent with both Company and stockholder short-term and long-term goals given the dynamic nature of our business and the markets where we compete for talent. The Committee annually approves the design of our executive compensation program, performance objectives, specific goals, results, compensation levels and final compensation for our named executives. For more details on the materials and data considered by the Committee in establishing our 2021 executive compensation program, including a description of our peer group for compensation purposes, see the Our Process for Establishing 2021 Compensation section below.

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Best Practices in Executive Compensation – What We Do and Don’t Do

Our executive compensation program features many best practices:

WHAT WE DO	WHAT WE DON’T DO

✓  Clarified Severance Policy. Severance will not be paid under the NCR Executive Severance Plan to named executives who voluntarily resign from Company service and no additional amounts will be paid unless required to obtain additional covenants, transition services, or similar additional consideration determined to be proportionate and necessary and appropriate to protect the interests of the Company and our stockholders. The Committee confirmed as noted in our 2020 Proxy Statement that the separation of our former Chief Financial Officer qualified for severance under the terms of our Executive Severance Plan.

✓  Independent Compensation Consultant. The Committee retains an independent compensation consultant to evaluate and advise on our executive compensation programs and practices, as well as pay mix and levels for our named executives.

✓  Double Trigger Benefits in the Event of a Change in Control. Assumed equity awards do not vest in a change in control of NCR unless employment also ends in a qualifying termination.

✓  Reasonable Change in Control Severance. Change in control cash severance benefits range from one to three times target cash pay depending upon the executive’s position.

✓  Compliant Procedures for Trading of NCR Stock. We only permit executive officers to trade in NCR common stock with appropriately protective pre-clearance procedures, including pursuant to a Rule 10b5-1 trading plan.

✓  Strong Compensation Clawback Policy. Executive awards are subject to clawback in specified circumstances as described herein.

✓  Robust Stock Ownership Guidelines. We require our executive officers to meet our guidelines, which range from two to six times salary, and to maintain the guideline ownership level after any transaction.

X   No Guaranteed Annual Salary Increases or Guaranteed Bonuses. Salary increases and bonuses are not guaranteed for our named executives. Salaries are instead based on individual performance evaluations and competitive considerations as determined appropriate by the Committee, with bonuses generally tied to performance on corporate financial and non-financial metrics that link executive and stockholder interests and drive our business priorities.

X   No Compensation Plans that Encourage Excessive Risk Taking. Based on the Committee’s annual review, none of our pay practices incentivize executives or employees to engage in unnecessary or excessive risk-taking.

X   No Hedging or Pledging of NCR Securities. Our policies prohibit hedging and pledging of the Company’s equity securities as described in the Hedging and Pledging Policy section below.

X   Perquisites. We offer only perks we believe important to be competitive, to attract and retain highly talented executives, enhance productivity and ensure focus on critical business activities, and protect the health, safety and security of our executives.

X   No Dividends or Dividend Equivalents Paid on Unvested Equity Awards. Equity awards must vest before dividends are payable.

X   No Special Executive Pension Benefits. There are no special executive or broad-based pension benefits for any named executives.

X   No Excise Tax Gross-ups. Our named executives are not eligible for excise tax gross-ups or tax gross-ups on any perquisites other than standard relocation benefits.

X   No Repricing Stock Options or SARs. Our Stock Plan prohibits repricing of stock options and stock appreciation rights without prior stockholder approval.

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Role of Our Independent Compensation Consultant

To assist in review and oversight of our executive compensation programs, the Committee currently retains and is advised by Farient Advisors LLC (“Farient”) (beginning in September 2021), and previously retained and was advised by Frederic W. Cook & Co., Inc. (“FWC”) (through August 2021). Both Farient and FWC are nationally recognized executive compensation consulting firms that are independent of the Company’s management and report directly to the Committee. When making executive compensation decisions, the Committee considered the advice and recommendations of Farient and FWC during the respective periods they were retained. Farient and FWC also attended all meetings of the Committee during such respective periods. Our CEO and our Executive Chair were not present during Committee discussions about their own compensation with the applicable independent compensation consultant, and the consultants’ reports on CEO and Executive Chair compensation are not shared with these officers. For more about the role of these independent compensation consultants as advisors to the Committee in 2021, see the Compensation and Human Resource Committee section above.

Our Process for Establishing 2021 Compensation

Our Committee has the sole authority to establish compensation levels for our named executives. When making compensation decisions, the Committee carefully examines:

•	External Market Analysis – Peer Group and Survey Data – including reports by the Committee’s independent compensation consultant on peer group member pay data and external market surveys;

•	Internal Compensation Analysis – Tally Sheets and Internal Equity – including management reports on comparable internal compensation levels and compensation history; and

•	Recommendations – from certain members of management concerning compensation for named executives in the limited circumstances noted below.

External Market Analysis

When determining salary and target annual incentive and long-term incentive opportunities, the Committee evaluates broad-based survey and proxy data prepared by its independent compensation consultant, considers key business decisions that can impact compensation, and reviews a competitive pay range. The Committee retains the flexibility to make adjustments to compensation opportunities that respond to market conditions, grant rate, promotions, individual performance and internal equity.

Compensation Peer Group. The Committee reviews the Company’s compensation peer group annually with its independent compensation consultant and makes changes to the group, as needed. This review includes a comprehensive modeling of long-term incentive costs and resulting levels of stockholder value transfer and dilution, which the Committee considers when developing the aggregate annual budget for equity compensation awards.

The unique combination of industries represented by our core business creates challenges in identifying comparable companies for executive compensation analysis. We select our peer group by examining other companies in terms of industry, size and recruiting in our GICS (Global Industry Classification Standard) industry group that are in the software and services or technology hardware industries, and are of reasonably similar size based primarily on annual revenues. In addition, we look at variances to these metrics based on unique circumstances. We also consider other companies outside our GICS industry group where we compete for talent.

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Final 2021 Peer Group. The Committee carefully reviewed our 2020 peer group, and with the advice of its independent compensation consultant (FWC at such time), continued in 2021 to use the same peer group approved for 2020 for purposes of benchmarking our executive compensation program:

ACI Worldwide Black Knight Citrix Systems Diebold Nixdorf Fidelity National Information Services Fiserv	Global Payments Intuit Juniper Networks Keysight Technologies NetApp NortonLifeLock	Paychex Sabre Seagate Technology ServiceNow Western Digital Xerox Holdings

External Market Surveys. The Committee reviewed a comprehensive analysis and assessment prepared by its independent compensation consultant, which showed the competitive position of our named executives’ pay mix and levels compared to the marketplace using a combination of survey data provided by the Company as well as proxy data from our peer group. Market survey data includes surveys concentrated on companies in both general and high-tech industries, which encompasses the Company’s competitors and non-competitors. The broad-based surveys give the Committee access to market data for numerous companies under a consistent methodology to assist our understanding of market trends and practices. For 2021, the Willis Towers Watson Executive Compensation Survey was used, which included data on corporate-wide roles for general industry and high-tech companies.

The Committee considers a market competitive range when setting compensation, and retains flexibility to set compensation above or below the range based on individual considerations. When setting 2021 compensation levels for Mr. Hayford, Mr. Sullivan and Mr. Oliver, the Committee considered our peer group’s executive compensation data. For Mr. Button, the Committee considered both our peer group’s executive compensation data and general market survey data for similar positions. Mr. Layden’s 2021 compensation was individually negotiated under his October 2021 new hire employment agreement, and under his consulting agreement before commencing employment. These agreements do not entitle Mr. Layden to any guaranteed bonuses.

Internal Compensation Analysis – Tally Sheets and Internal Equity

Tally Sheets. At each regular Committee meeting considering compensation changes, the Committee reviews comprehensive internal tally sheets showing the total compensation opportunity provided to each of our named executives over a three-year period. The tally sheets allow the Committee to review the degree to which historic, current and projected compensation, including unvested equity awards, support the Company’s pay for performance philosophy and retention objectives. The Committee uses the data in the tally sheets to assess actual and projected compensation levels. In addition, the tally sheets are used to compare year-over-year compensation as part of the process of establishing competitive compensation levels for the following year.

Internal Equity. The Committee also reviews internal reports on named executive salaries and incentive plan targets compared to internal peers. To maintain a fair balance throughout the executive level at the Company, we strive for a level of consistency in compensation. Differences in compensation are based on degree of judgment associated with and the strategic nature of particular executive roles, as well as individual performance measured both quantitatively and qualitatively.

Recommendations

In 2021, the Committee also considered recommendations from our CEO, Executive Chair, COO, and CHRO when establishing compensation levels for named executives other than the CEO and the Executive Chair. No member of management other than the Executive Chair participates in Committee discussions about CEO compensation. No member of management provides recommendations or participates in discussions regarding his or her own compensation.

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Compensation Mix for 2021

Compensation Mix for CEO

The portion of performance-based “at risk” compensation increases directly with an executive’s role and responsibility within the Company, ensuring that our senior executives are held accountable to our stockholders. Consistent with our pay for performance philosophy, the Committee directly linked a very significant percentage of our CEO’s 2021 target total pay, 92%, to Company performance through quantitative financial metrics, together with non-financial Stakeholder Metrics including ESG goals that support the strategy of the organization and NPS goals measuring customer satisfaction. For our CEO, this percentage of 2021 target total pay includes salary of $1 million, a target 2021 Annual Incentive Plan award of $1.5 million, and a target value for 2021 LTI Plan equity awards of $10 million (consisting of performance-based RSUs and performance share RSUs).

Compensation Mix for Other Named Executives

The percentage of target total pay directly linked by the Committee to Company performance for our other named executives (excluding Mr. Layden), based on the same pay elements noted for Mr. Hayford, averaged 88% for 2021. Mr. Layden’s compensation upon commencing employment was determined under his negotiated new hire employment agreement with the Company. Taking into account his new hire compensation and his equity awards made in 2021 (which awards were made under his negotiated consulting agreement before he commenced employment in October 2021), the percentage of Mr. Layden’s target total pay that is directly linked to the performance of the Company (including the goal of successfully completing the Cardtronics Acquisition and certain other merger and acquisition activity in 2021 as described below) was 85% for 2021. Mr. Layden received no guaranteed bonuses in 2021 under his negotiated new hire employment agreement, his negotiated consulting agreement or otherwise.

2021 Target Total Direct Compensation Mix

2021 Compensation Program Elements and Payouts

The following describes the elements of our 2021 executive compensation program established by the Committee for our named executives, as well as the payouts earned and funded under the program for our named executives.

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2021 Salaries

The Committee endeavors to set salaries at a level competitive with our peer group. This helps us attract and retain top quality executive talent, while keeping our overall fixed costs at a reasonable level.

For 2021, the Committee approved these salaries for our named executives:

2021 Salary Actions ($)

Named Executive	Salary On January 1, 2021(1)	Salary On December 31, 2021		Rationale for Salary Actions
Michael Hayford	$1,000,000	$1,000,000		No change

Owen Sullivan	$725,000	$825,000	(2)	Competitive adjustment to reflect assumption of additional responsibilities with promotion to President

Timothy Oliver	$625,000	$625,000		No change

Adrian Button	$525,000	$600,000	(3)	Competitive adjustment to reflect assumption of additional responsibilities

Don Layden	N/A	$600,000		New Hire – Competitive position

(1) This Table does not reflect temporary salary reductions for Messrs. Hayford, Sullivan and Button during 2020 in connection with the COVID-19 pandemic reported in our 2020 Proxy Statement. The salaries for these named executives returned to pre-reduction levels effective January 1, 2021.

(2) Mr. Sullivan’s salary increase was effective August 16, 2021.

(3) Mr. Button’s salary increase was effective April 4, 2021.

Pre-Employment Consulting Fees for Mr. Layden. Before commencing employment on October 1, 2021, Mr. Layden served as a consultant for the Company. Pursuant to his negotiated consulting agreement with the Company, in 2021 Mr. Layden earned fees for consulting services together with a transaction incentive fee for his leadership with respect to the Cardtronics Acquisition and certain other 2021 merger and acquisition activity, in the aggregate amount of $1,235,000.

2021 Annual Incentive Plan

Our 2021 Annual Incentive Plan (AIP) established pursuant to the MIP is an annual short-term cash incentive plan designed to strongly link stockholder and executive interests, support NCR’s strategic business objectives, including non-financial environmental, social and governance goals (ESG) and customer satisfaction goals (Net Promoter Score, or NPS), promote the attainment of our 2021 NCR Financial Plan, and reward achievement of organizational objectives and effective collaboration across teams.

The Committee established annual target bonuses for our named executives based on survey and peer group data and positioning within the senior leadership team. The 2021 target opportunities for our named executives remained the same as in 2020, except for Mr. Layden who commenced employment in October 2021.

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2021 Annual Incentive Plan Target Opportunity

(% of Salary)

Named Executive	Target Bonus

Michael Hayford	150%

Owen Sullivan	150%

Timothy Oliver	150%

Adrian Button	125%

Don Layden	150%

2021 Annual Incentive Plan Metrics

Awards under our 2021 Annual Incentive Plan are determined by the achievement of corporate and strategic goals that tie payouts directly to key measures of our overall performance.

Performance Objectives and Weightings

The performance objectives adopted by the Committee are critical drivers and indicators of our corporate success, and were selected based on alignment with stockholder interests, our strategic direction for the year, our business strategy and the goals laid out in our annual NCR financial plan.

•	AIP EBITDA – Sole Financial Objective With 100% Weighting: The Committee established AIP EBITDA as the sole financial performance objective for 2021.

•

Stakeholder Metrics – ESG & NPS Goals Serve as +/- 20% Modifier: The Committee established “Stakeholder Metrics” as an aggregate +/- 20% modifier against plan financial results, consisting of ESG goals (+/- 10%) and an NPS goal (+/-10%).

The Table below summarizes the reasons why we use these metrics, each of which is defined in the Glossary of Key Terms Used In Our CD&A and Executive Compensation Tables section.

2021 Annual Incentive Plan Metric	Why We Use It
AIP EBITDA

•     One of our critical business objectives – driving profitable growth by increasing revenue and controlling operating costs

•     A key measure of our overall annual financial performance, profitability, success and growth

•     Used by investors to assess our annual performance, serving as an indicator of strength and performance of the Company’s ongoing business operations, including funding discretionary spending such as capital expenditures, strategic acquisitions and other investments

•    Creates a strong link between pay and performance in furtherance of stockholder interests

•     Simple to calculate and easily understood by investors and executives

•    Impacts executive behavior by aiding their understanding and evaluation of Company performance for the purpose of making operating decisions that positively impact our stockholders

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2021 Annual Incentive Plan Metric	Why We Use It
Stakeholder Metrics: ESG & NPS	ESG: • Workforce and Talent • Diversity and Inclusion • Information Security • Environmental Sustainability

•    Designed to measure executives’ ability to meet the requirements of our main stakeholders and society at large

•    Key driver of our long-term success

•     Focus our efforts on attracting and retaining valuable talent required to transform our Company into a software platform and payments company

•     Benefit from varied perspectives by increasing gender and ethnic diversity

•    Ensure responsible use of our customers’ data and ensure they are protected against data breaches

•    Minimize our environmental impact while delivering innovative technologies and solutions

NPS: • Calculated by determining our average results under a semi-annual survey of customers conducted by an independent third party

•     Key driver of our long-term success

•    Critical measure of our customers’ overall perception of our brand

•     Reflects the critical importance of customer retention, customer referrals, customer relationships and driving customer satisfaction in our business

•     Measures customer experience and is an indicator of business strength

2021 Funding Targets

Each year the Committee sets rigorous performance targets for our Annual Incentive Plan based on an evaluation of various matters such as corporate strategy, alignment with stockholder interests, corporate responsibility, our annual financial plan, our performance history, the industry outlook and other factors.

AIP EBITDA

For 2021, the Committee adopted threshold, target, and maximum funding levels for the AIP EBITDA objective which, if achieved, would result in preliminary funding at 50%, 100%, and 200%, respectively. Funding levels are interpolated between these points.

•

AIP EBITDA Target: The Committee established an AIP EBITDA performance target of $1.013 billion for 2021 (after constant currency and other Committee approved adjustments noted with respect to the definition of this metric in the Glossary of Key Terms Used In Our CD&A and Executive Compensation Tables section).

•	The 2021 target level of $1.013 billion represents 13% AIP EBITDA growth above actual 2020 performance of $896 million, which was negatively impacted by the COVID-19 pandemic.

•	If AIP EBITDA results exceed threshold, funding is modified up or down by +/- 20%, based on the level of achievement for Stakeholder Metrics as noted below.

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Stakeholder Metrics: ESG and NPS

The Committee established Stakeholder Metrics, including ESG and NPS goals, as qualitative and quantitative measures designed to drive progress toward environmental sustainability, diversity, equity and inclusion, workforce and talent enhancement, information security and customer satisfaction goals.

•

ESG: The ESG target achievements for 2021 included establishing a Diverse Supplier Program; launching a Key Talent Initiative designed to engage, develop and retain key employees, with an emphasis on traditionally underrepresented groups; improving the Company’s Sustainalytics score; commencing greenhouse gas emissions reporting; implementing a leadership development program for key talent; and launching a baseline measurement of eNPS.

•	NPS Target: The NPS target for 2021 was set at an 11% increase over the prior year NPS achieved.

Funding Maximums / Limits

Maximum funding for the AIP EBITDA objective is 200% (100% weighting x 200%). No funding occurs if the AIP EBITDA threshold is not achieved. If AIP EBITDA exceeds threshold, funding is adjusted up or down by +/- 20% based on the level of achievement of our Stakeholder Metrics.

Though the maximum 2021 funding for achievement of Stakeholder Metrics is +20%, in no event can total 2021 Annual Incentive Plan funding exceed 200%.

Pursuant to the MIP, the annual bonus otherwise payable under the 2021 Annual Incentive Plan is subject to an absolute limit based on the Company’s performance. For 2021, the maximum annual bonus payout opportunity was 1.5% of Non-GAAP Operating Income (NGOI) for our CEO, and 0.75% of NGOI for our other named executives. See the definition of NGOI in the Glossary of Key Terms Used In Our CD&A and Executive Compensation Tables section.

Funding Results, Earned Payout and Funded Payout for 2021

AIP EBITDA Results

AIP EBITDA achieved by the Company for 2021 was $1.064 billion, which exceeded the target AIP EBITDA objective of $1.013 billion (with each such amount shown after constant currency and other Committee approved adjustments noted with respect to the definition of this metric in the Glossary of Key Terms Used In Our CD&A and Executive Compensation Tables section). This resulted in 148.5% funding for the AIP EBITDA objective under the 2021 Annual Incentive Plan.

Stakeholder Metrics Modifier Results

With respect to the +/- 20% modifier for Stakeholder Metrics (+/- 10% for ESG and +/- 10% for NPS), the NPS achieved for 2021 improved by 33%, which exceeded the 2021 NPS improvement target by 20%. This resulted in funding at +10% for the NPS portion of the Stakeholder Metrics modifier. With respect to ESG, the Committee determined that our Stakeholder Metrics attributable to ESG goals were achieved at target in 2021, based on the Company’s establishment of a diverse supplier program, launch of a key talent initiative, implementation of a leadership development program, conduct of numerous employee surveys to inform our ESG strategy, development of a baseline for measuring eNPS, and accomplishment of other ESG initiatives. Since the Committee determined that the 2021 ESG goals were met at target, no additional funding was provided with respect to the portion of the Stakeholder Metrics modifier attributable to ESG. This resulted in overall funding of +10% for the Stakeholder Metrics modifier (solely for exceeding NPS goals).

Earned and Funded Payout for 2021

Based on the above results, the AIP EBITDA objective funding of 148.5% was modified by +10% for Stakeholder Metrics attributable solely to exceeding NPS goals, resulting in an earned payout of 158.5% of target under our 2021 Annual Incentive Plan. While performance against our 2021 Annual Incentive Plan metrics resulted in an earned payout of 158.5%, some internal performance measures did not meet management’s internal stretch objectives. Therefore, the Committee and the CEO determined that the payout for 2021 would be reduced to 155% of target.

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2021 Annual Incentive Earned Payouts

AIP EBITDA Objective(1)

	Weight	Modifier Range			Performance Result	Earned Payout
		Threshold (50% Earned)	Target (100% Earned)	Maximum (200% Earned)

AIP EBITDA	100%	$908M	$1,013M	$1,118M	$1,064M	148.5%

Stakeholder Metrics Modifier

Objective	Total Modifier Weighting	Modifier Range				Performance Results	Earned Modifier
		-10%	-5%	+5%	+10%

NPS	+/- 10%	11%+ Decrease	<11% Decrease	<10% Increase	11%+ Increase	33% Increase	+10%

Objective	Total Modifier Weighting	Modifier Range			Performance Results	Earned Modifier
		-10%	0%	+10%

ESG	+/- 10%	Below Expectations	Achieve Expectations	Exceed Expectations	Achieved Expectations - See Above	0%

TOTAL Earned Payout (% of Target)

AIP EBITDA - Earned Payout		Stakeholder Metrics - Earned Modifier		Total Earned Payout

148.5%	+	10%	=	158.5%(2)

(1) The AIP EBITDA objective is shown after constant currency and other Committee approved adjustments noted with respect to the definition of this metric in the Glossary of Key Terms Used In Our CD&A and Executive Compensation Tables section.

(2) Although performance against our 2021 Annual Incentive Plan metrics resulted in an earned payout of 158.5%, some internal performance measures did not meet management’s internal stretch objectives. Therefore, the Committee and the CEO determined that the payout for 2021 would be reduced to 155% of target.

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2021 Annual Incentive Plan – Final Funded Payouts

The total 2021 Annual Incentive Plan funded payouts for our named executives are shown in the Chart below.

Mr. Layden’s payout below is prorated to reflect his October 1, 2021 commencement of employment. He received no guaranteed bonuses in 2021 under his negotiated new hire employment agreement, his negotiated consulting agreement or otherwise.

Named Executive	Target Bonus(1)	Earned and Funded Payout (% of Target)	Total Funded Bonus Payout
Michael Hayford	$1,500,000	Earned Payout = 158.5% of Target Funded Payout Reduced to 155% of Target	$2,325,000
Owen Sullivan	$1,144,212		$1,773,529
Timothy Oliver	$937,500		$1,453,125
Adrian Button	$750,000		$1,162,500
Don Layden	$226,849		$351,616

(1) Based on salary for Mr. Hayford, Mr. Oliver and Mr. Button. Based on actual salary paid in 2021 for Mr. Sullivan (whose salary was increased upon his promotion to President in August 2021) and Mr. Layden (who commenced employment on October 1, 2021).

2021 Long-Term Incentive Program

Our Long-Term Incentive Program directly aligns a large portion of the total compensation of our named executives with Company performance and changes in stockholder value. In response to stockholder feedback, the percentage of performance-based awards in our 2021 LTI Plan award mix was increased from 35% to 60% of total value awarded. The remaining 40% of award value was granted in the form of performance share RSUs with an absolute stock price performance goal as described below. During investor outreach meetings in 2021, our stockholders expressed support for this adjustment to our equity award mix.

2021 Annual LTI Equity Awards

Performance-Based RSUs (60% of Target 2021 award)

Performance-based RSUs with a three-year performance period from January 1, 2021 through December 31, 2023 were awarded to all named executives in February 2021, except for Mr. Layden to the extent noted below. The final earned award can range from 0% to 200% of the target RSUs, based on the Company’s achievement of the performance metrics of LTI Recurring Revenue (50% weighting) and LTI EBITDA (50% weighting) (see definitions of these metrics in the Glossary of Key Terms Used In Our CD&A and Executive Compensation Tables section).

•

LTI Recurring Revenue: We use LTI Recurring Revenue because it is supported by our stockholders and continues to be a key indicator of our strategic execution and is foundational to our long-term success.

•	LTI EBITDA: We use LTI EBITDA because it is supported by our stockholders and continues to be a critical indicator of our strategic execution and is foundational to our long-term success.

RSUs earned from achieving performance goals will cliff-vest on the three-year anniversary of the grant date, generally subject to continued Company service through that date. The maximum share payout is capped at 200% of target. If performance for both metrics falls below the applicable thresholds, the entire award is forfeited.

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Performance Share RSUs (40% of Target 2021 award)

Performance share RSUs with an NCR stock price appreciation goal were also awarded to all named executives in February 2021. For these awards, the stock price appreciation goal must be achieved by December 31, 2022. The final earned award can range from 0% to 200% of the target RSUs, and will be determined by multiplying the target RSUs by the “stock price multiplier,” which is defined as the average closing market price of NCR common stock for the ten trading days ending on December 30, 2022, divided by the closing market price of such stock on the date of grant (February 23, 2021). Earned units will vest 50% in 22 months on December 31, 2022, and the remaining 50% in 34 months on December 31, 2023, generally subject to continued Company service through those dates.

Special Vesting Rules. For both types of RSUs, early vesting can occur only if employment ends because of death, disability or other limited reasons described in the Potential Payments Upon Termination or Change in Control section below.

Number of RSUs. The number of RSUs subject to an award is determined by converting the Committee approved award value to shares based on the grant date closing price of NCR common stock.

RSUs for Mr. Layden. Before commencing employment in October 2021, Mr. Layden was awarded performance-based RSUs and performance share RSUs in February 2021 under his negotiated consulting agreement. His performance-based RSU grant comprised 60% of his 2021 LTI award mix, and would become 100% earned upon the successful closing of the Cardtronics Acquisition by December 31, 2021. To the extent earned, these RSUs would vest 1/3 on each anniversary of the grant date, generally subject to his continued Company service through the vesting dates. His performance share RSU grant comprised the remaining 40% of his 2021 LTI award mix, and is subject to same stock price appreciation goal, vesting schedule and continued service requirements noted above for other named executives, together with the additional performance goal for Mr. Layden of successfully closing the Cardtronics Acquisition by December 31, 2021.

2021 Performance-Based RSUs – Performance Goals

Performance Goals

The Committee established the goals for performance-based RSUs shown in the Chart below for 2021 (the first year in the performance period).

•	The 2021 LTI Recurring Revenue target represents an increase of 6% over the Company’s Recurring Revenue results of $3,338 M for 2020 reported in our 2020 Proxy Statement.

•	The 2021 LTI EBITDA target represents an increase of 13% over the Company’s Adjusted EBITDA results of $896 M for 2020, which was negatively impacted by the COVID-19 pandemic.

•

The LTI Recurring Revenue and LTI EBITDA goals noted above and shown in the Chart below are each shown after constant currency and other Committee approved adjustments noted with respect to the definitions of these metrics in the Glossary of Key Terms Used In Our CD&A and Executive Compensation Tables section.

Subsequent years will require specified levels of growth. The Committee determined that upon completion of the three-year performance period, the final payout will be calculated as the average of the three annual payout results, subject to the Committee’s evaluation of cumulative growth, and may be adjusted downward by the Committee as determined necessary or appropriate in its discretion.

2021 Performance-Based RSUs-Goals for 2021

(in millions)

LTI Recurring Revenue(1) (50% Weighting)	LTI EBITDA(1) (50% Weighting)	Percent of Target
$3,666 M	$1,104 M	200% of target
$3,544 M	$1,013 M	100% of target
$3,340 M	$ 896 M	50% of target

(1) Performance between goal levels shown in the Chart above will be interpolated on a linear basis, with payout capped at 200% of target.

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2021 LTI Program – Equity Award Values

This Chart shows the target value and the accounting grant date fair values of the 2021 LTI equity awards approved by the Committee for all named executives. The target values approved by the Committee as shown in the first column of the Chart differ from the total values shown in the last column because the target values were converted to a number of RSUs based on the closing price of NCR common stock on the date of grant.

Named Executive	Target Value Approved by the Committee	Performance- Based RSUs(1)	Performance Share RSUs(1)	Total 2021 Annual LTI Award Value(2)
Michael Hayford	$10,000,000	$6,000,012	$5,331,806	$11,331,818
Owen Sullivan	$6,206,250	$3,723,751	$3,309,050	$7,032,801
Timothy Oliver	$4,000,000	$2,399,984	$2,132,732	$4,532,716
Adrian Button	$2,500,000	$1,500,003	$1,332,975	$2,832,978
Don Layden	$2,500,000	$1,500,003	$1,332,975	$2,832,978

(1) These columns show the valuation of performance-based RSUs and performance share RSUs for all named executives made in early 2021. Performance share RSUs are valued using a Monte Carlo valuation, which simulates a distribution of stock prices for equity awards throughout the remaining performance period for the awards, based on certain assumptions of NCR common stock price behavior. Performance-based RSUs are valued by applying the applicable NCR common stock price on the grant date. The grant date fair value for the awards is $47.20.

(2) Represents the grant date fair value of the RSUs, as shown in the Grants of Plan-Based Awards – 2021 Table.

2022 Compensation Program Highlights

For 2022, the Committee held ongoing Total Direct Executive Compensation of all named executives flat in total and by component, including salary, short-term incentive target, and long-term incentive grant values (except that given his transition from consultant to an employee and a key member of our executive team, Mr Layden’s 2022 long-term incentive grant value is higher than that of the 2021 long-term incentives he received as a consultant).

2022 Salaries – No Increases

The Committee determined that no 2022 salary increases would be made for any of our named executives.

2022 Annual Incentive Plan – New Metric and Revised Weightings

New Financial Metric: AIP Revenue (25% weight)

New under our Annual Incentive Plan (AIP) for 2022, the Committee adopted an “AIP Revenue” metric (25% weighting) as an additional corporate financial goal. See definition of this metric in the Glossary of Key Terms Used In Our CD&A and Executive Compensation Tables section.

The addition of this metric directly addresses stockholder input and further differentiates the goals we use for our annual and long-term incentives. The diversification of metrics in our short-term incentive plan is considered best practice in executive compensation and was supported by stockholders in our investor outreach meetings.

AIP EBITDA Metric Retained (weight reduced from 100% to 55%)

The original financial metric of AIP EBITDA will be retained under the 2022 plan, but the metric weight has been reduced from 100% to 55%.

•	The 2022 AIP EBITDA target represents an increase of 10% over our 2021 AIP EBITDA results.

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Stakeholder Metrics Elevated to Independent, Stand-Alone Goals (20% weight)

In direct response to stockholder feedback, in 2021 our Committee incorporated non-financial Stakeholder Metrics as a modifier against financial results under our short-term incentive plan. These Stakeholder Metrics were designed to measure the ability of our executives to address ESG concerns raised by our main stakeholders and society at large, as well as NPS which is critical to the success of our business. New for 2022, Stakeholder Metrics comprised of ESG & NPS have been elevated to be independent, stand-alone metrics, instead of a modifier. These Stakeholder Metrics have a 20% weighting under our 2022 Annual Incentive Plan (10% for ESG goals and 10% for NPS), which demonstrates the Company’s commitment to achieving these objectives.

•	2022 ESG Targets: The following comprise our 2022 ESG targets (each weighted 25%):

• Social Workforce – eNPS	• Data Privacy / Security – BitSight Score

• Social – Sustainability Accounting Standards Board Disclosure	• Environmental – Disclosure and Targeted Reduction of our Greenhouse Gas Emissions

•	2022 NPS Target: Our 2022 NPS target represents an 8% improvement over our NPS achieved for 2021.

2022 Annual LTI Program – 100% Performance-Based RSUs & New rTSR Metric

100% of Award Value Granted in Performance-Based RSUs

In response to stockholder feedback, our Committee granted 100% of our 2022 LTI award value for named executives in the form of performance-based RSUs.

New Relative TSR Metric (rTSR) with Rigorous Above-Market Goals (40% of Award Value)

New for 2022, the Committee adopted a relative Total Shareholder Return metric (rTSR) for performance-based RSUs (40% weighting) in response to stockholder feedback (replacing our performance share RSUs). These “rTSR RSUs” can only be earned if rigorous rTSR performance conditions are met by achieving above market goals for target and maximum awards as shown in the Chart below.

The Committee also adopted an absolute rTSR governor, which caps awards at target unless absolute TSR > 0%.

	TSR Percentile Achieved Relative to S&P MidCap 400 Value Index		RSUs Earned as % of Target(1)
Maximum	≥ 80	th	200%

Target	55	th	100%

Threshold	25	th	50%

< Threshold	< 25	th	0%

(1) Interpolate for performance between discrete points.

LTI Recurring Revenue and LTI EBITDA Metrics for Remaining Award Value (60%)

For the remaining 60% of our 2022 performance-based RSU award value, we continued to use the LTI Recurring Revenue and LTI EBITDA metrics supported by our stockholders (each weighted 30%). The goals established by the Committee for these RSUs require competitive performance and growth over 2021 performance, as the LTI Recurring Revenue and LTI EBITDA targets set for these RSUs for 2022 represent improvements of 8% and 10%, respectively, over our 2021 LTI Recurring Revenue and LTI EBITDA results.

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Performance Period and 3-Year Cliff Vesting

The performance-based RSUs with LTI Recurring Revenue and LTI EBITDA metrics have a three-year performance period (2022-2024). The performance period for rTSR RSUs begins on the grant date (February 25, 2022) and ends on December 31, 2024. To the extent earned, both types of RSUs will cliff-vest 100% on the three-year anniversary of the grant date.

Other Benefits and Perquisites

Like our other full-time salaried U.S. employees, the named executives participate in a variety of 401(k) and health and welfare benefit programs designed to attract, retain and motivate our workforce and keep us competitive with other employers. Our 401(k) plan encourages employees to save and prepare financially for retirement. Health and welfare and paid time-off benefits help our workforce stay healthy, focused and productive.

The named executives are eligible for other limited benefits that the Committee considers reasonable and appropriate under our executive compensation philosophy. These benefits, which do not represent a significant portion of our named executives’ total compensation, are intended to attract and retain highly qualified talent, minimize distractions from critical Company business and protect the health, safety and security of our key executives. These benefits are shown in our Perquisites – 2021 Table and reported as “All Other Compensation” in our Summary Compensation Table. They include financial counseling, executive medical exams, relocation benefits, and with respect to Mr. Hayford, Mr. Sullivan, Mr. Oliver, and Mr. Layden, certain personal use of corporate aircraft. The Committee prohibits all tax reimbursements (or tax gross-ups) with the exception of those provided in connection with relocations required by the Company, which are generally also provided to non-executive employees.

Severance Benefits – Standard Severance and Change in Control (CIC) Severance

Change in Control (CIC) Severance Benefits

If the Company considers potential change in control transactions, we want to ensure that key executives are incentivized to remain with us during this process and evaluate the transactions in an objective and undistracted way in order to support stockholder value. For these reasons, we maintain the Change in Control Severance Plan for our senior executive team. Under this plan, we pay only “double-trigger” separation benefits, that is, benefits pay out only if both a change in control occurs and employment ends in a qualifying termination. Our Change in Control Severance Plan has two benefit levels that apply to our named executives. There are no tax gross-ups under the plan for any named executives.

For more about plan benefit levels and double-trigger benefits, see the Potential Payments Upon Termination or Change in Control section below.

Standard Severance Benefits (Non-CIC)

We provide our key executives reasonable severance benefits to ensure that we remain competitive with other employers, and to help us attract and retain top talent. Our Executive Severance Plan provides certain severance benefits in the event employment ends in a qualifying termination not connected to a change in control. For more about these severance benefits, see the Potential Payments Upon Termination or Change in Control section below.

During our investor outreach meetings following the filing of our Proxy Statement last year, nearly all investors (approximately 92% of investors who agreed to meet with us in 2021) did not raise any concerns about the Company’s severance practices under the Executive Severance Plan or payments made to named executives who separated from Company service. In the sole investor outreach meeting where this topic arose, the inquiring investor was satisfied with the Company’s response confirming as noted in our 2020 Proxy Statement that the separation of our former Chief Financial Officer qualified for severance under the terms of the Executive Severance Plan.

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The Committee has affirmed its expectation that severance will not be paid under the Executive Severance Plan to named executives who voluntarily resign from Company service and no additional amounts will be paid under this Plan unless required to obtain additional covenants, transition services, or similar additional consideration determined to be proportionate and necessary and appropriate to protect the interests of the Company and our stockholders.

Stock Ownership Requirements

The Committee recognizes that executive stock ownership plays a critical role in aligning the interests of management with those of stockholders. We also believe that our most senior executives should maintain a significant personal financial stake in NCR to promote a long-term perspective in managing our business. For these reasons, we require that our named executives own NCR common stock worth a guideline multiple of salary. Shares that count toward the guideline include shares owned personally, time-based RSUs, performance-based RSUs, performance share RSUs, and stock acquired through our Employee Stock Purchase Plan. Stock options do not count toward the guideline. Newly hired or promoted executives have five years to reach their guideline. The Table below shows our current guidelines.

As of February 28, 2022, all named executives either met or are on track to meet our stock ownership guidelines based on 2021 salary levels.

Stock Ownership Guideline as a Multiple of Salary

Named Executive	Guideline
Michael Hayford	6
Owen Sullivan	5
Timothy Oliver	4
Adrian Button	3
Don Layden	3

Compensation Clawback Policy

We have a policy generally providing that short-term and long-term incentive awards to our executive officers, including our named executives, are subject to clawback (forfeiture or repayment), as directed by the Committee, if:

•	The payment, grant or vesting of the award was based on achieving financial results that were the subject of a restatement of the Company’s financials within three years; and

•

The Committee determines in its sole discretion that the executive officer’s negligence, fraud or misconduct caused or contributed to the need for the restatement, and that forfeiture or repayment is in the best interests of the Company and our stockholders.

If it is determined that the above conditions are met, then to the full extent permitted by law and as directed by the Committee, the executive officer must also forfeit any outstanding equity awards and repay amounts received from time-based equity award vesting and gains from stock option exercises.

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Hedging and Pledging Policy

Our Insider Trading Policy incorporates the Company’s prohibitions against hedging, pledging and related transactions. The Policy applies to all officers, directors, employees (including temporary employees) and contractors of the Company and its subsidiaries who have access, including temporary access, to material nonpublic information, as well as certain family members of, and individuals who live in the same household as, are financially dependent on, or whose transactions (including transactions by an entity) in NCR’s securities are directed by or subject to the influence or control of, any such person.

In order to restrict covered persons from engaging in transactions that hedge or offset, or are designed to hedge or offset, fluctuation in the market value of NCR equity securities, our Insider Trading Policy prohibits covered persons from directly or indirectly engaging in hedging activities or transactions of derivative securities of the Company at any time. In addition, because a margin or foreclosure sale may occur at a time when individuals are in possession of material nonpublic information or otherwise are not permitted to trade in NCR securities, our directors, executive officers and designated key employees are prohibited from taking margin loans where NCR securities are used, directly or indirectly, as collateral for the loan. Such individuals are also prohibited from pledging NCR securities as collateral for a loan.

Tax Considerations in Setting Executive Compensation

Under Federal tax rules in effect for tax years beginning on and after January 1, 2018 (which tax rules eliminated a performance-based compensation exception that was previously available), compensation over $1 million paid annually for certain covered employees, including the named executives, generally is not deductible for federal tax purposes. As has been the case historically, the Committee continues to have the ability to pay compensation to our named executives in appropriate circumstances, even if such compensation is not fully deductible.

Glossary of Key Terms Used In Our CD&A and Executive Compensation Tables

•

“Adjusted EBITDA” is defined as the Company’s GAAP net income (loss) from continuing operations attributable to NCR plus interest expense, net; plus income tax expense (benefit); plus depreciation and amortization; plus stock-based compensation expense; plus other income (expense); plus pension mark-to-market adjustments, pension settlements, pension curtailments and pension special termination benefits and other special items, including amortization of acquisition-related intangibles and restructuring charges, among others. We exclude the impact of the foregoing items because they do not relate directly to a named executive’s performance or the Company’s operational success. Adjusted EBITDA is a non-GAAP measure. Net Income (Loss) from Continuing Operations Attributable to NCR (GAAP) is the most directly comparable GAAP measure. Refer to the Supplementary Non-GAAP Information section of this proxy statement for the reconciliation of Adjusted EBITDA.

•	“AIP” means the NCR Annual Incentive Plan established pursuant to the MIP.

•

“AIP EBITDA” for purposes of our 2021 and 2022 Annual Incentive Plans equals Adjusted EBITDA for the Company, adjusted to eliminate the impact of foreign currency fluctuations during the performance period, based on the same foreign exchange rates used to establish the Company’s applicable financial plan, and excludes the impact of mergers and acquisitions completed during the performance period. Further adjusted as determined in the sole discretion of the Committee.

•

“AIP Revenue” for purposes of our 2022 Annual Incentive Plan equals NCR’s GAAP revenue, adjusted to exclude any material unplanned M&A activity during 2022 and the revenue impact of the shift to recurring versus the 2022 budgeted value of $207M. Shift to recurring is defined as eliminating the net impact of the shift to recurring revenue by treating all new contracts as if they would have been accounted for as revenue upfront during the year of signing in accordance with prior practice versus the

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amount to be recognized during the year of signing on a recurring revenue basis. Further adjusted as determined in the sole discretion of the Committee.

•	“Cardtronics Acquisition” means the 2021 acquisition transaction between NCR, Cardtronics plc and Cardtronics USA, Inc.

•	“CD&A” means the Executive Compensation – Compensation Discussion and Analysis section included herein.

•	“CIC Severance Plan” means the Amended and Restated NCR Change in Control Severance Plan.

•	“Committee” means the Compensation and Human Resource Committee of the NCR Board of Directors.

•	“ESG” means environmental, social and governance.

•	“Executive Severance Plan” means the NCR Executive Severance Plan.

•	“LTI” means long-term incentive.

•

“LTI EBITDA” for purposes of our 2021 and 2022 Long-Term Incentive Plans equals Adjusted EBITDA for the Company (as defined herein), further adjusted to eliminate the impact of foreign currency fluctuations during the performance period, incorporate the impact of mergers and acquisitions and eliminate the net impact of the shift to recurring revenue by treating all new contracts as if they would have been accounted for as revenue upfront during the year of signing in accordance with prior practice versus the amount to be recognized during the year of signing on a recurring revenue basis. Further adjusted as determined in the sole discretion of the Committee.

•	“LTI Plan” means the NCR Long-Term Incentive Plan.

•

“LTI Recurring Revenue” for purposes of our 2021 and 2022 Long-Term Incentive Plans equals recurring revenue for the Company (as defined herein), adjusted to eliminate the impact of foreign currency fluctuations during the performance period, and incorporate the impact of mergers and acquisitions completed during such period. Further adjusted as determined in the sole discretion of the Committee.

•	“MIP” means the Second Amended and Restated NCR Management Incentive Plan.

•	“Named executives” means our Named Executive Officers.

•	“NGOI” means NCR’s Non-GAAP Operating Income.

•

“Non-GAAP Operating Income” for purposes of our 2021 Annual Incentive Plan is determined, as described in the Supplementary Non-GAAP Information section, by excluding, as applicable, pension mark-to-market adjustments; pension settlements, pension curtailments and pension special termination benefits, as well as other special items, including amortization of acquisition related intangibles and transformation and restructuring activities among others from NCR’s GAAP Income from Operations.

•	“NPS” means our Net Promoter Score.

•

“recurring revenue” includes all revenue streams from contracts where there is a predictable revenue pattern that will occur at regular intervals with a relatively high degree of certainty. This includes hardware and software maintenance revenue, cloud revenue, payment processing revenue, interchange and network revenue, and certain professional services arrangements, as well as term-based software license arrangements that include customer termination rights.

•	“rTSR” means relative total shareholder return.

•	“Stock Plan” means the NCR Corporation 2017 Stock Incentive Plan (also referred to in our Equity Compensation Plan Information Table as our “2017 Stock Plan”).

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Executive Compensation Tables

These Executive Compensation Tables use capitalized terms, certain of which are defined in the Glossary of Key Terms Used In Our CD&A and Executive Compensation Tables section, including certain terms used with respect to the metrics established for the Company’s incentive plans.

Summary Compensation Table

Our Summary Compensation Table below shows the total compensation paid to or earned by each of our named executives with respect to the fiscal year ending December 31, 2021, and for those individuals who were then named executives, with respect to the fiscal years ending December 31, 2020 and December 31, 2019.

Summary Compensation Table ($)

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation		Total
(a)	(b)	(c)(1)	(d)	(e)(2)	(f)(3)	(g)(4)	(h)(5)		(i)
Michael Hayford(1)	2021	984,813	—	11,331,818	—	2,325,000	198,870		14,840,501
Chief Executive Officer	2020	317,102	—	10,895,960	7,150,000	9,843,750	118,454		28,325,266
	2019	1,000,000	—	6,500,007	3,499,999	1,539,962	240,604		12,780,572
Owen Sullivan(1)	2021	755,962	—	7,032,801	—	1,773,529	79,953		9,642,245
President & Chief Operating Officer	2020	474,039	—	6,537,585	4,290,001	5,700,000	66,892		17,068,517
	2019	725,000	—	3,899,988	2,100,001	1,116,472	237,968		8,079,429
Timothy Oliver(1)	2021	625,000	—	4,532,716	—	1,453,125	212,534		6,823,375
Senior Executive Vice President & Chief Financial Officer	2020	288,462	—	2,000,005	1,999,999	2,812,500	105,462		7,206,428
Adrian Button(1)	2021	578,193	—	2,832,978	—	1,162,500	27,369		4,601,040
Executive Vice President, Product and Service Operations	2020	468,462	—	2,476,348	1,624,997	2,250,000	27,292		6,847,099
Don Layden	2021	140,769	—	2,832,978	—	351,616	1,320,490	(6)	4,645,853
Executive Vice President, President, Payments & Network, Head of Strategy and M&A

(1) Cash compensation for Mr. Hayford in 2020 was $317,102 due to the voluntary temporary reduction in his salary as approved by the Committee starting April 4, 2020 and the Company’s failure to achieve the 2020 Annual Incentive Plan AIP EBITDA threshold, which was not changed due to the COVID-19 global pandemic. The 2020 cash compensation of each of Mr. Sullivan and Mr. Button was also reduced for the same reasons to $474,039 and $468,462, respectively. For Mr. Oliver, who joined the Company in July 2020 without a salary reduction, his 2020 cash compensation of $288,462 also reflects the Company’s underperformance under our 2020 Annual Incentive Plan noted above. Impacted base salaries were restored to pre-reduction levels effective January 1, 2021. For Mr. Layden, this column represents salary from October 1, 2021 (when he commenced employment) through year-end 2021. For further details, see the Agreements with Our Named Executives section below.

(2) This column shows the aggregate accounting grant date fair value, as determined in accordance with FASB ASC Topic 718, of stock awards granted to each named executive in the applicable year. See Note 8 of the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 for an explanation of the assumptions we make in the valuation of our equity awards. Performance-based RSUs are valued by applying the applicable NCR common stock price on the date of grant. Performance share RSUs are valued using a Monte Carlo valuation, which simulates a distribution of stock prices for equity awards throughout the remaining performance period of the awards, based on certain assumptions of NCR common stock price behavior. For 2021, the Monte Carlo values for performance-share RSUs differ from the target values approved by the Committee, as the latter were converted to a number of RSUs based on the closing price of NCR common stock on the date of grant. Assuming achievement of the highest level of performance, the aggregate grant date fair values of the performance-based RSUs and the performance share RSUs granted in 2021 are: Mr. Hayford: $22,663,637; Mr. Sullivan: $14,065,603; Mr. Oliver: $9,065,431; Mr. Button: $5,665,956; Mr. Layden: $4,165,953. For more about our 2021 awards, see the Grants of Plan-Based Awards – 2021 Table.

(3) Represents the grant date fair value of the option awards granted in the applicable year. See Note 8 of the Notes to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 for an explanation of the assumptions we make in valuing our option awards.

(4) For 2021 and 2019, this column represents amounts earned under our 2021 and 2019 Annual Incentive Plans, respectively. For 2020, this column does not include any cash payments and consists entirely of RSUs awarded in February 2021 to eligible named

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executives in full settlement of earned awards under the NCR Strategic Transformation Fitness Plan adopted by the Committee in 2019, a long-term strategic transformation compensation plan that targeted and achieved in excess of $150 million in recurring annual EBITDA improvements and in excess of $250 million in cash savings, which RSUs remain subject to a one-year restriction period following vesting, during which period the underlying shares may not be sold or otherwise alienated. For more details on this plan, see the NCR Strategic Transformation Fitness Plan section in the Executive Compensation – Compensation Discussion & Analysis section of the Proxy Statement for our 2021 Annual Meeting.

(5) The amounts in this column consist of the aggregate incremental cost to the Company of the perquisites provided to our named executives, any insurance premiums paid by the Company with respect to life insurance for the benefit of our named executives, contributions made by the Company to the NCR Savings Plan (our 401(k) plan) on behalf of our named executives and certain other payments. Additional details regarding these amounts are included in the All Other Compensation – 2021 Table, the Perquisites – 2021 Table and the Agreements with Our Named Executives section below.

(6) For Mr. Layden, this column includes (i) the items noted in the preceding footnote (5) that were provided to him after his commencement of employment on October 1, 2021, and (ii) amounts earned in 2021 before commencing employment consisting of consulting fees together with a transaction incentive fee for his leadership with respect to the Cardtronics Acquisition and certain other 2021 merger and acquisition activity, in the aggregate of $1,235,000. For further details, see the Agreements with Our Named Executives section below.

All Other Compensation Table

This Table shows the value of Company-paid perquisites and other personal benefits, insurance premiums and Company matching contributions to the NCR Savings Plan, our broad-based 401(k) plan, on behalf of our named executives in 2021:

All Other Compensation – 2021 ($)
Named Executive	Perquisites and Other Personal Benefits(1)	Insurance Premiums(2)	Company Contributions to Retirement / 401(k) Plans(3)	Pre-Employment Consulting Agreement Fees(4)	Total
Michael Hayford	189,068	52	9,750	—	198,870
Owen Sullivan	69,352	851	9,750	—	79,953
Timothy Oliver	202,139	645	9,750	—	212,534
Adrian Button	17,000	619	9,750	—	27,369
Don Layden(5)	78,297	155	7,038	1,235,000	1,320,490

(1) This column shows the Company’s aggregate incremental cost for the perquisites and other personal benefits described in the Perquisites - 2021 Table.

(2)  This column shows the value of Company-paid premiums for life insurance for the benefit of our named executives.

(3) This column shows Company matching contributions to our broad-based 401(k) plan, which the Company also makes for our non-executive participants in that plan.

(4) This column shows, pursuant to Mr. Layden’s negotiated consulting agreement in effect before he commenced employment in October 2021, the aggregate of the amount earned for consulting fees in 2021 together with a transaction incentive fee for his leadership with respect to the Cardtronics Acquisition and certain other 2021 merger and acquisition activity.

(5) The payments shown for Mr. Layden in the first three columns relate to the period following his commencement of employment on October 1, 2021.

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Perquisites Table

This Table shows the aggregate incremental cost to the Company for perquisites for our named executives in 2021.

Perquisites – 2021 ($)

Named Executive	Corporate Aircraft Usage(1)	Executive Medical Program(2)	Financial Planning Allowance(3)	Relocation(4)	Total

Michael Hayford	172,068	5,000	12,000	—	189,068
Owen Sullivan	52,352	5,000	12,000	—	69,352
Timothy Oliver	63,927	5,000	12,000	121,212	202,139
Adrian Button	—	5,000	12,000	—	17,000
Don Layden(5)	1,297	5,000	12,000	60,000	78,297

(1) This column shows the Company’s incremental cost for personal usage of the corporate aircraft. Personal use of aircraft includes travel between an executive’s principal place of residence and the Company’s headquarters in Atlanta and other locations. The Company believes this is an important incentive to attract top-tier talent in the highly competitive technology industry. The Company provides the use of corporate aircraft in order to support the efficiency and productivity of our executives, protect their personal safety and security, and to ensure the confidentiality of our business. Protecting the health and safety of our executives during the COVID-19 pandemic resulted in additional usage. We will continue to monitor this as the pandemic evolves. We calculated this incremental cost by determining the variable operating cost to the Company, including items such as fuel, landing and terminal fees, crew travel expenses and operational maintenance. Expenses determined to be less variable in nature, such as general administration, depreciation and pilot compensation, were not included in this incremental cost. On occasion, family members and close associates traveled with or at the authorization of our CEO on corporate aircraft; the Company incurred de minimis incremental costs as a result of such travel, which costs are included in the Table.

(2) This column shows the Company-paid maximum amount available to named executives for medical diagnostic services under our Executive Medical Exam Program. Though some executives may not use the maximum, for privacy reasons we choose to disclose the maximum benefit available under the Program ($5,000 for those under age 65 and $10,000 for those age 65 or older), rather than the amount actually used.

(3) This column shows the Company-paid amounts for financial planning assistance under our Executive Financial Planning Program.

(4) This column shows relocation expenses related to our named executives. For Mr. Layden, this column represents, pursuant to his negotiated new hire employment agreement, $60,000 for relocation expenses, which amount is subject to repayment to the Company in the event he resigns without Good Reason or is terminated for Cause (each as defined in his employment agreement) within one year after his start date. See the Agreements with Our Named Executives section below. For Mr. Oliver, the amount shown includes a tax gross-up of $61,212.

(5) The payments shown for Mr. Layden in this Table relate to the period following his commencement of employment on October 1, 2021.

Agreements with Our Named Executives

Our named executives have agreements with the Company that generally describe, among other things, their initial base salaries, bonus opportunities and equity awards, as well as benefit plan participation and applicable restrictive covenants. These agreements generally are not updated to reflect later compensation changes.

Employment Agreements with Our Chief Executive Officer

Mr. Hayford: Mr. Hayford’s April 27, 2018 employment agreement describes his initial salary, incentive opportunities and awards, benefit plan participation and related items including noncompete and other restrictive covenants. The agreement also provides for Mr. Hayford’s Executive Severance Plan participation with a separation benefit of one and one-half times (1.5x) salary plus target bonus, and Change in Control Severance Plan participation with a Tier I separation benefit of three times (3x) salary plus target bonus. If his employment is terminated other than for cause or if he resigns for good reason, under the agreement Mr. Hayford’s unvested 2018 option award vests immediately and remains exercisable for 1 year (or until earlier expiration). “Cause” generally means grounds for cause under our Change in Control Severance Plan, felony conviction or material Code of Conduct violation. “Good reason” generally means assignment of duties inconsistent with position, authority, duties or responsibilities or diminution in such items, relocation over 40 miles or material breach of employment agreement or 2018 option award agreements.

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Employment Agreements with Other Named Executives

Mr. Sullivan: Mr. Sullivan’s July 18, 2018 employment agreement describes his initial salary as Chief Operating Officer, incentive opportunities and awards, benefit plan participation and related items including noncompete and other restrictive covenants. The agreement also provides for Mr. Sullivan’s Executive Severance Plan participation with a separation benefit of one and one-half times (1.5x) salary plus target bonus, and Change in Control Severance Plan participation with a Tier I separation benefit of three times (3x) salary plus target bonus. If his employment is terminated (other than for cause) or if he resigns for good reason, under the agreement Mr. Sullivan’s unvested 2018 equity awards vest immediately, and his 2018 option awards remain exercisable for 1 year (or until earlier expiration). “Cause” and “good reason” generally have the same meanings noted for Mr. Hayford above.

Mr. Oliver: Mr. Oliver’s June 17, 2020 employment agreement describes his initial salary as Chief Financial Officer, incentive opportunities and awards, benefit plan participation and related items including noncompete and other restrictive covenants. The agreement also provides for Mr. Oliver’s Executive Severance Plan participation with a separation benefit of one and one-half times (1.5x) salary plus target bonus, and Change in Control Severance Plan participation with a Tier I separation benefit of three times (3x) salary plus target bonus. If his employment is terminated other than for cause or if he resigns for good reason, under the agreement Mr. Oliver’s unvested 2020 sign-on equity awards vest immediately, and his 2020 sign-on options remain exercisable for one year (or until earlier expiration). “Cause” and “good reason” generally have the same meanings noted for Mr. Hayford above.

Mr. Button: We entered into an agreement with Mr. Button on January 8, 2018 when he was promoted to his prior position of Senior Vice President, NCR Global Hardware Product Operations. The agreement describes (among other things) his promotional salary, incentive opportunities, benefit plan participation and related items. The agreement also provides for Mr. Button’s Change in Control Severance Plan participation with a Tier 2 separation benefit of two times (2x) salary plus target bonus, as well as benefit plan participation.

Mr. Layden: Mr. Layden’s employment agreement dated October 1, 2021 describes his initial salary as Executive Vice President, President, Payments & Network, Head of Strategy and M&A, as well as his incentive opportunities and awards, benefit plan participation and related items including noncompete and other restrictive covenants, following transition from a consulting role he held with the Company before accepting his current position. The agreement provides for Mr. Layden’s Executive Severance Plan participation with a separation benefit of one and one-half times (1.5x) salary plus target bonus, and Change in Control Severance Plan participation with a Tier I separation benefit of three times (3x) salary plus target bonus. The agreement also provides for $60,000 in relocation expenses subject to repayment if Mr. Layden resigns without good reason or is terminated by the Company for Cause during his first year of employment. If Mr. Layden’s employment is terminated other than for cause, his agreements for equity awards made during his pre-employment consulting period provide that (i) his unvested 2021 restricted stock unit awards vest immediately, and (ii) his unvested 2020 options continue to vest for a period of one year following termination, and any remaining unvested options are forfeited and cancelled (with vested options exercisable until the 2-year anniversary of his termination date, or until earlier expiration). “Cause” and “good reason” generally have meanings similar to those noted for Mr. Hayford above.

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Grants of Plan-Based Awards Table

This Table shows the equity and non-equity incentive plan awards approved by the Committee for our named executives during 2021. Equity awards were made under our Stock Plan. Non-equity incentive plan awards were made under our 2021 Annual Incentive Plan. These plans and related awards are described in the Executive Compensation – Compensation Discussion & Analysis section.

			Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Equity Incentive Plan Awards: Grant Date Fair Value of Stock Awards(3)
Named Executive	Award Type	Grant Date	Threshold	Target	Max	Threshold	Target	Max

Michael Hayford	Annual Incentive Plan		750,000	1,500,000	3,000,000	—	—	—	—
	Performance-Based RSU	02/23/2021	—	—	—	84,722	169,444	338,888	6,000,012
	Performance Share RSU	02/23/2021	—	—	—	—	112,962	225,924	5,331,806

Owen Sullivan	Annual Incentive Plan		572,106	1,144,212	2,288,425	—	—	—	—
	Performance-Based RSU	02/23/2021	—	—	—	52,581	105,161	210,322	3,723,751
	Performance Share RSU	02/23/2021	—	—	—	—	70,107	140,214	3,309,050

Timothy Oliver	Annual Incentive Plan		468,750	937,500	1,875,000	—	—	—	—
	Performance-Based RSU	02/23/2021	—	—	—	33,889	67,777	135,554	2,399,984
	Performance Share RSU	02/23/2021	—	—	—	—	45,185	90,370	2,132,732

Adrian Button	Annual Incentive Plan		375,000	750,000	1,500,000	—	—	—	—
	Performance-Based RSU	02/23/2021	—	—	—	21,181	42,361	84,722	1,500,003
	Performance Share RSU	02/23/2021	—	—	—	—	28,241	56,482	1,332,975

Don Layden	Annual Incentive Plan		113,425	226,849	453,699	—	—	—	—
	Performance-Based RSU	02/23/2021	—	—	—	—	42,361	42,361	1,500,003
	Performance Share RSU	02/23/2021	—	—	—	—	28,241	56,482	1,332,975

(1) These columns show potential award levels based on performance under our 2021 Annual Incentive Plan. Actual payouts earned under this plan are shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.

(2) This column shows the threshold, target and maximum shares that could be received under performance-based RSUs and performance share RSUs awarded in 2021.

(3) This column shows the accounting grant date fair value of equity awards, as determined in accordance with FASB ASC Topic 718. For 2021 Performance Share RSUs these values, which are based on a Monte Carlo valuation for accounting purposes, differ from the target values approved by the Committee, which were converted to a number of RSUs based on the closing price of NCR common stock on the date of grant. A Monte Carlo valuation simulates a distribution of stock prices for equity awards throughout the remaining performance period of the awards, based on certain assumptions of NCR common stock price behavior. The accounting grant date fair values of performance-based RSU awards and performance share RSU awards are based on the probable outcome of applicable performance conditions as of the grant date. The performance-based RSUs for all named executives other than Mr. Layden have a 3-year performance period and, to the extent earned, will cliff-vest on the 3-year anniversary of the grant date. Pursuant to his award terms, Mr. Layden’s performance-based RSUs, which were granted before his commencement of employment, were subject to the performance goal of successfully closing the Cardtronics Acquisition by December 31, 2021 (which goal has been certified as achieved by the Committee), and will vest 1/3 each on the anniversary of the grant date, subject to his continued Company service through the vesting dates. The performance share RSUs awarded to all named executives in 2021 are subject to an NCR stock price appreciation goal that must be achieved by December 31, 2022 and, to the extent earned, will vest 50% in 22 months on December 31, 2022 and 50% in 34 months on December 31, 2023. Mr. Layden’s performance share RSUs, which were granted before his commencement of employment, are subject to the same NCR stock price appreciation goal and vesting schedule, together with an additional performance goal of successfully closing the Cardtronics Acquisition by December 31, 2021 (which additional goal has been certified as achieved by the Committee). Vesting of both types of RSUs is generally subject to continued Company service through the applicable vesting dates.

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Outstanding Equity Awards at Fiscal Year-End 2021 Table

This Table provides details about the outstanding LTI awards held by our named executives as of December 31, 2021.

		Option Awards
Named Executive	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Stock Units That Have Not Vested (#)	Market Value of Stock Units That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Stock Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Stock Units That Have Not Vested ($)(2)

Michael Hayford	02/23/2021(3)							225,924	9,082,145

	02/23/2021(4)							338,888	13,623,298

	07/01/2020(5)							648,202	26,057,720

	02/12/2020(6)	303,609	607,219	38.26	02/11/2027

	02/12/2020(7)							231,440	9,303,888

	02/08/2019	217,121	217,122	26.42	02/07/2026

	02/08/2019(8)					152,700	6,138,540

	05/01/2018	199,975	66,659	31.15	04/30/2025

	05/01/2018	399,951	133,317	31.15	04/30/2025

Owen Sullivan	02/23/2021(3)							140,214	5,636,603

	02/23/2021(4)							210,322	8,454,944

	07/01/2020(5)							388,922	15,634,664

	02/12/2020(6)	182,165	364,332	38.26	02/11/2027

	02/12/2020(7)							138,864	5,582,333

	02/08/2019	130,273	130,273	26.42	02/07/2026

	02/08/2019(8)					91,619	3,683,084

	08/01/2018	134,088	44,696	27.19	07/31/2025

	08/01/2018	201,132	67,044	27.19	07/31/2025

Timothy Oliver	02/23/2021(3)							90,370	3,632,874

	02/23/2021(4)							135,554	5,449,271

	08/01/2020(6)	115,141	230,282	20.27	07/31/2027

	08/01/2020(9)					72,346	2,908,309

Adrian Button	02/23/2021(3)							56,482	2,270,576

	02/23/2021(4)							84,722	3,405,824

	07/01/2020(5)							147,318	5,922,184

	02/12/2020(6)	69,002	138,004	38.26	02/11/2027

	02/12/2020(7)							52,600	2,114,520

	02/08/2019	—	43,425	26.42	02/07/2026

	02/08/2019(8)					30,540	1,227,708

	02/23/2018	51,020	17,007	32.57	02/22/2025

Don Layden	02/23/2021(3)							56,482	2,270,576

	02/23/2021(4)					42,361	1,702,912

	07/01/2020(10)	61,823	123,648	16.97	06/30/2027

(1) The 2020 unvested options vest 1/2 on each of the two remaining anniversaries of the grant date, the 2019 unvested options vest 1/2 on each of the two remaining anniversaries of the grant date, and the 2018 unvested options fully vest on the remaining one-year anniversary of the grant date, with vesting for each of the foregoing awards generally subject to continued Company service through the vesting dates.

(2) The market value of outstanding RSU awards was calculated by multiplying the number of shares shown in the Table by $40.20, which was the closing market price of NCR common stock on December 31, 2021, the last trading day of our fiscal year.

(3) For all named executives, performance share RSU award where performance achieved will be determined based on the Company’s stock price appreciation through 12/31/2022, and will vest 1/2 at that time and 1/2 on 12/31/2023, generally subject to continued

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Company service through the vesting date. Mr. Layden’s 2021 performance share RSU award was subject to an additional performance goal of successfully closing the Cardtronics Acquisition by December 31, 2021 (which additional goal has been certified as achieved by the Committee). The foregoing performance share RSUs were trending above target as of December 31, 2021, and in accordance with SEC rules are reflected herein at the maximum level of achievement.

(4) For all named executives other than Mr. Layden, performance-based RSU award where performance achieved will be determined at the end of the 3-year performance period, and will cliff-vest on the third anniversary of the grant date, generally subject to continued Company service through the vesting date. These performance-based RSUs were trending above target as of December 31, 2021, and in accordance with SEC rules are reflected herein at the maximum level of achievement. For Mr. Layden, performance-based RSU award subject to the performance goal of successfully closing the Cardtronics Acquisition (which goal has been certified as achieved by the Committee), which award will vest 1/3 on each anniversary of the grant date, generally subject to his continued Company service through the vesting dates.

(5) Performance share RSU award where performance achieved will be determined based on the Company’s stock price appreciation through 12/15/2022. These performance share RSUs were trending above target as of December 31, 2021, and in accordance with SEC rules are reflected herein at the maximum level of achievement. As noted in the Our Responses to Stockholder Feedback – 2021 & 2022 Executive Compensation Program Changes section of our Executive Compensation – Compensation Discussion and Analysis, our Board took the unusual step of retroactively amending these awards in 2021 by subjecting these RSUs to greater downside risk, and extending by 12 months the vesting period during which the first tranche of these RSUs are subject to a risk of forfeiture. The amendment extended the period over which stock price performance will be measured from 18 to 30 months, so any share gains must be sustained until then. Performance had been achieved at maximum at the time of the amendment and at the original performance measurement date, so the retroactive amendment created meaningful downside risk and no additional upside opportunity with respect to these RSUs. Further, the amendment retroactively extended the vesting period for the first tranche by approximately 12 months, so any earned shares will vest in a single installment after 30 months, which meaningfully extends the period during which these RSUs remain subject to a risk of forfeiture.

(6) Premium-priced options granted on February 12, 2020 with an exercise price that includes a 15% premium over the grant date closing NCR stock price. Sign-on premium-priced options granted on August 1, 2020 have an exercise price that includes a 10% premium over the grant date closing NCR stock price.

(7) Performance-based RSU award where performance achieved will be determined at the end of the 3-year performance period, and will cliff-vest on the third anniversary of the grant date, generally subject to continued Company service through the vesting date. These performance-based RSUs were trending above target as of December 31, 2021, and in accordance with SEC rules are reflected herein at the maximum level of achievement.

(8) Performance-based RSU award where the performance conditions have been satisfied at 186.2% of target, and will vest on the remaining anniversary of the grant date, generally subject to continued Company service through such date.

(9) Sign-on time-based RSU award that will vest 1/2 on each of the remaining anniversaries of the grant date, in each case generally subject to continued Company service through the vesting dates.

(10) Option award granted in connection with Mr. Layden’s execution of his negotiated consulting services agreement with the Company, which vests 1/2 on each of the remaining two anniversaries of the grant date, generally subject to continued Company service through the vesting dates.

2021 Option Exercises and Stock Vested Table

This Table shows the exercise of stock options and the vesting of RSUs held by our named executives during 2021. As noted below, a significant portion of the value realized on vesting of RSUs shown in the Table for our named executives (other than Mr. Layden) is attributable to RSUs that vested on December 31, 2021 that remain subject to a one-year restriction period following vesting, during which the underlying shares may not be sold or otherwise alienated.(1)

Option Exercises and Stock Vested – 2021
	Options		RSUs
Named Executive	Number of Shares Acquired on Exercise	Value Realized on Exercise(2)	Number of Shares Acquired on Vesting	Value Realized on Vesting(3)
Michael Hayford	—	—	484,200	$19,376,986
Owen Sullivan	—	—	280,175	$11,148,005
Timothy Oliver	—	—	115,600	$ 4,799,047
Adrian Button	43,424	$598,457	116,957	$ 4,681,115
Don Layden	—	—	—	—

(1) The values of such RSUs subject to such one-year restriction period include: $11,175,359 for Mr. Hayford, $6,471,034 for Mr. Sullivan, $3,192,965 for Mr. Oliver, and $2,554,348 for Mr. Button.

(2) The value realized is the fair market value on the exercise date, net of the exercise price.

(3) The value realized is the fair market value on the vesting date.

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Potential Payments Upon Termination or Change in Control

The compensation and benefits that would have been provided to our named executives in the event of various types of employment terminations on December 31, 2021 are described below and shown in the Tables below. For more on these items, see the Severance Benefits – Standard Severance and Change in Control (CIC) Severance section in our Executive Compensation – Compensation Discussion & Analysis section and the Agreements with Our Named Executives section.

Termination Connected with Change in Control

Change in Control Severance Plan

Our Change in Control Severance Plan provides separation benefits to our named executives only if both a Change in Control occurs, and employment ends in a qualifying termination. Amounts payable are based on executive “Tier” level, and payment is conditioned on the executive signing a restrictive covenant and release agreement with confidentiality and eighteen-month non-competition and non-solicitation provisions. Under this plan, if the Company terminates the employment of an eligible named executive for reasons other than “cause,” death or disability, or if the executive resigns for “good reason” within two years after a Change in Control (or within six months before a Change in Control, if the executive can show that the termination occurred in connection with a Change in Control), then the Company or its successor must provide these benefits:

•

A lump sum equal to 300 percent of annual salary and target bonus under the Annual Incentive Plan for Tier I (Mr. Hayford, Mr. Sullivan, Mr. Oliver, and Mr. Layden), and 200 percent of annual salary and target bonus under the Annual Incentive Plan for Tier II (Mr. Button);

•	A lump sum equal to a pro rata portion of the current year target bonus under the Annual Incentive Plan (prorated based on days of service in the performance period);

•

Three years of medical, dental and life insurance benefits for the executive and dependents at the level in effect at termination for Tier 1 (Mr. Hayford, Mr. Sullivan, Mr. Oliver, and Mr. Layden), and two years of these benefits for Tier II (Mr. Button); and

•	One year of outplacement assistance.

“Cause” generally means the willful and continued failure to perform assigned duties or the willful engaging in illegal or gross misconduct that materially injures the Company.

“Good reason” generally means: (i) reduction in duties or reporting requirements; (ii) reduction in salary; (iii) failure to pay incentive compensation when due; (iv) reduction in target or maximum incentive opportunities; (v) failure to continue the equity award or other employee benefit programs; (vi) relocation of an executive’s office over forty miles; or (vii) successor’s failure to assume the Change in Control Severance Plan.

“Change in Control” generally means any of the following: (i) third party acquisition of 30% or more of our stock; (ii) a change in our Board members such that the current incumbents and approved successors no longer make up a majority; (iii) a reorganization, merger, consolidation or sale or other disposition of substantially all of our assets in which any of the following is true – the stockholders of NCR immediately before the change in control do not hold at least 50% of the combined enterprise, there is a 30%-or-more stockholder of the combined enterprise (other than as a result of conversion of the stockholder’s pre-combination interest in the Company), or our Board members (immediately before the combination) do not make up a majority of the board of the combined enterprise; or (iv) stockholder approval of a complete liquidation.

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Treatment of Equity – In the Event of a Change In Control

The general rules for treatment for outstanding equity awards granted through 2021 in the event of a Change in Control are described below. Under new hire employment agreements, or under a pre-employment consulting agreement (for Mr. Layden only), certain named executives have varied negotiated terms for sign-on or other equity awards, as described in the Agreements with Our Named Executives section.

Stock Options and Time-Based RSUs.  Under our Stock Plan and award agreements, the timing of any accelerated vesting for unvested stock options (including Premium-priced options) and time-based RSUs awarded to our named executives depends upon whether the acquirer assumes the awards in the change in control. If the acquirer does not assume the awards, they immediately vest and options become exercisable. If the acquirer does assume the awards, they vest and become exercisable if the Company terminates the named executive’s employment within 24 months of the transaction for reasons other than cause or disability, or if the named executive is subject to our Change in Control Severance Plan or other applicable severance plan and resigns for good reason within such 24 month period. Such options generally remain exercisable until the earlier of the first anniversary of employment termination or the option expiration date.

Performance-Based RSUs.    Under our Stock Plan and award agreements, the timing for vesting of unvested performance-based RSUs depends upon whether the acquirer assumes the awards in the change in control. If the acquirer does not assume the awards, they vest immediately, based on:

•	target performance, if less than one year of the performance period is complete; or

•	actual results, if at least one year of the performance period is complete.

If the acquirer does assume these awards, they vest at the end of the original vesting period based on:

•	target performance, if less than one year of the performance period is complete; or

•	actual results, if at least one year of the performance period is complete.

If the Company terminates the named executive’s employment within 24 months of the transaction for reasons other than cause or disability, or if the named executive is subject to our Change in Control Severance Plan or other applicable severance plan and resigns for good reason within that 24-month period, performance-based RSU awards will vest immediately based on:

•	target performance, if less than one year of the performance period is complete; or

•	actual results, if at least one year of the performance period is complete.

Performance Share RSUs.  Under our Stock Plan and award agreements, the timing for vesting of unvested performance share RSUs depends upon whether the acquirer assumes the awards in the change in control. If the acquirer does not assume the awards, they vest immediately, based on:

•	the target award number multiplied by the Change in Control Multiplier if the performance period is not complete; or

•	actual results, if the performance period is complete.

If the acquirer does assume these awards, they vest at the end of the original vesting period based on:

•	the target award number multiplied by the Change in Control Multiplier if the performance period is not complete; and

•	actual results, if the performance period is complete.

If the Company terminates the named executive’s employment within 24 months of the transaction for reasons other than cause or disability, or if the named executive is subject to our Change in Control

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Severance Plan or other applicable severance plan and resigns for good reason within that 24-month period, performance share RSU awards will vest immediately based on:

•	the target award number multiplied by the Change in Control Multiplier if the performance period is not complete; or

•	actual results, if the performance period is complete.

Termination Not Connected with Change in Control

Severance Plan

Our named executives participate in our Executive Severance Plan. Under this plan, if a named executive’s employment is terminated by the Company without cause (other than death or disability as defined in the plan), we provide the executive a lump sum equal to one and a half times (1.5x) salary plus target bonus (as defined in the plan) for Mr. Hayford, Mr. Sullivan, Mr. Oliver and Mr. Layden, or one times (1x) salary plus target bonus for Mr. Button. Also, the named executives will receive up to eighteen months of “COBRA” medical, dental and vision coverage, and outplacement services under the Company’s outplacement program in effect on the termination date. Under negotiated new hire employment agreements, in the event of a qualifying termination certain named executives receive additional payments or benefits described in the Agreements with Our Named Executives section.

Treatment of Equity – Termination Not Connected with a Change In Control

Under our Stock Plan, the treatment of outstanding equity awards when employment ends in a termination not connected with a Change In Control of the Company differs based on the form of equity award, the grant agreement in use at a given time and the reason for the termination, as summarized below. Under negotiated new hire employment agreements, or under a pre-employment consulting agreement (for Mr. Layden only), certain named executives have varied terms for sign-on or other specific equity awards, as described in the Agreements with Our Named Executives section.

Performance-Based RSUs.  Unless determined otherwise by the Committee, unvested performance-based RSUs vest pro rata at a specified date (depending upon year of grant) if employment ends because of death, disability, retirement or Company termination without cause. For this purpose, “retirement” means termination of Company service after reaching age 62 with 10 years of continuous service. The pro rata portion is determined based on the length of service during the applicable vesting period and in certain cases on our achievement of performance objectives. An exception applies for (i) performance-based RSU awards granted in 2019, 2020, and 2021 which will become 100% vested upon death or disability, and (ii) performance-based RSU awards granted in 2020 and 2021 which, upon approval by the Committee in its sole discretion (or by the CEO, for awards to named executives other than Mr. Hayford), will continue to vest on their original vesting dates following a termination due to “Mutually Agreed Retirement” (defined to mean at least age 62 with two years of continuous Company service) subject to continued compliance with the restrictive covenants and other terms of the applicable award agreement. All unvested performance-based RSUs are forfeited if a named executive resigns or is terminated for cause.

Performance Share RSUs.  Unless determined otherwise by the Committee, unvested performance share RSUs generally vest pro rata and become exercisable if employment ends because of retirement or Company termination without cause. For this purpose, “retirement” has the meaning noted above for performance-based RSUs. The pro rata portion is determined based on the length of service during the applicable vesting period. In the event of death or disability, unvested performance share RSUs become 100% vested. Further, upon approval by the Committee in its sole discretion (or by the CEO, for awards to named executives other than Mr. Hayford), unvested performance share RSUs will continue to vest on their original vesting dates following a termination due to Mutually Agreed Retirement (as defined above for performance-based RSUs) subject to continued compliance with the restrictive covenants and other terms of

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the applicable award agreement. All unvested performance share RSUs are forfeited if a named executive resigns or is terminated for cause.

Time-Based RSUs.  Unvested time-based RSUs held by our named executives generally vest pro rata if employment ends because of death, disability, retirement or Company termination without cause. For this purpose, “retirement” has the meaning noted above for performance-based RSUs. An exception applies for the time-based RSUs granted to Mr. Oliver in 2020, which (i) will become 100% vested upon death or disability, and (ii) upon approval by the Committee in its sole discretion or by the CEO, will continue to vest on their original vesting dates following a termination due to “Mutually Agreed Retirement” (as defined above for performance-based RSUs) subject to continued compliance with the restrictive covenants and other terms of the applicable award agreement. The pro rata portion is determined based on the length of service during the applicable vesting period. All unvested time-based RSUs are immediately forfeited if a named executive resigns or is terminated for cause.

Stock Options.  Unvested options generally vest pro rata and become exercisable if employment ends because of death, disability, retirement or Company termination without cause. For this purpose, “retirement” has the meaning noted above for performance-based RSUs. The pro rata portion is determined based on the length of service during the applicable vesting period. An exception applies for (i) options granted in 2019 and 2020, which will become 100% vested upon death or disability, and (ii) and Premium-Priced Options granted in 2020 which, upon approval by the Committee in its sole discretion (or by the CEO, for awards to named executives other than Mr. Hayford), will continue to vest on their original vesting dates following a termination due to “Mutually Agreed Retirement” (as defined above for performance-based RSUs) subject to continued compliance with the restrictive covenants and other terms of the applicable award agreement. Vested options may be exercised until the earlier of the first anniversary of the termination event, or the expiration date. All unvested options are forfeited if a named executive resigns or is terminated for cause.

All Equity Awards.  In addition, all unvested equity awards are generally forfeited and deemed canceled, and the fair market value of previously vested awards is subject to a repayment obligation, if during employment or the year after employment a named executive competes with the Company, induces or attempts to induce any of our employees to resign or solicits business from customers all as set forth more specifically in applicable equity award agreements. Equity awards are also generally forfeited if a named executive fails to keep the terms of the award agreement confidential, or engages, as determined by the Committee, in misconduct in connection with employment.

Potential Payments Upon Termination or Change in Control Table

This Table shows the estimated amounts each named executive would have received upon the occurrence of the events listed in the Table as of December 31, 2021.

Potential Payments Upon Termination or Change in Control ($)

Named Executive	Termination Upon Change in Control(1)	Involuntary Termination Without Cause(2)	Death or Disability	Retirement	Voluntary Resignation or Termination for Cause

Michael Hayford

Cash Severance	7,500,000	3,750,000	—	—	—

Pro rata Bonus(3)	1,500,000	—	1,500,000	—	—

Equity Awards(4),(5),(6)	41,151,794	23,338,733	40,552,657	—	—

Welfare Benefits	50,079	24,962	—	—	—

Outplacement	10,000	10,000	—	—	—

Total Benefits Payable upon Termination	50,211,873	27,123,695	42,052,657	—	—

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Named Executive	Termination Upon Change in Control(1)	Involuntary Termination Without Cause(2)	Death or Disability	Retirement	Voluntary Resignation or Termination for Cause

Owen Sullivan

Cash Severance	6,187,500	3,093,750	—	—	—

Pro rata Bonus(3)	1,237,500	—	1,237,500	—	—

Equity Awards(4),(5),(6)	25,293,059	14,439,070	24,445,874	—	—

Welfare Benefits	57,215	27,330	—	—	—

Outplacement	10,000	10,000	—	—	—

Total Benefits Payable upon Termination	32,785,274	17,570,150	25,683,374	—	—

Named Executive	Termination Upon Change in Control(1)	Involuntary Termination Without Cause(2)	Death or Disability	Retirement	Voluntary Resignation or Termination for Cause

Timothy Oliver

Cash Severance	4,687,500	2,343,750	—	—	—

Pro rata Bonus(3)	937,500	—	937,500	—	—

Equity Awards(4),(5),(6)	12,038,092	8,817,314	12,038,902	—	—

Welfare Benefits	48,777	35,615	—	—	—

Outplacement	10,000	10,000	—	—	—

Total Benefits Payable upon Termination	17,722,679	11,206,679	12,976,402	—	—

Named Executive	Termination Upon Change in Control(1)	Involuntary Termination Without Cause(2)	Death or Disability	Retirement	Voluntary Resignation or Termination for Cause

Adrian Button

Cash Severance	2,700,000	1,350,000	—	—	—

Pro rata Bonus(3)	750,000	—	750,000	—	—

Equity Awards(4),(5),(6)	9,080,148	4,892,436	9,060,974	—	—

Welfare Benefits	53,861	39,467	—	—	—

Outplacement	10,000	10,000	—	—	—

Total Benefits Payable upon Termination	12,594,009	6,291,903	9,810,974	—	—

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Named Executive	Termination Upon Change in Control(1)	Involuntary Termination Without Cause(2)	Death or Disability	Retirement	Voluntary Resignation or Termination for Cause

Don Layden

Cash Severance	4,500,000	2,250,000	—	—	—

Pro rata Bonus(3)	226,849	—	226,849	—	—

Equity Awards(4),(5),(6)	5,710,543	4,274,372	5,710,543	—	—

Welfare Benefits	56,518	27,330	—	—	—

Outplacement	10,000	10,000	—	—	—

Total Benefits Payable upon Termination	10,503,910	6,561,702	5,937,392	—	—

(1) This column shows payments based on occurrence of a “double trigger” event (a qualifying change in control and a qualifying termination), together with assumption of applicable equity awards in the change in control and vesting based on actual performance. For performance-based RSU awards, this column reflects that performance was achieved at 186.2% for the 2019 awards, and at 100% for Mr. Layden’s 2021 performance-based RSU award, and assuming 100% for the 2020 and 2021 awards for all other named executives, for which the performance periods will not be completed until 12/31/2022 and 12/31/2023, respectively. For the 2020 and 2021 performance share RSUs, performance is reflected at 100%, as the performance periods will not be completed until 12/15/2022 and 12/30/2022, respectively.

(2) This column shows the amount the executive would receive upon a termination without cause or for good reason under the terms of our Executive Severance Plan and an applicable agreement with the Company.

(3) This row shows payments based on the 2021 Annual Incentive Plan target bonus in the event of a Termination Upon Change in Control, and upon Death and Disability.

(4) Equity valuations reflect a closing price of NCR common stock on December 31, 2021 of $40.20.

(5) The payments in this row include only unvested awards for which payment would accelerate in connection with the applicable termination scenario. For Mr. Hayford and Mr. Sullivan, each of whom had reached age 62 with at least two years of service by December 31, 2021, presumes that termination is not a mutually agreed retirement approved by the Committee with respect to Mr. Hayford, or by the Committee or the CEO with respect to Mr. Sullivan. For Mr. Layden, pursuant to his option award agreement, includes the value associated with continued vesting in his 2020 option award for one year following his involuntary termination without cause (which would result in vesting of the second tranche of such award on July 1, 2022, and forfeiture of the remaining unvested third tranche thereof effective on such date).

(6) The payments in this row reflect accelerated vesting of any applicable performance-based RSU awards, based on actual performance. Performance was achieved 186.2% for the 2019 performance-based RSU awards. For the 2020 and 2021 performance-based RSU awards, performance is reflected at 100%. For the 2020 and 2021 performance share RSUs, performance is reflected at 100%.

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Equity Compensation Plan Information Table

This Table shows information, as of December 31, 2021, regarding shares of NCR common stock authorized for issuance under NCR equity compensation plans, including our Management Stock Plan (in effect through April 25, 2006), our NCR Corporation 2011 Amended and Restated Stock Incentive Plan (in effect through April 24, 2013, the “2011 Stock Incentive Plan”), our NCR Corporation 2013 Stock Incentive Plan (in effect through April 30, 2017, the “2013 Stock Plan”), our NCR Corporation 2017 Stock Incentive Plan, as amended, which is our most recently adopted equity compensation plan (the “2017 Stock Plan”), and the equity incentive plan that we assumed in the Cardtronics Acquisition as noted below.

Equity Compensation Plan Information - 2021

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities shown in column a)

Equity compensation plans approved by stockholders	(a)		(b)	(c)
- Management Stock Plan(2)	2,903	(3)	—	—
- 2011 Stock Plan(4)	25,137	(5)	$21.95	—
- 2013 Stock Plan(6)	13,347	(7)	—	—
- 2017 Stock Plan(8)	15,587,715	(9)	$33.05	11,271,238
Equity compensation plans not approved by stockholders	—		—	—
- Cardtronics Stock Plan(10)	1,461,910(11)		$28.26	1,575,120(12)
Total	17,091,012		$32.96	12,846,358

(1) The weighted average exercise price does not take into account outstanding restricted stock unit (RSU) awards, which have no exercise price.

(2) We adopted the NCR Management Stock Plan with stockholder approval effective January 1, 1997. We terminated the NCR Management Stock Plan as of April 26, 2006, upon stockholder approval of the 2006 Stock Incentive Plan, which we subsequently amended and restated as the 2011 Stock Incentive Plan. However, termination of the NCR Management Stock Plan did not affect awards previously granted and outstanding under its terms.

(3) Outstanding awards consist of 2,903 restricted stock unit awards.

(4) We adopted the 2006 Stock Incentive Plan with stockholder approval effective April 26, 2006. On April 27, 2011, we amended and restated the 2006 Stock Plan as the 2011 Stock Plan. We froze the 2011 Stock Plan effective April 24, 2013, when stockholders approved our 2013 Stock Plan. Previously granted 2011 Stock Plan Awards remain outstanding under their terms.

(5) Outstanding awards consist of 19,727 nonqualified stock options and 5,410 RSU awards payable at 100%.

(6) Stockholders approved our 2013 Stock Plan on April 24, 2013. We froze the 2013 Stock Plan on May 1, 2017, when our 2017 Stock Plan became effective. Previously granted 2013 Stock Plan awards remain outstanding under their terms.

(7) Outstanding awards consist of 13,347 RSU awards payable at 100%.

(8) Stockholders approved our 2017 Stock Plan on April 26, 2017, and it became effective on May 1, 2017.

(9) Outstanding awards consist of 8,935,520 nonqualified stock options and 6,652,195 RSUs. Earned performance-based awards are shown at the actual level of performance attained and unearned performance awards are shown at target.

(10) In connection with the Cardtronics Acquisition effective June 21, 2021, we assumed the Cardtronics 2007 Stock Plan (the “Cardtronics Stock Plan”) which had been approved by the stockholders of Cardtronics plc but has not been approved by NCR stockholders.

(11) Outstanding awards consist of (i) nonqualified stock options and time-based RSUs awarded under the Cardtronics Stock Plan before the Cardtronics Acquisition, which were converted to NCR equity awards of the same type effective June 21, 2021 in connection with such acquisition, and (ii) time-based and performance-based RSUs awarded under the NCR Corporation 2021 Equity Retention Program to certain selected former Cardtronics employees who became employed by NCR in the Cardtronics Acquisition. Earned performance-based awards are shown at the actual level of performance attained and unearned performance awards are shown at target.

(12) Shares available for issuance under the Cardtronics Stock Plan, which we assumed in connection with the Cardtronics Acquisition and transferred from the Cardtronics Plan to our 2017 Stock Plan for future issuance thereunder to employees newly hired by NCR or an affiliate on and after June 21, 2021.

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CEO Pay Ratio Disclosure

Rules adopted under the Dodd-Frank Wall Street Reform and Consumer Protection Act require us to disclose the ratio of our CEO’s annual total compensation to the annual total compensation of the “median compensated” employee of all our employees other than the CEO (the “Median Compensated Employee”). The 2021 annual total compensation of the Median Compensated Employee was $42,606. Mr. Hayford’s 2021 annual total compensation was $14,840,501. The ratio of these amounts was 1:348.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll records and the methodology described below. Because SEC rules for identifying the Median Compensated Employee and calculating the pay ratio based on his or her annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

As permitted under SEC rules, we used Target Total Cash, which includes salary or base wages, target cash bonus incentives and other cash-based incentive allowances, such as housing, automobile, meal and other types of allowances, as reported in our payroll data, to determine our Median Compensated Employee as of December 31, 2021 (which date was selected in order to include continuing employees from all acquisitions). For hourly employees, we calculated base wages based on a reasonable estimate of hours worked during 2021 and the relevant employee’s hourly wage rate as in effect on December 31, 2021. For salaried employees, we calculated salary using the relevant employee’s annual salary level as in effect on December 31, 2021. We annualized Target Total Cash for all permanent employees who did not work for all of 2021.

As of December 31, 2021, NCR employed approximately 11,491 US employees and 26,585 non-US employees. In determining the Median Compensated Employee, we prepared a listing of approximately 11,490 of our US-based employees and approximately 1,686 of our non-US based employees who were employed as of December 31, 2021. This listing excluded our CEO and approximately 877 employees from Philippines, 389 employees from Turkey, 203 employees from Pakistan, 155 employees from Nigeria, 47 employees from Ghana, and 15 employees from the Dominican Republic. The excluded non-US employees, in the aggregate, represent less than 5% of our total employee population. We identified the Median Compensated Employee from the list, who was an employee from the United States, and determined this individual’s compensation in accordance with the requirements of SEC Regulation S-K, Item 402(c)(2)(x).

Related Person Transactions

Under its charter, the CODG is responsible for the review of all related person transactions. In 2007, the Board formalized in writing a Related Person Transaction Policy that provides that each related person transaction must be considered for approval (i) by the CODG, or (ii) by all of the disinterested members of the Board, if the CODG so determines. In 2021, the Board amended the Related Person Transaction Policy as a result of two amendments made in 2021 to the related party transaction approval rule under Section 314.00 of the NYSE Listed Company Manual.

The policy, as amended, requires each director and executive officer of the Company to report to the Company’s General Counsel any transaction that could constitute a related person transaction prior to undertaking the transaction. The General Counsel must advise the Chair of the CODG of any related person transaction of which the General Counsel becomes aware, whether as a result of reporting or otherwise. The CODG then considers each such related person transaction, unless the CODG determines that the approval of such transaction should be considered by all of the disinterested members of the Board, in which case such disinterested members of the Board will consider the transaction.

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If the Company enters into a transaction that it subsequently determines is a related person transaction or a transaction that was not a related person transaction at the time it was entered into but thereafter became a related person transaction, then, in either case, the related person transaction shall be promptly presented to the CODG or the disinterested members of the Board, as applicable, for approval. If such related person transaction is not approved, then the Company shall take all reasonable actions to attempt to terminate the Company’s participation in that transaction.

Under the policy, a related person transaction generally means any transaction involving or potentially involving an amount in excess of $120,000 in which the Company or any of its subsidiaries is a participant and in which any of its directors or director nominees, executive officers or 5% stockholders, or any immediate family members of any of the foregoing, or any entity controlled by any of the foregoing or in which any of the foregoing has a 10% or greater ownership interest, has or will have a direct or indirect material interest.

In considering whether to approve a related person transaction or relationship, the CODG or the disinterested members of the Board, as applicable, considers all relevant factors, including:

•	the size of the transaction and the amount payable to a related person or any other benefit received by a related person;

•	the nature of the interest of the related person in the transaction;

•	whether the transaction may involve a conflict of interest; and

•

whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties.

Transactions and relationships that are required to be disclosed under applicable securities laws and regulations are disclosed in the Company’s proxy statement. Since the beginning of the Company’s 2021 fiscal year, the CODG has not identified any related person transactions requiring disclosure.

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Fees Paid to Independent Registered Public Accounting Firm

The following table presents the approximate fees for professional audit services rendered by the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), for the audit of the Company’s financial statements for the fiscal years ended December 31, 2021 and December 31, 2020, as well as the approximate worldwide fees billed for other services rendered by PricewaterhouseCoopers in such years:

Service	2021	2020

Audit Fees(1)	$7,255,000	$5,906,000

Audit-Related Fees(2)	$83,000	$380,000

Subtotal	$7,338,000	$6,286,000

Tax Fees(3)	$1,543,000	$230,000

All Other Fees(4)	$5,000	$27,000

Subtotal	$1,548,000	$257,000

Total Fees	$8,886,000	$6,543,000

(1) Includes fees required for the integrated audit of NCR’s consolidated financial statements, quarterly reviews of interim financial statements, Comfort Letters and Consents associated with Registration Statements, statutory audits and the incremental audit effort associated with the acquisition of Cardtronics in 2021.

(2) Includes fees related to financial audits of employee benefit plans, and services related to technical accounting assistance.

(3) Generally includes tax compliance, consulting and planning services. In 2021 and 2020, respectively, fees for tax services include:

(a) $1,372,000 and $90,000 for tax audit consultation and assistance; and

(b) $171,000 and $140,000 for tax compliance including the preparation, review and filing of tax returns.

These items were evaluated by the Audit Committee to be permissible services and determined not to impact the independence and objectivity of the independent registered public accounting firm.

(4) Includes fees for all other work performed by PricewaterhouseCoopers that does not meet the above category descriptions. In 2021, this amount related to licenses to research applications. In 2020, 84% of these fees related to general benchmarking consulting services and 16% related to licenses to research and benchmarking applications. These items were evaluated by the Audit Committee to be permissible services and determined not to impact the independence and objectivity of the independent registered public accounting firm.

The charter of the Audit Committee requires that all auditing and non-auditing services to be provided to the Company by its independent accountants be pre-approved by the Audit Committee. The Audit Committee has adopted policies and procedures regarding its pre-approval of these services (the “Pre-Approval Policy”). The Pre-Approval Policy is designed to assure that the provision of such services does not impair the independence of the Company’s independent registered public accounting firm and includes the following principles and restrictions, among others:

•

In no case should NCR or its consolidated subsidiaries retain the Company’s independent registered public accounting firm or its affiliates to provide management consulting services or any non-audit services that are not permitted under applicable laws and regulations, including, without limitation, the Sarbanes-Oxley Act of 2002 and the SEC’s related rules and regulations.

•

Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any other non-audit services and tax consulting services will require specific pre-approval by the Audit

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Committee and a determination that such services would not impair the independence of the Company’s independent registered public accounting firm. Specific pre-approval by the Audit Committee will also be required for any material changes or additions to the pre-approved services.

•

The Audit Committee recommends that the ratio of total fees for tax and all other non-audit services to total fees for audit and audit-related services procured by the Company in a fiscal year be less than 1 to 1. In reviewing and approving the 2021 tax fees, the Audit Committee reviewed the ratio of total fees for tax and all other non-audit services to total fees for audit and audit-related services and determined that the ratio was appropriate for 2021 due to the potential significance of tax reform and the unique value that the Company’s independent registered public accounting firm brought to the projects underlying these fees.

•

The Audit Committee will not permit the exclusive retention of NCR’s independent registered public accounting firm in connection with a transaction initially recommended by the independent auditors if the purpose may be tax avoidance and the proposed tax treatment is not supported in applicable tax law.

•

Pre-approval fee levels for all services to be provided by the independent registered public accounting firm will be established annually by the Audit Committee and updated on a quarterly basis by the Audit Committee at its regularly scheduled meetings. Any proposed services significantly exceeding these levels will require separate pre-approval by the Audit Committee.

•

The Corporate Controller will report to the Audit Committee on a quarterly basis regarding the status of all pre-approved audit, audit-related, tax and all other non-audit services provided by the Company’s independent registered public accounting firm or its affiliates to NCR or its consolidated subsidiaries.

•

Back-up documentation will be provided to the Audit Committee by management and/or the independent registered public accounting firm when requesting pre-approval of services by the Company’s independent registered public accounting firm. At the request of the Audit Committee, additional detailed documentation regarding the specific services will be provided.

•

Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by the Chief Financial Officer or Corporate Controller, with the support of the independent registered public accounting firm, and must include a joint statement as to whether, in the view of management and the independent registered public accounting firm, the request or application is consistent with the SEC’s rules on auditor independence.

At the beginning of each fiscal year, management and the Company’s independent registered public accounting firm propose to the Audit Committee the audit and non-audit services to be provided by the firm during that year. The Audit Committee reviews and pre-approves the proposed services taking into account, among other things, the principles and restrictions set forth in the Pre-Approval Policy. Under the Pre-Approval Policy, the Audit Committee has delegated to its Chair limited authority to grant pre-approvals for audit, audit-related, tax and other non-audit services in the event that immediate approval of a service is needed, and the Chair can further delegate such authority to another Audit Committee member. The Chair (or his or her delegate) must report any pre-approval decisions to the Audit Committee at its next scheduled meeting for its review and approval. The Audit Committee may not delegate to management its responsibilities to pre-approve services performed by the independent registered public accounting firm.

The audit, non-audit, tax and all other non-audit services provided by PricewaterhouseCoopers to the Company, and the fees charged for such services, are actively monitored by the Audit Committee as set forth in the Pre-Approval Policy on a quarterly basis to maintain the appropriate level of objectivity and independence in the firm’s audit work for NCR. Part of the Audit Committee’s ongoing monitoring includes a review of any de minimis exceptions as provided in the applicable SEC rules for non-audit services that were not pre-approved by the Audit Committee. In 2021 and 2020, of those total amounts reported above, all activities were pre-approved by the Audit Committee prior to commencement, and therefore no de minimis activity was reported.

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Board Audit Committee Report

The Audit Committee consists of three directors, each of whom is independent as determined by the Board of Directors based on independence standards set forth in the NCR Corporation Board of Directors Corporate Governance Guidelines, which meet, and in some cases exceed, the listing standards of the New York Stock Exchange (“NYSE”) and the applicable rules of the U.S. Securities and Exchange Commission (“SEC”). In accordance with NYSE rules, all members are “financially literate.” In addition, as of the date of this report, three of its members are “audit committee financial experts” as defined under applicable SEC rules. A brief description of the responsibilities of the Audit Committee is set forth above under the caption Committees of the Board. The Audit Committee acts under a charter adopted by the Board of Directors, which is periodically reviewed and revised as appropriate. The Audit Committee charter is available on the Company’s website at https://www.ncr.com/company/corporate-governance/board-of-directors-committee-membership-and-charters.

In general, NCR’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), NCR’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles, as well as an independent audit of the Company’s internal controls over financial reporting.

In the course of fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with NCR’s management the Company’s audited financial statements for fiscal year 2021, as well as its quarterly public earnings releases and its quarterly reports on Form 10-Q, and, together with the Board, has reviewed and discussed the Company’s Annual Report on Form 10-K and this proxy statement. In addition, the Audit Committee discussed with PricewaterhouseCoopers, the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee also has received the written disclosures and the letter from PricewaterhouseCoopers required by applicable requirements of the PCAOB’s Rule 3526 and has discussed with PricewaterhouseCoopers its independence, and the Audit Committee concurred, based on those disclosures and discussions as well as its own review and consideration, that PricewaterhouseCoopers is independent. In connection with its discussions concerning the independence of its independent registered public accounting firm, the Audit Committee adopted its annual policy requiring that the Audit Committee pre-approve all audit and non-audit services provided by the Company’s independent registered public accounting firm or its affiliates to NCR or its consolidated subsidiaries. The Audit Committee also reviewed its procedures for processing and addressing complaints regarding accounting, internal controls, or auditing matters, and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters. Finally, the Audit Committee has reviewed NCR’s critical accounting policies and alternative policies with NCR’s management and the Company’s independent registered public accounting firm to determine that both are in agreement that the policies currently being used are appropriate.

The Audit Committee met in executive session at its regular meetings periodically throughout the year with both PricewaterhouseCoopers and the Company’s internal audit management. It also met privately on occasion with the Chief Financial Officer, who has unrestricted access to the Audit Committee.

Based on the reviews and the discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.

Date: March 16, 2022	The Audit Committee Kirk T. Larsen, Chair Gregory Blank Deborah A. Farrington

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Proposal 3 – Ratification of the Appointment of Independent Registered Public Accounting Firm for 2022

The Board of Directors recommends that you vote FOR the proposal to ratify the appointment of PricewaterhouseCoopers as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

Proposal Details

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. Although stockholder ratification of the appointment of the Company’s independent registered public accounting firm is not required, the Board is asking that you ratify this appointment as a matter of good corporate governance.

PricewaterhouseCoopers has been the Company’s independent registered public accounting firm since 1993 and is a leader in providing audit services to companies in the high-technology industry. The Audit Committee believes that PricewaterhouseCoopers is well qualified to serve as NCR’s independent registered public accounting firm due to its experience, global presence with offices or affiliates in or near most locations where NCR does business and quality audit work in serving the Company. PricewaterhouseCoopers rotates its audit partners assigned to audit NCR at least once every five years and the Audit Committee has placed restrictions on the Company’s ability to hire any employees or former employees of PricewaterhouseCoopers or its affiliates. Based on its “Pre-Approval Policy” as defined in the Fees Paid to Independent Registered Public Accounting Firm section of this proxy statement and applicable SEC rules and guidance, the Audit Committee considered whether the provision during 2021 of the tax and other non-audit services described above under the caption “Fees Paid to Independent Registered Public Accounting Firm” was compatible with maintaining the independence of PricewaterhouseCoopers and concluded that it was.

PricewaterhouseCoopers representatives are expected to be present at the virtual Annual Meeting where they will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

How Does the Board Recommend that I Vote on this Proposal?

The Board of Directors and the Audit Committee recommend that you vote FOR this proposal. Proxies received by the Board will be voted FOR this proposal unless they specify otherwise. If the stockholders do not ratify the appointment of PricewaterhouseCoopers, the Audit Committee will reconsider the appointment, but may elect to maintain it.

Vote Required for Approval

Under Maryland law and the Company’s Charter and Bylaws, a majority of all the votes cast by holders of our common stock and Series A Convertible Preferred Stock voting together as a single class (in person via attendance at the virtual meeting or by proxy), with the Series A Convertible Preferred Stock voting on an as-converted basis, is required to approve the ratification of the appointment of our independent registered accounting firm. Abstentions and broker “non-votes”, if any, will not be counted as votes cast and will have no effect on the approval of this proposal. As brokers generally have discretionary authority to vote on this proposal if they do not receive voting instructions, we do not expect any broker non-votes. The vote is not binding on the Board and Audit Committee but the Board and Audit Committee will review and consider the voting results when evaluating selection of the Company’s independent registered public accounting firm in the future.

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Proposal 4 – Stockholder Proposal Regarding Stockholder Ratification of Termination Pay

The Board of Directors recommends that you vote AGAINST the proposal to require stockholder ratification of certain termination pay.

Proposal Details

Ms. Myra K. Young is the beneficial owner of 100 shares of the Company’s common stock and has notified the Company of her intention to present the following proposal at the Annual Meeting. The Company is not responsible for the accuracy or content of the proposal, which is presented verbatim as received from the proponent in accordance with SEC rules.

[BEGIN ORIGINAL TEXT]

“Proposal 4 – Shareholder Ratification of Termination Pay

Resolved: Shareholders request that the Board seek shareholder approval of any senior manager’s new or renewed pay package that provides for severance or termination payments with an estimated value exceeding 2.99 times the sum of the executive’s base salary plus target short-term bonus.

“Severance or termination payments” include cash, equity or other compensation that is paid out or vests due to a senior executive’s termination for any reason. Payments include those provided under employment agreements, severance plans, and change-in-control clauses in long-term equity plans, but not life insurance, pension benefits, or deferred compensation earned and vested prior to termination.

“Estimated total value” includes: lump-sum payments; payments offsetting tax liabilities; perquisites or benefits not vested under a plan generally available to management employees; post-employment consulting fees or office expense; and equity awards if vesting is accelerated, or a performance condition waived, due to termination.

The Board shall retain the option to seek shareholder approval after material terms are agreed upon.

Supporting Statement: Generous performance-based pay can be good but shareholder ratification of “golden parachute” severance packages with a total cost exceeding 2.99 times base salary plus target bonus better aligns management pay with shareholder interests.

For instance at another company, if the CEO is terminated without cause, whether or not his termination follows a change in control, he will receive an estimated $39 million in termination payments, nearly 7- times his 2019 base salary plus short-term bonus. A similar shareholder proposal at FedEx Corporation received almost 60% of the vote in September 2021.

Last year, as this is written, CEO Michael Hayford logged a 122% increase in his pay compared with 2019. That was $28.3 million in total compensation last year. The pay ratio to the “Median Compensated Employee” was 1:564. NCR shareholders did not like it. In an advisory say-on-pay vote in April, 84% of shareholder votes cast were against the compensation awards. It is in the best interest of NCR shareholders to be protected from any possible lavish management termination award.

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Please vote yes:

Shareholder Ratification of Termination Pay – Proposal 4”

How Does the Board Recommend that I Vote on this Proposal?

The Board of Directors recommends that you vote AGAINST this proposal. Proxies received by the Board will be voted as you direct or, if no direction is given, will be voted AGAINST this proposal unless they specify otherwise.

Board of Directors’ Statement in Opposition

The Board of Directors, as well as its Compensation and Human Resource Committee and Committee on Directors and Governance, have each considered this proposal and concluded that its adoption is unnecessary and not in the best interests of the Company at this time.

We believe this proposal is overly restrictive on the Board’s power to define guidelines and criteria for NCR’s executive compensation program. The proposal would unduly restrict the power of our Compensation and Human Resource Committee and our Board to structure executive compensation. We believe that our Compensation and Human Resource Committee, which is composed entirely of independent directors, and our Board are in the best position to design and implement executive compensation practices and principles that are aligned with NCR’s best interests. To do that, the Compensation and Human Resource Committee and our Board must have the flexibility and discretion to structure an effective and competitive executive compensation program, taking into account market practices, market competitiveness, and the strategic, operational, and financial goals of NCR. The proposal would unduly limit the Compensation and Human Resource Committee’s and our Board’s ability to exercise their judgment.

Similar stockholder approval for certain severance payments is not required at our industry peers, which could put NCR at a disadvantage in designing competitive compensation programs to attract and retain executives.

The executive compensation program at NCR effectively aligns executive and stockholder interests and provides reasonable and appropriate limits on post-termination compensation. Our executive compensation program is designed not only to attract and retain highly qualified and effective executives, but also to motivate them to substantially contribute to the future success of NCR for the long-term benefit of stockholders and reward them for doing so. Accordingly, our Board and its Compensation and Human Resource Committee each believes that there should be a strong relationship between pay and corporate performance (both financial results and stock price), and that our executive compensation program should reflect this belief. See the Executive Compensation — Compensation Discussion and Analysis section above.

In 2021, we awarded performance-based restricted stock units and performance share restricted stock units to our named executives to create and maintain a long-term economic stake in the Company for such executives, thereby aligning their interests with the interests of our stockholders. These equity incentives are also designed to motivate and reward our executives for maximizing long-term stockholder value. All equity compensation awards to our named executives, including nonqualified stock options and other equity types awarded to our named executives in prior years, are made under the NCR Corporation 2017 Stock Incentive Plan, as amended (“Stock Plan”). Under the Stock Plan, the treatment of outstanding equity awards when employment ends generally differs based on the form of equity award, the grant agreement in use at a given time and the reason for the termination. See the Treatment of Equity section in our Executive Compensation — Compensation Discussion and Analysis section above.

In addition, NCR has a Change in Control Severance Plan under which our named executives receive a lump sum of either 300 percent or 200 percent of annual base salary and target bonus, depending on the

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Tier of the executive, a lump sum equal to a pro rata portion of the current year target bonus under the Annual Incentive Plan (prorated based on days of service in the performance period), medical, dental and life insurance benefits for the executive and dependents at the level in effect at termination for either three years or two years depending on the Tier of the executive. See the Termination Connected with Change in Control section in our Executive Compensation — Compensation Discussion and Analysis section above.

If approved and implemented, the proposal could create a misalignment between the executives and our stockholders during a change in control transaction and present increased risk to our stockholders. The Change in Control Severance Plan and the accelerated vesting of certain of the equity awards upon a change in control of NCR under our stockholder-approved Stock Plan are intended to secure the executives’ continued service in the event of a change in control, which further aligns their interests with those of our stockholders when evaluating any such potential transaction. Without the ability to retain senior executives during a potential change in control, our ability to deliver maximum stockholder value in the transaction could be impaired. The risk of job loss, coupled with an arbitrary limit on compensation and the value that may be realized from Change in Control Severance Plan benefits and equity awards, may present an unnecessary distraction for our senior executives and could lead them to begin seeking new employment while the transaction is being negotiated or is pending. The proposal would significantly limit our Board’s ability to provide reasonable assurance to our senior executives that they would realize the full expected value under our Change in Control Severance Plan and their equity awards even if a change in control transaction were completed, which would impair the ability of senior executives to focus on maximizing the value our stockholders would receive upon the change in control.

The Change in Control Severance Plan and the accelerated vesting of equity awards upon a change in control of NCR enable our executives to avoid distractions and potential conflicts of interest that could otherwise arise when a potential change in control transaction is being considered. This permits our leadership team to remain focused on protecting stockholder interests and maximizing stockholder value during the course of the event. If the potential change in control transaction is in the best interests of our stockholders, our executives should be motivated to focus their full energy on pursuing this alternative, even if it is likely to result in the termination of their employment. Our current executive compensation program reinforces this message and duty.

By effectively eliminating these important retention tools by requesting stockholder ratification of termination payments above an arbitrary prescribed amount, the proposal could result in the misalignment between the interests of our executives and those of our stockholders in a change-of-control transaction and create increased risk to our stockholders.

The proposal also discourages the use of long-term equity incentive awards, which are tied to maximizing long-term stockholder value. We believe long-term performance is the most important measure of our success, as we manage the operations and business of NCR for the long-term benefit of our stockholders. Equity incentives in the form of performance share restricted stock units, nonqualified stock options (including traditional options and premium-priced options), the values of which awards are tied to stock price appreciation after the grant date, as well as performance-based and other restricted stock units, historically have comprised a significant portion of the compensation of our named executive officers and other senior executives. In 2021, equity incentives for our named executive officers and other eligible senior executives were granted in the form of performance-based restricted stock units (60% of award value) and performance share restricted stock units (40% of award value). In 2022, equity incentives for our named executive officers and other eligible senior executives were granted 100% in the form of performance-based restricted stock units. See the Executive Compensation — Compensation Discussion and Analysis section above.

These equity awards support the achievement of the business strategies and goals of NCR, align financial rewards with the economic interests of our stockholders, facilitate significant NCR stock ownership by our executives, and promote retention of leadership talent that is critical to our success. These awards are a fundamental element of our executives’ compensation and are granted and accepted with the expectation that the executives will be given a fair opportunity to realize the full value of these awards.

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The proposal would potentially trigger a stockholder approval request in order for our executives to realize the full value of their awards. The proposal would have the effect of discouraging the use of long-term equity incentive awards and, accordingly, directly conflicts with the objectives of our executive compensation program — namely, the alignment of stockholder and executive interests.

The proposal could place NCR at a competitive disadvantage by limiting our ability to retain and attract highly qualified and effective executives. Because NCR operates a global enterprise in a highly challenging business environment, we compete for talented management with some of the largest companies in the world — in our industry and in others. Our global recognition and reputation for excellence in management and leadership make our people attractive targets for other companies, and our key employees are aggressively recruited. To prevent the loss of our managerial talent, we seek to provide an overall compensation program that is competitive with all types of companies and continues to retain and attract outstanding people to conduct our business. Each element of compensation is intended to fulfill this important objective.

NCR relies on equity awards to motivate and retain our executive officers and believes that equity incentives are necessary for NCR to remain competitive in retaining and attracting highly qualified individuals upon whom, in large measure, the future growth and success of NCR depend. The proposal could have an adverse effect on the ability of NCR to retain and attract executive talent because a significant portion of an executive’s compensation may be uncertain until a stockholder vote could be held.

In sum, our Board believes that the current executive compensation policies and practices of NCR are appropriate and effective, aligning the interests of our executives with those of our stockholders, and provide reasonable and appropriate limits on post-termination compensation. Our executive compensation program provides us with the ability to effectively retain, attract, and motivate talented executives. Approval of this proposal could undermine the objectives of our executive program and would not be in the best interests of NCR or our stockholders.

Vote Required for Approval

The proposal to require stockholder ratification of certain termination pay will be approved if it receives the affirmative vote of a majority of all the votes cast by holders of our common stock and Series A Convertible Preferred Stock voting together as a single class (in person via attendance at the virtual meeting or by proxy), with the Series A Convertible Preferred Stock voting on an as-converted basis, on the proposal. Abstentions and broker “non-votes” will not be counted as votes cast and will have no effect on the approval of this proposal. The vote is not binding on the Board, but the Board will review and consider the voting results when evaluating whether to request stockholder ratification in connection with termination pay. Properly authorized proxies received by the Board will be voted AGAINST this proposal unless they specify otherwise.

Other Matters

The Board of Directors does not know of any matters that will be brought before the Annual Meeting or any postponement or adjournment thereof other than those listed in the notice of meeting. If any other matters are properly introduced at the Annual Meeting, or any postponement or adjournment thereof, for consideration, including consideration of a motion to adjourn the Annual Meeting to another time or place, the individuals named on the enclosed form of proxy will have authority to vote on such matters in their discretion.

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Other Information

Security Ownership of Certain Beneficial Owners and Management

Officers and Directors

The following table shows information as of February 28, 2022 (the “Table Date”), unless otherwise indicated, regarding the beneficial ownership of NCR common stock by: (i) each named executive officer listed in our Summary Compensation Table (the “named executives”); (ii) each non-employee director and nominee; and (iii) all current directors, director nominees and executive officers as a group. Unless otherwise indicated, to NCR’s knowledge each person named in the table below has sole voting and investment power over the shares reported. As of the Table Date, 136,220,954 shares of the Company’s common stock were issued and outstanding, and none of the persons named in the table below owned, beneficially or of record, any shares of NCR’s Series A Convertible Preferred Stock. Unless otherwise noted below, the address of each beneficial owner listed in the table is: c/o NCR Corporation, 864 Spring Street NW, Atlanta, Georgia 30308-1007.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)	Percent of Common Stock Outstanding

Mark W. Begor, Independent Lead Director	27,110	*

Gregory Blank, Director	22,394	*

Catherine L. Burke, Director	22,759	*

Deborah A. Farrington, Director	36,250	*

Georgette D. Kiser, Director	13,814	*

Kirk T. Larsen, Director	22,759	*

Martin Mucci, Director	5,599	*

Laura J. Sen, Director Nominee	—	*

Glenn W. Welling, Director Nominee	4,452,456(2)	3.3%

Michael D. Hayford, Director and Officer	2,043,671(3)	1.5%

Frank R. Martire, Director and Officer	816,976(4)	*

Owen J. Sullivan, Officer	1,124,375(5)	*

Timothy C. Oliver, Officer	182,499(6)	*

Adrian Button, Officer	262,178(7)	*

Donald Layden, Officer	71,365(8)	*

Current Directors, Director Nominees and Executive Officers as a Group (19 persons)	9,737,109	7.1%

* Less than 1%.

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(1) Represents shares of NCR common stock held, and options and RSUs held that will become exercisable or vest, respectively, within 60 days after the Table Date. Fractional shares are rounded to the nearest whole number. Includes the following shares deferred under our Director Compensation Program: 26,589 shares granted to Mr. Begor, 5,599 granted to Ms. Kiser, and 18,457 shares granted to Mr. Larsen.

(2) Represents securities beneficially owned directly by Engaged Capital Flagship Master Fund, LP (“Engaged Capital Flagship Master”), Engaged Capital Co-Invest XIV, LP (“Engaged Capital Co-Invest XIV”) and held in an account (the “Engaged Capital Account”) separately managed by Engaged Capital, LLC (“Engaged Capital”). Engaged Capital serves as the general partner and investment adviser of each of Engaged Capital Flagship Master and Engaged Capital Co-Invest XIV and as the investment adviser of the Engaged Capital Account. Mr. Welling, as the founder and Chief Investment Officer of Engaged Capital, and as the sole member of Engaged Capital Holdings, LLC, which serves as the managing member of Engaged Capital, may be deemed to beneficially own the securities held by Engaged Capital Flagship Master, Engaged Capital Co-Invest XIV and the Engaged Capital Account.

(3) Excludes 964,887 RSUs and 612,147 options held by Mr. Hayford that are not scheduled to vest or become exercisable within 60 days after the Table Date.

(4) Excludes 39,417 RSUs and 207,428 options held by Mr. Martire that are not scheduled to vest or become exercisable within 60 days after the Table Date.

(5) Excludes 584,757 RSUs and 359,043 options held by Mr. Sullivan that are not scheduled to vest or become exercisable within 60 days after the Table Date.

(6) Excludes 282,372 RSUs and 230,282 options held by Mr. Oliver that are not scheduled to vest or become exercisable within 60 days after the Table Date.

(7) Excludes 231,226 RSUs and 90,715 options held by Mr. Button that are not scheduled to vest or become exercisable within 60 days after the Table Date.

(8) Excludes 153,545 RSUs and 123,648 options held by Mr. Layden that are not scheduled to vest or become exercisable within 60 days after the Table Date.

Other Beneficial Owners of Common Stock

To the company’s knowledge, and as reported as of the close of business on February 14, 2022 (except as otherwise specified), the following stockholders beneficially own more than 5% of the Company’s outstanding stock.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Common Stock Outstanding

The Vanguard Group(1) 100 Vanguard Boulevard Malvern, PA 19355	12,578,434	9.53%

BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	11,290,097	8.6%

(1) Information, including ownership percentage, is based on a Schedule 13G/A filed with the SEC on February 10, 2022 by The Vanguard Group (“Vanguard”), reporting beneficial ownership of 12,578,434 shares of the Company’s stock as of December 31, 2021. In this filing, Vanguard reported sole dispositive power with respect to 12,391,073 of such shares, shared dispositive power with respect to 187,361 of such shares and shared voting power with respect to 74,971 of such shares.

(2) Information, including ownership percentage, is based on a Schedule 13G/A filed with the SEC on February 1, 2022 by BlackRock, Inc. (“BlackRock”), reporting beneficial ownership of 11,290,097 shares of the Company’s stock as of December 31, 2021. In this filing, BlackRock reported sole power to vote or direct the vote with respect to 10,861,274 of such shares, and sole power to dispose of or to direct the disposition with respect to all 11,290,097 of such shares.

General Information

Cost of Proxy Solicitation

We will pay the expenses of soliciting proxies in connection with the Annual Meeting. Proxies may be solicited on our behalf through the mail, in person or by telephone, electronic or facsimile transmission. We have hired Innisfree M&A Incorporated to assist in the solicitation of proxies at an estimated cost of $25,000 plus reimbursement of reasonable out-of-pocket expenses. In accordance with SEC and NYSE rules, NCR also will reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses of sending proxies and proxy materials to the beneficial owners of NCR common stock and Series A Convertible Preferred Stock.

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Procedures for Nominations Using Proxy Access

Stockholders interested in submitting nominations to the Board of Directors to be included in the Company’s 2023 proxy materials pursuant to the proxy access provisions in Article I, Section 9 of the Company’s current bylaws must follow the procedures found in the Company’s bylaws. Nominations (containing the information specified in the bylaws regarding the stockholders and the proposed nominee) must be received by NCR’s Corporate Secretary no earlier than October 23, 2022, nor later than 5:00 p.m. Eastern Time on November 22, 2022.

Procedures for Stockholder Proposals and Nominations for 2023 Annual Meeting Pursuant to SEC Rule 14a-8

Stockholders interested in presenting a proposal pursuant to SEC Rule 14a-8 for possible inclusion in the proxy materials for NCR’s 2023 Annual Meeting of Stockholders must follow the procedures found in SEC Rule 14a-8 and the Company’s bylaws. To be eligible for possible inclusion in the Company’s 2023 proxy materials, all qualified proposals must be received by NCR’s Corporate Secretary no later than 5:00 p.m. Eastern Time on November 22, 2022.

Procedures for Stockholder Proposals and Nominations for 2023 Annual Meeting Outside of SEC Rule 14a-8

Under the Company’s current bylaws, nominations for election of directors and proposals for other business to be considered by the stockholders at an annual meeting outside of SEC Rule 14a-8 may be made only: (i) pursuant to the Company’s notice of meeting; (ii) by or at the direction of the Board; or (iii) by any stockholder of the Company that was a stockholder of record both at the time of giving of notice as provided for in our bylaws and at the time of the annual meeting, that is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and that has provided the information required by our bylaws and delivered notice to the Company no earlier than 150 days, which is October 23, 2022, nor later than 5:00 p.m. Eastern Time 120 days, which is November 22, 2022, before the first anniversary of the date of the proxy statement for the preceding year’s annual meeting.

A copy of the full text of the Company’s current bylaws may be obtained upon written request to the Corporate Secretary at the address provided on Communications with Directors section of this proxy statement and online at https://www.ncr.com/about/corporate-governance.

Supplementary Non-GAAP Information

While NCR reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP, in this proxy statement NCR also uses certain non-GAAP measures which are described below.

Operating Income (non-GAAP) and Non-GAAP Diluted Earnings Per Share (EPS) are determined by excluding, as applicable, pension mark-to-market adjustments, pension settlements, pension curtailments and pension special termination benefits, as well as other special items, including amortization of acquisition related intangibles and transformation and restructuring activities, from NCR’s GAAP income from operations and earnings per share, respectively. Due to the non-operational nature of these pension and other special items, NCR’s management uses these non-GAAP measures to evaluate year-over-year operating performance. NCR believes these measures are useful for investors because they provide a more

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complete understanding of NCR’s underlying operational performance, as well as consistency and comparability with NCR’s past reports of financial results.

$ In millions	FY 2021	FY 2020
Income (Loss) from Operations (GAAP)	$474	$221
Transformation and restructuring costs	60	227
Acquisition-related amortization of intangibles	132	81
Acquisition-related costs	85	1
Operating Income (Non-GAAP)	$751	$530

	FY 2021	FY 2020
Diluted Earnings Per Share (GAAP)(1)	$0.58	$(0.30)
Transformation and restructuring costs	0.38	1.33
Acquisition-related amortization of intangibles	0.70	0.45
Acquisition-related costs	0.71	(0.04)
Pension mark-to-market adjustments	(0.62)	0.20
Debt refinancing	0.28	0.10
Valuation allowance, internal entity restructuring & other tax adjustments	0.46	(0.30)
Diluted Earnings Per Share (Non-GAAP)(1)	$2.56	$1.69

(1)

Non-GAAP diluted EPS is determined using the conversion of the Series A Convertible Preferred Stock into common stock in the calculation of weighted average diluted shares outstanding. GAAP EPS is determined using the most dilutive measure, either including the impact of dividends or deemed dividends on the Company’s Series A Convertible Preferred Stock in the calculation of net income or loss available to common stockholders or including the impact of the conversion of the Series A Convertible Preferred Stock into common stock in the calculation of the weighted average diluted shares outstanding. Therefore, GAAP diluted EPS and non-GAAP diluted EPS may not mathematically reconcile.

Free Cash Flow. NCR’s management uses a non-GAAP measure called “free cash flow” to assess the financial performance of the Company. We previously defined free cash flow as net cash provided by (used in) operating activities and cash provided by (used in) discontinued operations, less capital expenditures for property, plant and equipment, less additions to capitalized software, plus discretionary pension contributions and settlements (if any). In 2021, with the increase in our restricted cash settlement activity and the initial sale of trade accounts receivables under the agreement entered into during the 3rd quarter, we began defining free cash flow as net cash provided by (used in) operating activities less capital expenditures for property, plant and equipment, less additions to capitalized software, plus/minus restricted cash settlement activity, plus acquisition-related items, less the impact from the initial sale of trade accounts receivables under the agreement entered into during the 3rd quarter of 2021, and plus pension contributions and settlements. All periods presented have been recast to reflect this new definition. We believe free cash flow information is useful for investors because it relates the operating cash flows from the Company’s continuing operations to the capital that is spent and to improve business operations. In particular, free cash flow indicates the amount of cash available after capital expenditures for, among other things, investments in the Company’s existing businesses, strategic acquisitions and investments, repurchase of NCR stock and repayment of debt obligations. Free cash flow does not represent the residual cash flow available for discretionary expenditures, since there may be other non-discretionary expenditures that are not deducted from the measure. Free cash flow does not have a uniform definition under GAAP, and therefore NCR’s definition of this measure may differ from that of other companies. This non-GAAP measure should not be considered a substitute for, or superior to, cash flows from operating activities under GAAP.

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$ in millions	FY 2021	FY 2020
Net cash provided by (used in) operating activities	$1,077	$641
Total capital expenditures	(348)	(263)
Restricted cash settlement activity	(41)	—
Acquisition Related Items	55	—
Initial sale of Trade Accounts Receivable	(300)	—
Pension contributions	17	89
Free cash flow	$460	$467

Adjusted EBITDA is defined as GAAP net income (loss) from continuing operations attributable to NCR plus interest expense, net; plus income tax expense (benefit); plus depreciation and amortization; plus stock-based compensation expense; plus other income (expense); plus pension mark-to-market adjustments, pension settlements, pension curtailments and pension special termination benefits and other special items, including amortization of acquisition -related intangibles and restructuring charges, among others. The special items are considered non-operational so are excluded from the adjusted EBITDA metric utilized by our chief operating decision maker in evaluating segment performance and are separately delineated to reconcile back to total reported income from operations. Management believes this format is useful to investors because it allows analysis and comparability of operating trends. It also includes the same information that is used by NCR management to make decisions regarding the segments and to assess our financial performance.

AIP EBITDA for purposes of our 2021 and 2022 Annual Incentive Plans equals Adjusted EBITDA for the Company, adjusted to eliminate the impact of foreign currency fluctuations during the performance period, based on the same foreign exchange rates used to establish the Company’s applicable financial plan, and excludes the impact of mergers and acquisitions completed during the performance period. Further adjusted as determined in the sole discretion of the Committee. We exclude the impact of the items described above because they do not relate directly to a named executive’s performance or the Company’s operational success.

$ In millions	FY 2021	FY 2020
Net Income (Loss) from Continuing Operations Attributable to NCR (GAAP)	$97	$(7)
Transformation and restructuring costs	66	234
Acquisition-related amortization of intangibles	132	81
Acquisition-related costs	98	(6)
Pension mark-to-market adjustments	(118)	34
Depreciation and amortization (excluding acquisition-related amortization of intangibles)	357	275
Loss on Debt Extinguishment	42	20
Interest expense	238	218
Interest income	(8)	(8)
Income tax expense (benefit)	186	(53)
Stock-based compensation expense	154	108
Adjusted EBITDA (Non-GAAP)	$1,244	$896

NCR’s definitions and calculations of these non-GAAP measures may differ from similarly-titled measures reported by other companies and cannot, therefore, be compared with similarly-titled measures of other companies. These non-GAAP measures should not be considered as substitutes for, or superior to, results determined in accordance with GAAP.

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NCR also uses certain other terms in this proxy statement. “Recurring revenue” includes all revenue streams from contracts where there is a predictable revenue pattern that will occur at regular intervals with a relatively high degree of certainty. This includes hardware and software maintenance revenue, cloud revenue, payment processing revenue, interchange and network revenue, and certain professional services arrangements, as well as term-based software license arrangements that include customer termination rights.

The above notice and proxy statement are sent by order of the Board of Directors.

James M. Bedore

Executive Vice President, General Counsel and Secretary

Dated: March 22, 2022

NCR CORPORATION | 2022 Proxy Statement | 95

Note to Investors. This proxy statement and Annual Report contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements use words such as “expect,” “anticipate,” “outlook,” “intend,” “plan,” “”confident,” ”believe,” “will,” “should,” “would,” “potential,” “positioning,” “proposed,” “objective,” “could,” “may,” and words of similar meaning, as well as other words or expressions referencing future events, conditions or circumstances. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Act. Statements that describe or relate to NCR’s plans, goals, intentions, strategies, or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. The forward-looking statements in this proxy statement and Annual Report include statements regarding: the Company’s business and financial strategy; the Company’s future plans relating to its workforce talent and diversity, equity and inclusion initiatives; public disclosure of the Company’s greenhouse gas emissions (GHG) and implementing an inventory management plan for Scope 1 and 2 emissions; the Company’s commitment to be net-zero by 2050 and transitioning to an Electric Vehicle fleet by 2030; publishing our global and U.S. diversity data, which will be reported in alignment with the SASB; the Company’s plans and ability to manage its business through the COVID-19 pandemic and the impact of the pandemic; expectations regarding cost and non-price revenue synergies; expectations regarding our cash flow generation, cash reserve, liquidity, financial flexibility and impact of the COVID-19 pandemic on our employee base; expectations regarding our ability to capitalize on market opportunities; Company revenue and financial growth expectations; and expectations regarding our continued focus on our long-term fundamentals, including, but, not limited to, execution of NCR’s recurring revenue strategy and accelerated growth including its transformation to a software platform and payments company focusing on as-a-service offers and its aspirational five-year goals for 2026 (which include annual recurring revenue of 80 percent, annual non-GAAP earnings per share growth of 15 percent, and annual non-GAAP free cash flow of $1 billion). Forward-looking statements are based on our current beliefs, expectations and assumptions, which may not prove to be accurate, and involve a number of known and unknown risks and uncertainties, many of which are out of our control. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including those factors listed in Item 1A “Risk Factors” and Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of this Annual Report on Form 10-K, including factors relating to:

•

Strategy and Technology: transforming our business model; development and introduction of new solutions; competition in the technology industry; integration of acquisitions and management of alliance activities; our multinational operations; and our strategic review announced on February 8, 2022

•

Business Operations: domestic and global economic and credit conditions; risks and uncertainties from the payments-related business and industry; disruptions in our data center hosting and public cloud facilities; retention and attraction of key employees; defects, errors, installation difficulties or development delays; failure of third-party suppliers; the impact of the coronavirus (COVID-19) pandemic; environmental exposures from historical and ongoing manufacturing activities; and climate change

•	Data Privacy & Security: impact of data protection, cybersecurity and data privacy including any related issues

•

Finance and Accounting: our level of indebtedness; the terms governing our indebtedness; incurrence of additional debt or similar liabilities or obligations; access or renewal of financing sources; our cash flow sufficiency to service our indebtedness; interest rate risks; the terms governing our trade receivables facility; the impact of certain changes in control relating to acceleration of our indebtedness, our obligations under other financing arrangements, or required repurchase of our senior unsecured notes; and any lowering or withdrawal of the ratings assigned to our debt securities by rating agencies; our pension liabilities; and write down of the value of certain significant assets

•

Law and Compliance: protection of our intellectual property; changes to our tax rates and additional income tax liabilities; uncertainties regarding regulations, lawsuits and other related matters; and changes to cryptocurrency regulations

•

Governance: impact of the terms of our Series A Convertible Preferred (“Series A”) Stock relating to voting power, share dilution and market price of our common stock; rights, preferences and privileges of Series A stockholders compared to the rights of our common stockholders; and actions or proposals from stockholders that do not align with our business strategies or the interests of our other stockholders

Additional information concerning these and other factors can be found in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K contained in this proxy statement and Annual Report. Any forward-looking statement speaks only as of the date on which it is made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
P.O. BOX 8016, CARY, NC 27512-9903	INTERNET
Go To: www.proxypush.com/NCR
• Cast your vote online
• Have your Proxy Card ready
• Follow the simple instructions to record your vote

PHONE Call 1-866-250-6196
• Use any touch-tone telephone
• Have your Proxy Card ready
• Follow the simple recorded instructions
MAIL
• Mark, sign and date your Proxy Card
• Fold and return your Proxy Card in the postage-paid envelope provided
You must register to attend the meeting online and/or participate at www.proxydocs.com/NCR

NCR Corporation
2022 Annual Meeting of Stockholders

For Stockholders as of February 28, 2022

TIME:	Monday, May 2, 2022 12:00 PM, Eastern Time

PLACE:	Annual Meeting to be held live via the Internet - please visit

www.proxydocs.com/NCR for more details

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Michael D. Hayford, James M. Bedore and Timothy C. Oliver, and each of them, as the true and lawful proxies for the undersigned, with full power of substitution in each item, and authorizes each of them, to vote all the shares of capital stock of NCR Corporation which the undersigned is entitled to vote at said meeting and any postponement or adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any postponement or adjournment thereof, conferring authority upon such true and lawful proxies to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given and otherwise authorizing such true and lawful proxies to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS’ RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the named proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The named proxies cannot vote your shares unless you sign (on the reverse side) and return this card or otherwise authorize a proxy to vote your shares at the meeting.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

NCR Corporation

2022 Annual Meeting of Stockholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED BELOW, “FOR” EACH OF PROPOSALS 2 AND 3, AND “AGAINST” PROPOSAL 4.

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS

1.	Election of Director Nominees
		FOR	AGAINST	ABSTAIN
	1.01 Mark W. Begor	☐	☐	☐	FOR

	1.02 Gregory Blank	☐	☐	☐	FOR

	1.03 Catherine L. Burke	☐	☐	☐	FOR

	1.04 Deborah A. Farrington	☐	☐	☐	FOR

	1.05 Michael D. Hayford	☐	☐	☐	FOR

	1.06 Georgette D. Kiser	☐	☐	☐	FOR

	1.07 Kirk T. Larsen	☐	☐	☐	FOR

	1.08 Frank R. Martire	☐	☐	☐	FOR

	1.09 Martin Mucci	☐	☐	☐	FOR

	1.10 Laura J. Sen	☐	☐	☐	FOR

	1.11 Glenn W. Welling	☐	☐	☐	FOR

		FOR	AGAINST	ABSTAIN
2.	To approve, on a non-binding and advisory basis, the compensation of the named executive officers as more particularly described in the proxy materials	☐	☐	☐	FOR

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 as more particularly described in the proxy materials	☐	☐	☐	FOR

4.	To approve the stockholder proposal regarding termination pay, if properly presented at the meeting.	☐	☐	☐	AGAINST

  You must register to attend the meeting online and/or participate at www.proxydocs.com/NCR

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date

P.O. BOX 8016, CARY, NC 27512-9903

NCR Corporation

Important Notice Regarding the Availability

of Proxy Materials

Stockholders Meeting to be held on

May 2, 2022

For Stockholders as of February 28, 2022

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.

To view the proxy materials, and to obtain directions to attend the meeting, go to: www.proxydocs.com/NCR

To vote your proxy while visiting this site, you will need the 12 digit control number in the box below.

Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet.

For a convenient way to view proxy materials and VOTE go to www.proxydocs.com/NCR
Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions.

If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before April 22, 2022.

To order paper materials, use one of the following methods.

INTERNET	TELEPHONE	* E-MAIL
www.investorelections.com/NCR	(866) 648-8133	paper@investorelections.com

When requesting via the Internet or telephone you will need the 12 digit control number located in the shaded box above.		* If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located above) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material.

NCR Corporation

Meeting Materials: Notice of Meeting and Proxy Statement & Annual Report or Form 10-K
Meeting Type: Annual Meeting of Stockholders
Date:	Monday, May 2, 2022
Time:	12:00 PM, Eastern Time
Place:	Annual Meeting to be held live via the Internet - please visit
www.proxydocs.com/NCR for more details

You must register to attend the meeting online and/or participate at www.proxydocs.com/NCR

SEE REVERSE FOR FULL AGENDA

NCR Corporation

2022 Annual Meeting of Stockholders

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED BELOW, “FOR” EACH OF PROPOSALS 2 AND 3, AND “AGAINST” PROPOSAL 4.

PROPOSAL

1.	Election of Director Nominees

1.01 Mark W. Begor

1.02 Gregory Blank

1.03 Catherine L. Burke

1.04 Deborah A. Farrington

1.05 Michael D. Hayford

1.06 Georgette D. Kiser

1.07 Kirk T. Larsen

1.08 Frank R. Martire

1.09 Martin Mucci

1.10 Laura J. Sen

1.11 Glenn W. Welling

2.	To approve, on a non-binding and advisory basis, the compensation of the named executive officers as more particularly described in the proxy materials

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 as more particularly described in the proxy materials

4.	To approve the stockholder proposal regarding termination pay, if properly presented at the meeting.